As filed with the United States Securities and Exchange Commission on March 18, 2016.

Registration No. 333-209744

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TODOS MEDICAL LIMITED

(Exact name of Registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	2835 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

1 Hamada Street

Rehovot, Israel

+972-8-633-3964

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Todos Medical Limited

1 Hamada Street

Rehovot, Israel

+972-8-633-3964

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg E. Jaclin, Esq. Szaferman, Lakind, Blumstein & Blader, PC 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 Phone: 609-275-0400 Fax: 609-275-4511	Dana Livneh-Zemer, Law Office 34 Dvora Hanevia Street Tel Aviv 69350 Israel Phone: +972-54-439-3490 Fax: +972-3-644-1808

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, (the “Securities Act”), check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Ordinary shares, par value NIS 0.01	48,498,050	(2)	$0.20	$9,699,610	$976.75
Employee option shares, par value NIS 0.01	2,172,034	(2)	$0.20	$434,406.80	$43.75
Ordinary shares underlying warrants, par value NIS 0.01	5,389,406	(2)	$0.20	$1,077,881.20	$108.54
TOTAL	56,059,490		$0.20	$11,211,898	$1,129.04

(1)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our ordinary shares are not traded on any national exchange and in accordance with Rule 457 the offering price was determined by the price of the shares that were sold to some of our shareholders in a private placement memorandum. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which regulates the OTCQB marketplace of OTC Link, nor can there be any assurance that such an application for quotation will be approved.
(2)	This Registration Statement covers the resale by our selling security holders of up to 48,498,050 ordinary shares previously issued to such selling security holders (including, in the case of one selling security holder, ordinary shares that will be automatically converted from previously issued preferred shares upon our ordinary shares being approved to be quoted on the OTCQB marketplace of OTC Link) up to 2,172,034 employee option shares that have not yet been exercised of which 4.2% are vested as of March 16, 2016, and up to 5,389,406 ordinary shares underlying warrants previously issued to such selling security holders that have not yet been exercised.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell and is not a solicitation of an offer to buy in any jurisdiction in which an offer, solicitation, or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 18, 2016

Todos Medical Limited

56,059,490 Ordinary Shares

The selling security holders named in this prospectus are offering all of the ordinary shares offered through this prospectus. The ordinary shares to be sold by the selling security holders as provided in the “Principal and Selling Shareholders” section are 48,498,050 ordinary shares, par value NIS 0.01 per share, that have already been issued and are currently outstanding (including, in the case of one selling security holder, ordinary shares that will be automatically converted from previously issued preferred shares upon our ordinary shares being approved to be quoted on the OTCQB marketplace of OTC Link), up to 2,172,034 employee option shares that have not yet been exercised, of which 4.2% are vested as of March 16, 2016, and up to 5,389,406 ordinary shares underlying warrants previously issued to such selling security holders that have not yet been exercised. We will not receive any proceeds from the sale of the ordinary shares covered by this prospectus.

Our ordinary shares are presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of ordinary shares. Ordinary shares being registered in this Registration Statement will be sold by selling security holders at $0.20 per share until our ordinary shares are quoted on the OTCQB marketplace of OTC Link and thereafter at prevailing market prices or in transactions that are not in the public market at privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which regulates the OTCQB marketplace of OTC Link, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Purchasing our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 13 to read about factors you should consider before buying our ordinary shares.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: [  ] [  ], 2016

3

4

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities, or soliciting any offers to buy these securities, in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required other than the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares set forth in, and the possession and distribution of, this prospectus outside of the United States.

5

PROSPECTUS SUMMARY

The following summary does not contain all of the information you should consider before purchasing our ordinary shares. You should read the following summary together with the entire prospectus carefully, including the “Risk Factors” section beginning on page 13 and the financial statements and the accompanying notes to those financial statements beginning on page F-1 before making an investment decision. Unless otherwise indicated, all information in this prospectus assumes exercise of all of the warrants as well as the automatic conversion of all previously issued preferred shares into ordinary shares upon our ordinary shares being approved to be quoted on the OTCQB marketplace of OTC Link. Unless the context otherwise requires, references to “we,” “our,” “us,” “our company,” and “Todos” refer to Todos Medical Limited, an Israeli company. The terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States, and the term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel. Unless otherwise indicated, U.S. dollar translation of NIS amounts presented in this prospectus are translated using the rate of $1.00 = NIS 3.889, the exchange rate published by the Bank of Israel on December 31, 2014.

Our Company

We are a cancer in-vitro-diagnostic (“IVD”) firm engaging in the development of a series of patient-friendly blood tests for the screening of a variety of cancers. Detecting cancer at an early stage generally means more effective treatment which translates into better survival chances. Our goal is to bring a low cost screening tool that will be accessible to the mass population and thus increase cancer detection rates and save lives with lower costs to the payer.

We developed and have applied for a patent of our Todos Biochemical Infrared Analysis method (“TBIA”), a proprietary method for screening of solid tumors using peripheral blood analysis. The method incorporates biochemistry, physics and signal processing. The TBIA screening method is based on the cancer’s influence on the immune system which triggers biochemical changes in peripheral blood mononuclear cells (“PBMC”) and plasma.

Compared to traditional screening methods, we believe the TBIA method has many advantages – it is minimally invasive, highly sensitive, low cost, and user friendly. We believe our products will be able to be used by underserved populations in the developed and developing worlds who are unscreened or inadequately screened patients for various cancers.

As of March 16, 2016, we have not commenced marketing and selling our products in any jurisdiction.

Our products that are currently under development consist of kits for blood test screening of breast cancer and colorectal cancer. The Medicines and Healthcare products Regulatory Agency (the “MHRA”) is the European Competent Authority in the United Kingdom for “CE Mark” approval. In 2013, our regulatory authorized representative in Europe submitted an application to the MHRA for “CE Mark” approval of our TBIA method. We obtained this approval on December 9, 2013 with the receipt of a Certificate of Conformance from our regulatory authorized representative in Europe. The requirements to obtain this approval were submitting: (i) validations of the method (submitting the results of trials and tests); (ii) a user manual for the method; (iii) a label for the method when used with blood tests; (iv) specifications and drawings of the method; (v) a description of the method and the intended use of the method; and (vi) the estimated lifetime of the method. Our receipt of CE approval allows us to legally commercialize our products in Europe. Without, however, demonstrable scientific data from clinical trials by region, medical professionals within these regions might not recommend or endorse our products and therefore we are planning on conducting two phases of clinical trials as described below. For countries that rely on the CE approval, in order to commercialize our products, we may need to obtain additional local regulatory approvals that may also require us to perform additional clinical trials.

As the U.S. does not recognize CE certification, the company cannot currently commercialize its products in the United States. In order for the company to commercialize its products in the U.S., the company must receive approval from the U.S. Food and Drug Administration (the “FDA”).

In order to commercialize our cancer screening tests in countries that accept CE certification, we need to conduct two series of clinical trials. The first clinical trial (these will not be blind tests) is to train our proprietary technology so that it is compatible with the population of a country. In this process, the Company, prior to the first clinical trial, has an already established baseline of what the results should be. The Company then sees what the results of the first clinical trial are and the Company makes the necessary adaptation to our proprietary technology using mathematical tools in order to reach substantially the same diagnosis results as are found in the baseline. This requires a trial of approximately 200 patients. Once the necessary adaptation to our proprietary technology is made, the second stage of clinical trials will be validating that the tests are able to detect breast cancer and colorectal cancer with the target sensitivity and specificity. This also requires trials of approximately 200 patients. Prior to beginning any clinical trials, a local institutional review board (“IRB”), also known as an independent ethics committee, ethical review board, or research ethics board, needs to grant approval to the Company to begin the trial.

We have received IRB approval for our training clinical trials in Israel and are currently in the middle of the training stage for breast cancer test in Israel. It is our expectation to conclude this phase of clinical trials within the next six to twelve months. Once completed, we hope the results will lead to IRB approval to move onto the validation clinical trials. It is our hope to complete the entire process within the next 12 – 24 months. It is our expectation that once we have successfully completed our clinical trials in Israel, we will be able to begin commercializing our products there.

Additionally, and subject to obtaining the necessary funding, we are working towards setting up clinical trials in East Asia. It is hoped that we can gain approvals and begin commercialization of our products within the next 18 - 36 months.

In parallel with these efforts, we are in the initial stages of preparing clinical trial protocols in order to conduct clinical trials in the U.S. It is expected the small pilot trial will consist of approximately 200 patients. We expect gaining FDA approval will take 2 - 4 years and expense of somewhere in the vicinity of $5 million dollars. As we do not have this amount of money, the company would need to raise the funds to gain FDA approval. If we cannot raise the funds we will not be able proceed with our efforts to obtain FDA approval. Not being able to obtain FDA approval would significantly harm our viability as a company.

The Company is an IVD firm developing proprietary technology which will analyze a blood test to detect the presence of various cancers. As the Company is not developing a drug, the Company believes it will not need to submit an investigational new drug application to the FDA prior to conducting clinical trials in the United States. The Company believes it will only need IRB approval prior to conducting clinical trials in the U.S.

The purpose of the “small pilot” clinical trials is to enable the Company to go to the FDA with the results and begin a dialogue with the FDA and seek the FDA’s recommendation (not their approval) as to trial size and the protocols for future U.S. clinical trials. The Company plans on submitting a formal application to the FDA for approval of the TBIA method after the Company has completed its clinical trials in the U.S.

If we are unable to raise $5 million but are still able to raise at least $2 million, we anticipate our operations will consist of conducting clinical trials in Israel to gain the scientific validation to promote the sale of our products in Israel as well as preparing the “small pilot” clinical trials in the U.S. described above. If we are unable to raise $2 million, we will focus our current funds on solely completing clinical trials in Israel and reaching commercialization of our products in Israel.

There is no guarantee that our tests will be proven successful. If we are not successful in clinical trials we will not be able to substantiate our business.

Concurrently with the above, we plan to develop new products in the coming three years that will detect other cancers. Subject to obtaining the necessary funding, we hope to complete successful clinical trials and receive FDA approval within approximately two to four years. There is no assurance, however, that we will meet this timing schedule and that all of our efforts will be successful.

6

Products – Cancer Screening Kits

Our product is for preliminary cancer screening and cannot be regarded as a final diagnosis. Our product consists of a simple blood test that causes what we believe to be minor risk and pain to the patient (as demonstrated by the diagram below) that is analyzed by our proprietary technology to detect the presence of various cancers. Our test analysis results are provided to the healthcare provider who may decide to refer the patient for additional screenings such as colonoscopy for further determination of cancer presence.

Hematologic lab
+ Todos M. kit
+ FTIR reading
Blood sample
Clinic (nurse)
FTIR Test spectrum file
Patient data
Results
Billing
Todos Medical Data warehouse
Spectra
data
Result
Results
No expert is needed
Todos Medical algorithm
For analysis & improving algorithm

Our Challenges

Because we are still in the clinical trials stage, we are subject to certain challenges, including, among others, that:

·	our technology has been tested on a limited basis and therefore we cannot assure the product’s clinical value;

·	although we have obtained CE mark approval for our tests in the European Union we still need to obtain the requisite regulatory approvals in the United States and other markets where we plan to focus our commercialization efforts;

7

·	as of March 14, 2016, our cash holdings were $468,128. As our burn rate is approximately $50,000 per month, we need to raise an amount of capital sufficient to continue the development of our technology, obtain the requisite regulatory approvals, and commercialize our current and future products; and

·	we need to obtain reimbursement coverage from third-party payors for procedures using our tests.

Our ability to operate our business and achieve our goals and strategies is subject to numerous risks as described more fully in “Risk Factors.”

Corporate Information

We were incorporated as a limited liability private company under the laws of the State of Israel on April 22, 2010. Our principal executive offices are located at 1 Hamada Street, Rehovot, Israel. Our telephone number is +972-8-633-3964. Our website address is www.todosmedical.com. Information contained on, or accessible through, our website does not constitute part of this prospectus and is not incorporated by reference herein.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to publicly reporting companies. These exemptions include:

·	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

·	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

·	not being required to comply with any requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and our financial statements;

·	reduced disclosure obligations regarding executive compensation; and

·	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which our total annual gross revenues exceed $1.0 billion; (ii) the last day of the fiscal year in which the fifth anniversary of the date of the first sale of ordinary shares under the registration statement of which this prospectus forms a part occurs; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). When we are no longer deemed to be an emerging growth company, we will not be entitled to rely on the exemptions provided in the JOBS Act discussed above. We may choose to take advantage of some, but not all, of the exemptions available to emerging growth companies. We have taken advantage of some of the reduced reporting exemptions in this prospectus. Accordingly, the information contained herein and in future filings with the U.S. Securities and Exchange Commission (the “SEC”) may be different from the information provided by other publicly reporting companies in similar filings.

8

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

The Offering

Issuer	Todos Medical Limited

Ordinary shares offered by the selling shareholders	56,059,490 ordinary shares

Ordinary shares outstanding immediately prior to the offering	69,844,823 ordinary shares (This amount includes: the ordinary shares issuable upon the exercise of the currently outstanding warrants, all of which are currently exercisable; and the ordinary shares that will be automatically converted from previously issued preferred shares upon our ordinary shares being approved to be quoted on the OTCQB marketplace of OTC Link. This amount does not include the employee option shares.)

Ordinary shares to be outstanding immediately after the offering	69,844,823 ordinary shares.

Use of Proceeds	We are not selling any ordinary shares covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the ordinary shares covered by this prospectus.

Dividend Policy	We do not anticipate declaring or paying any cash dividends on our ordinary shares following this offering.

Transfer Agent and the Registrar	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, phone number: 212-828-8436, and fax number: 646-536-3179.

Risk Factors	Purchasing our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to purchase our ordinary shares.

9

Summary Financial Data

The following tables set forth our summary financial data. You should read the following summary financial data in conjunction with, and it is qualified in its entirety by reference to, our historical financial information and other information provided in this prospectus, including “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus.

The summary statements of comprehensive loss data for the six months ended June 30, 2014 and 2015, and the statements of financial position data as of June 30, 2015 are derived from our unaudited financial statements appearing elsewhere in this prospectus. The summary statements of comprehensive loss data for the years ended December 31, 2013 and 2014, and the statements of financial position data as of December 31, 2014 are derived from our audited financial statements appearing elsewhere in this prospectus. The historical results set forth below are not necessarily indicative of the results to be expected in future periods. Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

Statements of Comprehensive Loss Data

	US dollars
	For the 6 months ended June 30,
	2015	2014
Research and development expenses, net	206,247	178,086
General and administrative expenses	330,291	17,013
Operating loss	536,538	195,099
Financing expenses, net	12,303	8,445
Comprehensive loss for the period	548,841	203,544

	US dollars
	For the Year ended December 31,
	2014	2013	2012

Research and development expenses, net	336,474	305,021	222,438
General and administrative expenses	64,372	34,512	22,056

Operating loss	400,846	339,533	244,494

Financing (income) expenses, net	(78,779)	42,285	11,626

Comprehensive loss for the year	322,067	381,818	256,120

10

Statements of Financial Position Data

	US dollars
	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	343,552	60,600
Other current assets	20,634	64,391
Total current assets	364,186	124,991
Property and Equipment, Net	113,734	3,695
Total assets	477,920	128,686
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	17,639	15,378
Liability for Minimum Royalties – current maturity	22,500	-
Other current liabilities	61,141	84,365
Total current liabilities	101,280	99,743
Long-Term Liabilities
Long-Term Loans from shareholders	636,269	616,636
Liability for Minimum Royalties	12,500	-
Total long-term liabilities	648,769	616,636
Total liabilities	750,049	716,379
Shareholders' Deficit
Preferred Shares of NIS 0.01 par value:
10,000,000 shares authorized and 3,000,000 issued at June 30, 2015 and December 31, 2014	8,562	8,562
Ordinary Shares of NIS 0.01 par value:
990,000,000 shares authorized at June 30, 2015 and December 31, 2014; and 53,446,233 issued shares at June 30, 2015 and 33,352,200 at December 31, 2014.	140,668	89,492
Additional paid in capital	1,215,920	345,335
Receipts on account of ordinary shares	-	57,356
Accumulated Deficit	(1,637,279)	(1,088,438)
Total shareholders' deficit	(272,129)	(587,693)
Total liabilities and shareholders’ deficit	477,920	128,686

11

	US dollars
	December 31,
	2014	2013
ASSETS

Current Assets
Cash and cash equivalents	60,600	18,541
Other current assets	64,391	62,775

Total current assets	124,991	81,316

Property and Equipment, Net	3,695	2,108

Total assets	128,686	83,424

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	15,378	8,413
Other current liabilities	84,365	12,307

Total current liabilities	99,743	20,720

Long-Term Liabilities
Long-Term Loans from shareholders	616,636	659,526

Total liabilities	716,379	680,246

Shareholders' Deficit

Preferred Shares of NIS 0.01 par value:
10,000,000 shares authorized and 3,000,000 issued at December 31, 2014 and December 31, 2013	8,562	8,562

Ordinary Shares of NIS 0.01 par value:
990,000,000 shares authorized at December 31, 2014 and December 31, 2013; and 33,352,500 issued shares at December 31, 2014 and 27,000,000 at December 31, 2013.	89,492	72,444
Additional paid in capital	345,335	88,543
Receipts on account of ordinary shares	57,356	-
Accumulated Deficit	(1,088,438)	(766,371)
Total shareholders’ deficit	(587,693)	(596,822)

Total liabilities and shareholders’ deficit	128,686	83,424

12

RISK FACTORS

 Purchasing our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus, including the financial statements and the related notes appearing at the end of this prospectus, before purchasing our securities. If any of the following risks actually occur, they may materially harm our business and our financial condition and results of operations. In any such event, the market price of our securities could decline and you could lose all or part of your investment

Risks Related to Our Business

We have a history of losses, may incur future losses and may not achieve profitability.

We are a clinical-stage medical diagnostics company with a limited operating history. We have incurred net losses in each fiscal year since we commenced operations in 2010. We incurred net losses of $381,818 in 2013, $322,067 in 2014 and $548,841 in the six months ended June 30, 2015. As of June 30, 2015, our accumulated deficit was $1,637,279. Our losses could continue for the foreseeable future as we continue our investment in research and development and clinical trials to complete the development of our technology and to attain regulatory approvals, begin the commercialization efforts for our cancer screening kits, increase our marketing and selling expenses, and incur additional costs as a result of being a publicly reporting company in the United States. The extent of our future operating losses and the timing of becoming profitable are highly uncertain, and we may never achieve or sustain profitability.

We may not succeed in completing the development of our product, commercializing our product and generating significant revenues.

Since commencing our operations, we have focused on the research and development and limited clinical trials of our cancer screening kits. Our ability to generate revenues and achieve profitability depends on our ability to successfully complete the development of our product, obtain market approval and generate significant revenues. The future success of our business cannot be determined at this time, and we do not anticipate generating revenues from product sales for the foreseeable future. In addition, we face a number of challenges with respect to our future commercialization efforts, including, among others, that:

•

we may not have adequate financial or other resources to complete the development of our product including the four stages of clinical development needed before we can commercialize our products (Israel – training; Israel – validation; U.S. – training; and U.S. – validation).;

•	we may not be able to manufacture our products in commercial quantities, at an adequate quality or at an acceptable cost;

•	we may not be able to meet the timing schedule of (a) completing successful clinical trials in the U.S.; and (b) receiving FDA approval within our goal of approximately two to four years;

•	we may not receive regulatory approvals, including that of the FDA, for our intended development plan;

•	we may not be able to establish adequate sales, marketing and distribution channels;

•	healthcare professionals and patients may not accept our cancer screening kits;

•	technological breakthroughs in cancer screening, treatment and prevention may reduce the demand for our products;

•	changes in the market for cancer screening, new alliances between existing market participants and the entrance of new market participants may interfere with our market penetration efforts;

•	third-party payors may not agree to reimburse patients for any or all of the purchase price of our products, which may adversely affect patients’ willingness to purchase our cancer screening kits;

•	uncertainty as to market demand may result in inefficient pricing of our cancer screening kits;

•	we may face third-party claims of intellectual property infringement;

•	we may fail to obtain or maintain regulatory approvals for our cancer screening kits in our target markets or may face adverse regulatory or legal actions relating to our cancer screening kits even if regulatory approval is obtained; and

•	we are dependent upon the results of ongoing clinical studies relating to our cancer screening kits and the products of our competitors.

If we are unable to meet any one or more of these challenges successfully, our ability to effectively commercialize our cancer screening kits could be limited, which in turn could have a material adverse effect on our business, financial condition and results of operations.

We are in a phase of improving our technology and adaptation to high throughput procedure.

We are changing our protocol of measurement as well as our sample handling in order to adapt it to new high throughput methodology. The changes in the protocol and measurement instrument are significant. The new protocol aims to be more robust, reproducible, fast and easy to handle, however, this transformation from the manual older protocol to the new one has some risks. To the knowledge of the Company’s management, the new protocol will not impact the previously obtained CE mark approval of the TBIA test. The results may not be as promising as the former version and although some procedures may be more reproducible, these procedures will unfortunately damage some molecules which were part of the diagnostic features in the previous protocol.

13

The previous tests we performed were preliminary studies.

The tests we conducted so far with our method were regarded as preliminary and included a relatively small number of subjects. Thus, there is a risk in having lower sufficient sensitivity and/or specificity in the trials we plan on conducting with larger populations in comparison to the preliminary data we have so far. Increasing the population can increase the variance in the medical condition of the control patients as well as the cancer patients thus affecting our test performances in cancer detection.

If healthcare professionals do not recommend our product to their patients, our cancer screening kits may not achieve market acceptance and we may not become profitable.

Cancer screening candidates are generally referred by their healthcare professional to a specified device and screening technologies are purchased by prescription. If healthcare professionals, including physicians, do not recommend or prescribe our product to their patients, our cancer screening kits may not achieve market acceptance and we may not become profitable. In addition, physicians have historically been slow to change their medical diagnostic and treatment practices because of perceived liability risks arising from the use of new products. Delayed adoption of our testing kits by healthcare professionals could lead to a delayed adoption by patients and third-party payors. Healthcare professionals may not recommend or prescribe our testing kits until certain conditions have been satisfied including, among others:

•	there is sufficient long-term clinical evidence to convince them to supplement their existing screening methods and device recommendations;

•	there are recommendations from other prominent physicians, educators and/or associations that our testing kits are safe and effective;

•	we obtain favorable data from clinical studies for our testing kits; and

•	reimbursement or insurance coverage from third-party payors is available;

We cannot predict when, if ever, healthcare professionals and patients may adopt the use of our testing kits. Even if favorable data is obtained from clinical studies for our testing kits, there can be no assurance that prominent physicians would endorse it or that future clinical studies will continue to produce favorable data regarding our testing kits. In addition, prolonged market exposure may also be a pre-requisite to reimbursement or insurance coverage from third-party payors. If our testing kits do not achieve an adequate level of acceptance by patients, healthcare professionals and third-party payors, we may not generate significant product revenues and we may not become profitable.

Our reliance on limited source suppliers could harm our ability to meet demand for our product in a timely manner or within budget.

We currently depend on limited source suppliers for some of the components necessary for the production of our product. Our current suppliers have been able to supply the required quantities of such components to date. However, if the supply of these components is disrupted or terminated or if our current suppliers are unable to supply required quantities of components, we may not be able to find alternative sources for these key components in a timely manner. Although we are planning to maintain strategic inventory of key components, the inventory may not be sufficient to satisfy the demand for our products if such supply is interrupted or otherwise affected by catastrophic events such as a fire at our storage facility. As a result, we may be unable to meet the demand for our testing kits, which could harm our ability to generate revenues, lead to customer dissatisfaction and damage our reputation. If we are required to change the manufacturer of any of these key components, there may be a significant delay in locating a suitable alternative manufacturer. The delays associated with the identification of a new manufacturer could delay our ability to manufacture our testing kits in a timely manner or within budget. Furthermore, in the event that the manufacturer of a key component of our testing kits ceases operations or otherwise ceases to do business with us, we may not have access to the information necessary to enable another supplier to manufacture the component. The occurrence of any of these events could harm our ability to meet demand for our testing kits in a timely manner or within budget.

14

The use of any of our cancer screening kits could result in product liability or similar claims that could be expensive damage our reputation and harm our business.

Our business exposes us to an inherent risk of potential product liability or similar claims related to the manufacturing, marketing and sale of medical devices. The medical device industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of our kits were to cause or contribute to injury or death, including, without limitation, harm to the body caused by the procedure or inaccurate diagnoses from the procedure that could affect treatment options. There is also the possibility that defects in the design or manufacture of any of these products might necessitate a product recall. Although we plan to maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. In the future, we may be unable to maintain product liability insurance on acceptable terms or at reasonable costs and such insurance may not provide us with adequate coverage against potential liabilities. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration, and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

We will require additional funding in order to commercialize our cancer screening kits and to develop and commercialize of any future products.

Our total net cash flows used by operating activities from inception through June 30, 2015 were $1,369,761. We expect that we will need to continue to spend substantial amounts in order to complete the development, clinical trial development, regulation and commercialization of our cancer screening kits. We will need to raise additional funds prior to beginning the first stage of clinical development needed before we can commercialize our products (Israel – training) and prior to the eventual commercialization of our product. Additional financing may not be available to us on a timely basis on terms acceptable to us, or at all. In addition, any additional financing may be dilutive to our shareholders or may require us to grant a lender a security interest in our assets.

We expect our costs during the initial twelve (12) months following the registration statement of which this prospectus forms a part being declared effective to be approximately $5 million. Completing successful clinical trials and receiving FDA approval within approximately two to four years will require, as an initial step, the raising of this $5 million. If we are unable to raise $5 million but are still able to raise at least $2 million, we anticipate our operations will consist of conducting clinical trials in Israel to gain the scientific validation to promote the sale of our products in those countries as well as moving forward with a “small pilot” clinical trial in the U.S. The small pilot clinical trial will allow the Company to go to the FDA with the results and begin a dialogue with the FDA and seek the FDA’s recommendation (not their approval) as to trial size and the protocols for future U.S. clinical trials.. If we are unable to raise $2 million, we will focus our current funds on solely completing clinical trials in Israel and reaching commercialization of our products in Israel.

Furthermore, if adequate additional financing on acceptable terms is not available, we may not be able to develop our cancer screening kits at the rate or to the stage we desire and we may have to delay or abandon the commercialization of our cancer screening kits. Alternatively, we may be required to prematurely license to third parties the rights to further develop or to commercialize our cancer screening kits on terms that are not favorable to us. Any of these factors could materially adversely affect our business, financial condition and results of operations.

We are entering a potentially highly competitive market.

Early detection is vital to the treatment of cancer, which is also the focus area of our products. The diagnostic, pharmaceutical and biopharmaceutical industry is characterized by intense competition and rapid, significant technological changes. Many companies, research institutions and universities are conducting research and development in a number of areas similar to those that we focus on that could lead to the development of new products which could compete with our products. Most of the companies against which we will compete have substantially greater financial, technical, manufacturing, marketing, distribution and other resources. A number of these companies may have or may develop technologies for developing products for detecting various cancers that could prove to be the same or even superior to ours. We expect technological developments in the diagnostic, pharmaceutical and biopharmaceutical and related fields to occur at a rapid rate, and we believe competition will intensify as advances in these fields are made.

15

If we lose our key personnel or are unable to attract and retain additional personnel, our business and ability to compete will be harmed.

We are dependent on the principal members of our management, research and development team and scientific staff. In order to implement our business strategy, we will need to retain our key personnel with expertise in the areas of research and development, clinical testing, government regulation, manufacturing, finance, marketing and sales. Our product development plans depend in part on our ability to retain skilled personnel with expertise in a variety of fields. The loss of a number of these persons or our inability to attract and retain qualified personnel could harm our business and our ability to compete.

Any disruption at our facility could materially adversely affect our business, financial condition and results of operations.

We take precautions to safeguard our facility, including obtaining insurance coverage and implementing health and safety protocols and off-site storage of computer data. However, a natural or other disaster, such as a fire, flood or an armed conflict involving Israel, as detailed further below, could damage or destroy our facility and our manufacturing equipment or inventory, cause substantial delays in our operations and otherwise cause us to incur additional unanticipated expenses. In addition, the insurance we maintain against fires, floods and other natural disasters may not be adequate to cover our losses in any particular case and it does not cover losses resulting from armed conflicts or terrorist attacks in Israel. Damage to our facility, our other property or to any of our suppliers, whether located in Israel or elsewhere, due to fire, a natural disaster or casualty event or an armed conflict, could materially adversely affect our business, financial condition and results of operations, with or without insurance.

We will incur significant increased costs as a result of operating as a publicly reporting company in the United States, and our management will be required to devote substantial time to new compliance initiatives.

As a publicly reporting company in the United States, we will incur significant legal, accounting and other expenses that we did not incur as a private company. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a publicly reporting company or the timing of such costs. These rules and regulations could make it more difficult and more expensive for us to obtain certain types of insurance including director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors (the “Board”), our Board committees or as executive officers. We cannot predict or estimate the amount or timing of additional costs we may incur in order to comply with such requirements.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our success and ability to compete depends in large part upon our ability to protect our intellectual property. We face several risks and uncertainties in connection with our intellectual property rights, including, among others:

•	pending and future patent applications may not result in the issuance of patents or, if issued, may not be issued in a form that will be advantageous to us;

•	our issued patents may be challenged, invalidated or legally circumvented by third parties;

•	our patents may not be upheld as valid and enforceable or prevent the development of competitive products;

•	the eligibility of certain inventions related to diagnostic medicine, more specifically diagnostic methods and processes, for patent protection in the United States has been limited recently which may affect our ability to enforce our issued patents in the United States or may make it difficult to obtain broad patent protection going forward in the United States;

•	for a variety of reasons, we may decide not to file for patent protection on various improvements or additional features; and

16

•	intellectual property protection and/or enforcement may be unavailable or limited in some countries where laws or law enforcement practices may not protect our proprietary rights to the same extent as the laws of the United States, the European Union, or Israel.

Consequently, our competitors could develop, manufacture and sell products that directly compete with our products, which could decrease our sales and diminish our ability to compete. In addition, competitors could attempt to develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect us from our competitors’ products and methods, our competitive position could be materially adversely affected.

Because the medical device industry is litigious, we are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our cancer screening kits.

There is a substantial amount of litigation over patent and other intellectual property rights in the medical device industry. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. The Company’s management is presently unaware of any other parties’ valid patents and proprietary rights which our evolving product designs would infringe. Searches typically performed to identify potentially infringed patents of third parties are often not conclusive and, because patent applications can take many years to issue, there may be applications now pending, which may later result in issued patents which our current or future products may infringe. In addition, our competitors or other parties may assert that our cancer screening kits and the methods it employs may be covered by patents held by them. If any of our products infringes a valid patent, we could be prevented from manufacturing or selling it unless we can obtain a license or redesign the product to avoid infringement. A license may not always be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign our product to avoid infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate and could divert our management’s attention from operating our business.

The steps we have taken to protect our intellectual property may not be adequate, which could have a material adverse effect on our ability to compete in the market.

In addition to filing patent applications, we rely on confidentiality, non-compete, non-disclosure and assignment of inventions provisions, as appropriate, with our employees, consultants and, to some extent, our partners, to protect and otherwise seek to control access to, and distribution of, our proprietary information. These measures may not be adequate to protect our intellectual property from unauthorized disclosure, third-party infringement or misappropriation, for the following reasons:

•	the agreements may be breached, may not provide the scope of protection we believe they provide or may be determined to be unenforceable;

•	we may have inadequate remedies for any breach;

•	proprietary information could be disclosed to our competitors; or

•	others may independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technologies.

Specifically with respect to non-compete agreements, we may be unable to enforce these agreements, in whole or in part, and it may be difficult for us to restrict our competitors from gaining the expertise that our former employees gained while working for us. If our intellectual property is disclosed or misappropriated, it could harm our ability to protect our rights and could have a material adverse effect on our business, financial condition and results of operations.

17

We may need to initiate lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive and, if we lose, could cause us to lose some of our intellectual property rights, which would harm our ability to compete in the market.

We rely on patents to protect a portion of our intellectual property and our competitive position. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in the medical device industry are generally uncertain. In order to protect or enforce our patent rights, we may initiate patent and related litigation against third parties, such as infringement suits or interference proceedings. Any lawsuits that we initiate could be expensive, take significant time and divert our management’s attention from other business concerns and the outcome of litigation to enforce our intellectual property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. In addition, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, including attorney fees, if any, may not be commercially valuable. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

Our future success relies on the performance and continued service of our current executive officers and directors.

Our success is in part dependent upon the retention of our management and other personnel. If our management becomes unable or unwilling to participate in our business, our future business and financial performance could be materially and adversely affected. The loss of services of any of the management staff would have a material adverse effect on the Company’s operations. The Company has not purchased key man insurance policies on the lives of its management.

In addition, as our business grows in size and complexity we must be able to continue to attract, develop and retain qualified personnel sufficient to allow us to adequately manage and grow our business. If we are unable to do so, our operating results could be negatively impacted. We cannot guarantee that we will be able to attract and retain personnel as and when necessary in the future.

We will incur significant increased costs as a result of operating as a publicly reporting company in the United States, and our management will be required to devote substantial time to new compliance initiatives.

As a publicly reporting company in the United States, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules and regulations implemented by the SEC, impose various requirements on publicly reporting companies, including requiring the establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a publicly reporting company or the timing of such costs. These rules and regulations could make it more difficult and more expensive for us to obtain certain types of insurance including director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantial costs to maintain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, its committees or as executive officers. We cannot predict or estimate the amount or timing of additional costs we may incur in order to comply with such requirements.

We will be required to develop and maintain proper and effective internal controls over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our ordinary shares.

18

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis will be a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires the management of publicly reporting companies to conduct an annual review and evaluation of their internal controls and to obtain an attestation report from their registered public accounting firm regarding the effectiveness of internal controls. We would be required to perform the annual review and evaluation of our internal controls no later than in connection with the second annual report on Form 20-F filed after the offering to which this prospectus relates. However, if we qualify as a smaller reporting company and/or emerging growth company, which we expect to, we will be exempt from the auditors’ attestation requirement until such time as we no longer qualify as a smaller reporting company and/or emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following this offering. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate and correct a material weakness in internal controls needed to comply with Section 404. The material weakness relates to our being a small company with a limited number of employees which limits our ability to assert the controls related to the segregation of duties. During the evaluation and testing process, if we identify one or more additional material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our ordinary shares to decline.

While we currently qualify as an “emerging growth company” under the JOBS Act, we will cease to be an emerging growth company on or before the end of 2021, and at such time our costs and the demands placed upon our management will increase.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year in which our annual gross revenues exceed $1 billion (as indexed for inflation); (ii) the last day of the fiscal year in which the fifth anniversary of the date of the first sale of ordinary shares under the registration statement of which this prospectus forms a part occurs; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we will be required to comply with additional disclosure and accounting requirements, particularly if we also no longer qualify as a smaller reporting company.

Purchasers of our ordinary shares in this offering will not have control of our management.

The purchasers in the offering will hold ordinary shares and, accordingly, will not have the ability to elect persons to the Board or otherwise to have control over the operations of the Company. The operations of the Company will be under the control of the Board and the executive officers of the Company. Accordingly, no person should purchase ordinary shares in the offering unless he is willing to entrust the management of the Company to the existing members of the Board and executive officers.

There are future financial risks associated with funding our business operations.

It is highly likely that the Company will find it necessary to borrow funds from banks or other financial institutions. No assurances can be given that, at the time the Company desires to borrow funds, banks or other financial institutions will be willing to loan funds to the Company or that, if willing, will do so on terms acceptable to management of the Company. As a result, the Company may not be able to acquire data desired by management which might have a material adverse effect on the Company or its business.

19

There can be no assurance that we can achieve or maintain profitability.

We may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

The Company may become involved in legal proceedings in the ordinary course of business.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company’s management is currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Risks Related to Regulations

If we or our future distributors do not obtain and maintain the necessary regulatory clearances or approvals, or CE Certificates of Conformity, or equivalent third country approvals in a specific country or region, we will not be able to market and sell our cancer screening kits or future products in that country or region.

We intend to market our cancer screening kits in a number of international markets. To be able to market and sell our cancer screening kits in a specific country or region, we or our distributors must comply with the regulations of that country or region. While the regulations of some countries do not impose barriers to marketing and selling part or all of our products or only require notification, others require that we or our distributors obtain the approval of a specified regulatory authorities or that we obtain CE Certificates of Conformity from a Notified Body. These regulations, including the requirements for approvals or CE Certificates of Conformity, and the time required for regulatory review, vary from country to country. Obtaining regulatory approvals or CE Certificates of Conformity is expensive and time-consuming, and we cannot be certain that we or our distributors will receive regulatory approvals or CE Certificates of Conformity for our cancer screening kits or any future products in each country or region in which we plan to market such products. If we modify our cancer screening kits or any future products, we or our distributors may need to apply for new regulatory approvals or our Notify Body may need to review the planned changes before we are permitted to sell them. We may not meet the quality and safety standards required to maintain the authorizations or CE Certificates of Conformity that we or our distributors have received. If we or our distributors are unable to maintain our authorizations or CE Certificates of Conformity in a particular country or region, we will no longer be able to sell our cancer screening kits or any future products in that country or region, and our ability to generate revenues will be materially and adversely affected.

If we are unable to successfully complete clinical trials with respect to our cancer screening kits, we may be unable to receive regulatory approvals or clearances, CE Certificates of Conformity or equivalent third country approvals for our cancer screening kits and/or our ability to achieve market acceptance of our cancer screening kits will be harmed.

The development of cancer diagnostics typically includes pre-clinical studies. Certain other devices require the submission of data generated from clinical trials, which can be long, expensive and uncertain processes, subject to delays and failure at any stage. The data obtained from the studies and trials may be inadequate to support regulatory clearances or approvals, or to obtain equivalent third country approval to CE approval, or to allow market acceptance of the products being studied. Our cancer screening kits are currently undergoing clinical development.

We conducted clinical studies in cooperation with leading hospitals in Israel such as Belinson and Soroka, focusing on breast and colorectal cancers, following previous clinical studies that were conducted by Ben Gurion University and Soroka which formed the basis of our methodology.

Currently, the Company is engaged in refining the protocols for the aforementioned blood tests in order to undergo clinical trials that are required in order to obtain regulatory approvals for our products including FDA approval. Once the protocols for our tests are refined, we intend to begin clinical trials. There are two types of clinical trials that we will be conducting (training and validation). The first is training our tests so that it is compatible with the population of a country where we perform such clinical trials. In this process, the Company, prior to the first clinical trial, has an already established baseline of what the results should be. The Company then sees what the results of the first clinical trial are and the Company makes the necessary adaptation to our proprietary technology using mathematical tools in order to reach substantially the same diagnosis results as are found in the baseline. This requires a trial of approximately 200 patients. Once the necessary adaptation to our proprietary technology is made, the second stage of clinical trials will be to validate that the tests are able to detect breast cancer and colorectal cancer. Prior to beginning any clinical trials, a local IRB needs to grant approval to the Company to begin the trial. The Company estimates that each training clinical trial will require about 200 participants and each validation clinical trial will require at about 200 participants.

The Company is an IVD firm developing proprietary technology which will analyze a blood test to detect the presence of various cancers. As the Company is not developing a drug, the Company believes it will not need to submit an investigational new drug application to the FDA prior to conducting clinical trials in the United States. The Company believes it will only need IRB approval prior to conducting clinical trials in the U.S.

The purpose of the “small pilot” clinical trials is to enable the Company to go to the FDA with the results and begin a dialogue with the FDA and seek the FDA’s recommendation (not their approval) as to trial size and the protocols for future U.S. clinical trials. The Company plans on submitting a formal application to the FDA for approval of the TBIA method after the Company has completed its clinical trials in the U.S.

Concurrently with the above, we plan to develop new products in the coming three years that will detect other cancers. We hope to complete successful clinical trials in the U.S. and receive FDA approval within approximately two to four years. In the meantime, we plan to commercialize our products in other locations. There is no assurance, however, that we will meet this timing schedule and that all of our efforts will be successful. There is no assurance that our intended development plan will receive regulatory approvals, including that of the FDA.

The development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy are required, and we may not adequately develop such protocols to support clearance, approval, or to obtain equivalent third country CE approvals. Further any regulatory authority whose approval we will require in order to market and sell our products in any territory may require us to submit data on a greater number of patients than we originally anticipated and/or for a longer follow-up period or they may change the data collection requirements or data analysis applicable to our clinical trials.

20

The commencement or completion of any of our clinical studies or trials may be delayed or halted, or be inadequate to support regulatory clearance, approval or product acceptance, or to obtain local regulatory approvals in any country that we wish to sell our products, for numerous reasons, including, among others:

·	patients do not enroll in the clinical trial at the rate we expect;

·	patients do not comply with trial protocols;

·	patient follow-up is not at the rate we expect;

·	patients experience adverse side effects;

·	patients die during a clinical trial, even though their death may be unrelated to our product;

·	regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

·	IRBs, Ethics Committees and third-party clinical investigators may delay or reject our trial protocol and Informed Consent Form;

·	third-party clinical investigators decline to participate in a study or trial or do not perform a study or trial on our anticipated schedule or consistent with the investigator agreements, study or trial protocol, good clinical practices or FDA, IRBs, Ethics Committees, or other applicable requirements;

·	third-party organizations do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the study or trial protocol or investigational or statistical plans;

·	regulatory inspections of our studies, trials or manufacturing facilities may require us to, among other things, undertake corrective action or suspend or terminate our studies or clinical trials;

·	changes in governmental regulations or administrative actions;

·	the interim or final results of the study or clinical trial are inconclusive or unfavorable as to safety or efficacy; and

·	a regulatory agency or our Notified Body concludes that our trial design is or was inadequate to demonstrate safety and efficacy.

The results of pre-clinical and clinical studies do not necessarily predict future clinical trial results, and predecessor clinical trial results may not be repeated in subsequent clinical trials. Additionally, any regulatory authority whose approval we will require in order to market and sell our products in any territory may disagree with our interpretation of the data from our pre-clinical studies and clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate safety or efficacy, and may require us to pursue additional pre-clinical studies or clinical trials, which could further delay the clearance or approval of the sale of our products. The data we collect from our non-clinical testing, our pre-clinical studies and other clinical trials may not be sufficient to support regulatory approval.

21

If the third parties on which we rely to conduct our clinical trials and clinical development do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for, or commercialize, our cancer screening kits or future products.

We do not have the ability to independently conduct our clinical trials for our cancer screening kits and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory clearance for, or successfully commercialize, our cancer screening kits or future products on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product claims or that any regulatory authority whose approval we will require in order to market and sell our products in any territory will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that clinical trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our cancer screening kits, or any future products, are safe and effective for the proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our cancer screening kits, or any future products, and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

Our cancer screening kits may in the future be subject to product recalls that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious injury or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Once marketed, recalls of any of our products, including our cancer screening kits, would divert managerial and financial resources and have an adverse effect on our business, financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require us to notify the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action against us based on our failure to report the recalls when they were conducted.

If we are unable to achieve reimbursement and coverage from third-party payors for laboratory tests using our cancer screening kits, or if reimbursement is insufficient to create an economic benefit for purchasing or using our cancer screening kits when compared to alternative tests, demand for our products may not grow at the rate we expect.

The demand for our cancer screening kits will depend significantly on the eligibility of the tests performed using our cancer screening kits for reimbursement through government-sponsored healthcare payment systems and private third-party payors. Reimbursement practices vary significantly from country to country and within some countries, by region, and we must obtain reimbursement approvals on a country-by-country and/or region-by-region basis. In general, the process of obtaining reimbursement and coverage approvals has been longer outside of the United States. We may not be able to obtain reimbursement approvals in a timely manner or at all and existing reimbursement and coverage policies may be revised from time to time by third-party payors. If physicians, hospitals and other healthcare providers are unable to obtain sufficient coverage and reimbursement from third-party payors for tests using our cancer screening kits, if reimbursement is, or is perceived by our customers to be, insufficient to create an economic incentive for purchasing or using our cancer screening kits, or if such reimbursement does not adequately compensate physicians and health care providers compared to the other tests they offer, demand for our products may not grow at the rate we expect.

22

Federal and state privacy laws, and equivalent laws of third countries, may increase our costs of operation and expose us to civil and criminal sanctions.

The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued under it, to which we refer collectively as HIPAA, and similar laws outside the United States, contain substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. The HIPAA privacy rules prohibit “covered entities,” such as healthcare providers and health plans, from using or disclosing an individual’s protected health information, unless the use or disclosure is authorized by the individual or is specifically required or permitted under the privacy rules. Under the HIPAA security rules, covered entities must establish administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic protected health information maintained or transmitted by them or by others on their behalf. While we do not believe that we will be a covered entity under HIPAA, we believe many of our customers will be covered entities subject to HIPAA. Such customers may require us to enter into business associate agreements, which will obligate us to safeguard certain health information we obtain in the course of our relationship with them, restrict the manner in which we use and disclose such information and impose liability on us for failure to meet our contractual obligations.

In addition, under The Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), which was signed into law as part of the U.S. stimulus package in February 2009, certain of HIPAA’s privacy and security requirements are now also directly applicable to “business associates” of covered entities and subject them to direct governmental enforcement for failure to comply with these requirements. We may be deemed as a “business associate” of some of our customers. As a result, we may be subject as a “business associate” to civil and criminal penalties for failure to comply with applicable privacy and security rule requirements. Moreover, HITECH created a new requirement obligating “business associates” to report any breach of unsecured, individually identifiable health information to their covered entity customers and imposes penalties for failing to do so.

In addition to HIPAA, most U.S. states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many U.S. states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These U.S. state laws, which may be even more stringent than the HIPAA requirements, are not preempted by the federal requirements, and we are therefore required to comply with them to the extent they are applicable to our operations.

These and other possible changes to HIPAA or other U.S. federal or state laws or regulations, or comparable laws and regulations in countries where we conduct business, could affect our business and the costs of compliance could be significant. Failure by us to comply with any of the standards regarding patient privacy, identity theft prevention and detection, and data security may subject us to penalties, including civil monetary penalties and in some circumstances, criminal penalties. In addition, such failure may damage our reputation and adversely affect our ability to retain customers and attract new customers.

The protection of personal data, particularly patient data, is subject to strict laws and regulations in many countries. The collection and use of personal health data in the EU is governed by the provisions of Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data, commonly known as the Data Protection Directive. The Directive imposes a number of requirements including an obligation to seek the consent of individuals to whom the personal data relates, the information that must be provided to the individuals, notification of data processing obligations to the competent national data protection authorities of individual EU Member States and the security and confidentiality of the personal data. The Data Protection Directive also imposes strict rules on the transfer of personal data out of the EU to the US. Failure to comply with the requirements of the Data Protection Directive and the related national data protection laws of the EU Member States may result in fines and other administrative penalties and harm our business. We may incur extensive costs in ensuring compliance with these laws and regulations, particularly if we are considered to be a data controller within the meaning of the Data Protection Directive.

23

Once we commercialize our product, security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

Once we commercialize our product, in the ordinary course of our business, it is highly likely we and our third-party providers will collect and store sensitive data, including legally-protected health information and personally identifiable information about patients of patients, our healthcare provider customers and payers. We also may store sensitive intellectual property and other proprietary business information including that of our customers and payers. We plan to manage and maintain our data utilizing a combination of on-site systems and cloud-based data center systems. This data will encompass a wide variety of business critical information, including research and development information, commercial information and business and financial information.

We face four primary risks relative to protecting this critical information: loss of access risk, inappropriate disclosure risk, inappropriate modification risk and the risk of our being unable to identify and audit our controls over the first three risks.

We will be highly dependent on information technology networks and systems, including the Internet, to securely process, transmit and store this critical information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure or modification of confidential information. The secure processing, storage, maintenance and transmission of this critical information will be vital to our operations and business strategy, and we plan to devote significant resources to protecting such information. Although we will take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure, and that of our third-party providers, may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other disruptions.

A security breach or privacy violation that leads to disclosure or modification of or prevents access to consumer information (including personally identifiable information or protected health information) could harm our reputation, compel us to comply with disparate state breach notification laws, require us to verify the correctness of database contents and otherwise subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. If we are unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, our operations could be disrupted, and we may suffer loss of reputation, financial loss and other regulatory penalties because of lost or misappropriated information, including sensitive consumer data. In addition, these breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Any such breach or interruption could compromise our networks or those of our third-party providers, and the information stored there could be inaccessible or could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, improper access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to perform tests, provide test results, bill payers or patients, process claims and appeals, provide customer assistance services, conduct research and development activities, collect, process and prepare company financial information, provide information about our current and future products and other patient and clinician education and outreach efforts through our website, and manage the administrative aspects of our business and damage our reputation, any of which could adversely affect our business. Any such breach could also result in the compromise of our trade secrets and other proprietary information, which could adversely affect our competitive position.

In addition, the interpretation and application of consumer, health-related, privacy and data protection laws in the U.S., Europe and elsewhere are often uncertain, contradictory and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business.

24

If we fail to comply with the U.S. federal Anti-Kickback Statute and similar state and third country laws, we could be subject to criminal and civil penalties and exclusion from federally funded healthcare programs including the Medicare and Medicaid programs and equivalent third country programs, which would have a material adverse effect on our business and results of operations.

A provision of the Social Security Act, commonly referred to as the federal Anti-Kickback Statute, prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration, directly or indirectly, in cash or in kind, to induce or reward the referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable, in whole or in part, by Medicare, Medicaid or any other federal healthcare program. Although there are a number of statutory exemptions and regulatory safe harbors to the federal Anti-Kickback Statute protecting certain common business arrangements and activities from prosecution or regulatory sanctions, the exemptions and safe harbors are drawn narrowly, and practices that do not fit squarely within an exemption or safe harbor may be subject to scrutiny. The federal Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, most of the states have adopted laws similar to the federal Anti-Kickback Statute, and some of these laws are even broader than the federal Anti-Kickback Statute in that their prohibitions may apply to items or services reimbursed under Medicaid and other state programs or, in several states, apply regardless of the source of payment. Violations of the federal Anti-Kickback Statute may result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

All of our future financial relationships with U.S. healthcare providers, purchasers, formulary managers, and others who provide products or services to federal healthcare program beneficiaries will potentially be governed by the federal Anti-Kickback Statute and similar state laws. We believe our operations will be in compliance with the federal Anti-Kickback Statute and similar state laws. However, we cannot be certain that we will not be subject to investigations or litigation alleging violations of these laws, which could be time-consuming and costly to us and could divert management’s attention from operating our business, which in turn could have a material adverse effect on our business. In addition, if our arrangements were found to violate the federal Anti-Kickback Statute or similar state laws, the consequences of such violations would likely have a material adverse effect on our business, results of operations and financial condition.

There are other federal and state laws that may affect our ability to operate, including the federal civil False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds or knowingly making, using or causing to be made or used, a false record or statement material to an obligation to pay money to the government or knowingly concealing or knowingly and improperly avoiding, decreasing, or concealing an obligation to pay money to the federal government. Moreover, we may be subject to other federal false claim laws, including, among others, federal criminal healthcare fraud and false statement statutes that extend to non-government health benefit programs. Moreover, there are analogous state laws. Violations of these laws can result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

Similar restrictions are imposed by the national legislation of many third countries in which our medical devices will be marketed. Moreover, the provisions of the Foreign Corrupt Practices Act of 1997 and other similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from providing money or anything of value to officials of foreign governments, foreign political parties, or international organizations with the intent to obtain or retain business or seek a business advantage. Recently, there has been a substantial increase in anti-bribery law enforcement activity by U.S. regulators, with more aggressive and frequent investigations and enforcement by both the SEC and the Department of Justice. A determination that our operations or activities violated United States or foreign laws or regulations could result in imposition of substantial fines, interruption of business, loss of supplier, vendor or other third-party relationships, termination of necessary licenses and permits, and other legal or equitable sanctions. In addition, lawsuits brought by private litigants may also follow as a consequence.

25

Risks Related to Our Operations in Israel

Our principal offices, research and development facilities and some of our suppliers are located in Israel and, therefore, our business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.

We are incorporated under Israeli law and our principal executive offices are located in Israel. Accordingly, political, economic and military conditions in Israel directly affect our business. In addition, all of our employees and officers, and most of our directors, are residents of Israel.  Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries.  Although Israel has entered into various agreements with Egypt, Jordan and the Palestinian Authority, there has been an increase in unrest and terrorist activity, which began in September 2000 and has continued with varying levels of severity into 2013. In mid-2006, Israel was engaged in an armed conflict with Hezbollah in Lebanon, resulting in thousands of rockets being fired from Lebanon and disrupting most day-to-day civilian activity in northern Israel. Starting in December 2008, for approximately three weeks, Israel engaged in an armed conflict with Hamas in the Gaza Strip, which involved missile strikes against civilian targets in various parts of Israel and negatively affected business conditions in Israel. In 2012 and 2014 once again Israel engaged in an armed conflict with Hamas in the Gaza Strip, with missiles reaching as far as Tel-Aviv. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Popular uprisings in various countries in the Middle East and North Africa are affecting the political stability of those countries. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and these countries. Furthermore, several countries, principally in the Middle East, restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in the region continue or intensify. Such restrictions may seriously limit our ability to sell our products to customers in those countries. Parties with whom we may do business could decline to travel to Israel during periods of heightened unrest or tension. In addition, the political and security situation in Israel may result in parties with whom we may have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. In addition, any hostilities involving Israel could have a material adverse effect on our facilities including our corporate office or on the facilities of our local suppliers, in which event all or a portion of our inventory may be damaged, and our ability to deliver products to customers could be materially adversely affected. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or significant downturns in the economic or financial condition of Israel, could adversely affect our operations and product development, cause our revenues to decrease and adversely affect our share price following this offering. Similarly, Israeli corporations are limited in conducting business with entities from several countries. For example, in 2008 the Israeli legislature adopted a law forbidding any investments in entities that transact business with Iran. Moreover, individuals in certain geographical regions may refrain from doing business with Israel and Israeli companies as a result of their objection to Israeli foreign or domestic policies.

Although the Israeli government in the past covered the reinstatement value of certain damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts, terrorist activities or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations.

Our operations could also be disrupted by the obligations of personnel based in Israel to perform military service. Some residents of Israel are called upon to perform military reserve duty each year and, in certain emergency circumstances, may be called to immediate and unlimited active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists and it is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of personnel related to military service, which could materially adversely affect our business and results of operations.

26

Your rights and responsibilities as a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our ordinary shares are governed by our amended articles of association (the “Articles”) and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S.-based corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in the company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares that are not typically imposed on shareholders of U.S. corporations.

It may be difficult to enforce a judgment of a U.S. court against us, our officers and directors or the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our officers and directors and these experts.

We are incorporated in Israel. All of our executive officers and directors listed in this prospectus reside in Israel, and substantially all of our assets and most of the assets of these persons are located in Israel. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court. See “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors, or some of the experts named in this prospectus.

Provisions of Israeli law and our Articles may delay, prevent or otherwise impede a merger with, or an acquisition of, us, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital and the approval of a majority of the offerees that do not have a personal interest in the tender offer, unless at least 98% of the company’s outstanding shares are tendered. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer (unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek appraisal rights), may, at any time within six months following the completion of the tender offer, petition an Israeli court to alter the consideration for the acquisition. In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party. See “Description of Share Capital — Acquisitions under Israeli Law” for additional information.

27

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

We have received and may continue to receive Israeli governmental grants to assist in the funding of our research and development activities. If we lose our funding from these research and development grants, we may encounter difficulties in the funding of future research and development projects and implementing technological improvements, which would harm our operating results.

From inception through June 30, 2015, we have been awarded an aggregate of $162,017 in the form of grants from the Israeli Office of the Chief Scientist, or OCS. The requirements and restrictions for such grants are found in the Research Law. Under the Research Law, royalties of 3% to 3.5% on the revenues derived from sales of products or services developed in whole or in part using these OCS grants are payable to the Israeli government. We developed our technologies, at least in part, with funds from these grants, and accordingly we would be obligated to pay these royalties on sales of any of our product candidates that achieve regulatory approval. The maximum aggregate royalties paid generally cannot exceed 100% of the grants made to us, plus annual interest equal to the 12-month LIBOR applicable to dollar deposits, as published on the first business day of each calendar year. As of June 30, 2015, the balance of the principal and interest in respect of our commitments for future payments to the OCS totaled approximately $167,000. As of June 30, 2015, we had not paid any royalties to the OCS. The Company has applied for an additional $185,000 grant from the OCS for research and development expenses. The grant has been approved in principal, subject to certain further conditions being fulfilled. Pursuant to this grant, OCS will pay 30% of the Company’s research and development expenses over the next year, up to a maximum OCS payment of $185,000 (out of total expenses of $615,000). The Company is responsible for paying any research and development expenses over $615,000.

These grants have funded some of our personnel, development activities with subcontractors and other research and development costs and expenses. However, if these awards are not funded in their entirety or if new grants are not awarded in the future, due to, for example, OCS budget constraints or governmental policy decisions, our ability to fund future research and development and implement technological improvements would be impaired, which would negatively impact our ability to develop our product candidates.

The Israeli government grants we have received for research and development expenditures restrict our ability to manufacture products and transfer technologies outside of Israel and require us to satisfy specified conditions. If we fail to satisfy these conditions, we may be required to refund grants previously received together with interest and penalties.

Our research and development efforts have been financed, in part, through the grants that we have received from the OCS. We, therefore, must comply with the requirements of the Research Law.

Under the Research Law, we are prohibited from manufacturing products developed using these grants outside of the State of Israel without special approvals. We may not receive the required approvals for any proposed transfer of manufacturing activities. Even if we do receive approval to manufacture products developed with government grants outside of Israel, the royalty rate may be increased and we may be required to pay up to 300% of the grant amounts plus interest, depending on the manufacturing volume that is performed outside of Israel. This restriction may impair our ability to outsource manufacturing or engage in our own manufacturing operations for those products or technologies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Research and Development Expenses” for additional information.

Additionally, under the Research Law, we are prohibited from transferring, including by way of license, the OCS-financed technologies and related intellectual property rights and know-how outside of the State of Israel, except under limited circumstances and only with the approval of the OCS Research Committee. We may not receive the required approvals for any proposed transfer and, even if received, we may be required to pay the OCS a portion of the consideration that we receive upon any sale of such technology to a non-Israeli entity up to 600% of the grant amounts plus interest. The scope of the support received, the royalties that we have already paid to the OCS, the amount of time that has elapsed between the date on which the know-how or the related intellectual property rights were transferred and the date on which the OCS grants were received and the sale price and the form of transaction will be taken into account in order to calculate the amount of the payment to the OCS. Approval of the transfer of technology to residents of the State of Israel is required, and may be granted in specific circumstances only if the recipient abides by the provisions of applicable laws, including the restrictions on the transfer of know-how and the obligation to pay royalties. No assurance can be made that approval to any such transfer, if requested, will be granted.

28

These restrictions may impair our ability to sell our technology assets or to perform or outsource manufacturing outside of Israel, engage in change of control transactions or otherwise transfer our know-how outside of Israel and may require us to obtain the approval of the OCS for certain actions and transactions and pay additional royalties and other amounts to the OCS. In addition, any change of control and any change of ownership of our ordinary shares that would make a non-Israeli citizen or resident an “interested party,” as defined in the Research Law, requires prior written notice to the OCS.

These restrictions will continue to apply even after we have repaid the full amount of royalties on the grants. For the years ended December 31, 2013 and December 31, 2014, we recorded grants totaling $72,286 and $0 from the OCS, respectively. The grants represented 19.2% and 0%, respectively, of our gross research and development expenditures for the years ended December 31, 2013 and December 31, 2014. Since December 31, 2014, the Company has applied for an additional $185,000 grant from the OCS for research and development expenses. The grant has been approved in principal, subject to certain further conditions being fulfilled. Pursuant to this grant, OCS will pay 30% of the Company’s research and development expenses over the next year, up to a maximum OCS payment of $185,000 (out of total expenses of $615,000). The Company is responsible for paying any research and development expenses over $615,000. If we fail to satisfy the conditions of the Research Law, we may be required to refund certain grants previously received together with interest and penalties.

Risks Related to the Company

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements that apply to other publicly reporting companies. We cannot predict whether the reduced disclosure requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions from reporting requirements applicable to other publicly reporting companies that are not emerging growth companies. These include: (i) not being required to comply with the auditor attestation requirements for the assessment of our internal controls over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, (ii) not being required to comply with any requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (iv) not being required to provide certain disclosure regarding executive compensation required of larger publicly reporting companies, and (v) not being required to hold a non-binding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years from the end of our current fiscal year, although, if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of any June 30 before the end of that five-year period, we would cease to be an emerging growth company as of the following December 31. We cannot predict if investors will find our ordinary shares less attractive if we choose to rely on these exemptions. If some investors find our ordinary shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our ordinary shares and our share price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other publicly reporting companies and you may not have the same protections afforded to shareholders of such companies.

29

We will be a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to the Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those applicable to a U.S. issuer.

Because we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. publicly reporting companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual reports on Form 10-K within 90 days after the end of each fiscal year, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information.

Exchange rate fluctuations between the U.S. dollar and the NIS and the Euro and inflation may negatively affect our earnings and we may not be able to hedge our currency exchange risks successfully.

The dollar is our functional and reporting currency. However, a significant portion of our operating expenses, including personnel and facilities related expenses, are incurred in NIS. As a result, we are exposed to the risks that the NIS may appreciate relative to the U.S. dollar, or, if the NIS instead devalues relative to the U.S. dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected. The Israeli rate of inflation has not had a material adverse effect on our financial condition during 2013 and 2014. In addition, we expect to incur operating expenses denominated in various currencies, and therefore, our operating results are also subject to fluctuations due to changes in the various exchange rates. Given our general lack of currency hedging arrangements to protect us from fluctuations in the exchange rates of the NIS, the Euro and other foreign currencies in relation to the U.S. dollar (and/or from inflation of such foreign currencies), we may be exposed to material adverse effects from such movements. We cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation (if any) of the NIS against any other currency.

Risks Related to this Offering and Our Ordinary Shares

There is no public trading market for our ordinary shares and our investors may not be able to resell their ordinary shares.

There is no established public trading market for our securities. Although we intend to be quoted on a stock exchange in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Future issuance of our ordinary shares could dilute the interests of existing shareholders.

We may issue additional shares of our ordinary shares in the future. The issuance of a substantial amount of ordinary shares could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of ordinary shares in the public market, in the initial issuance, in a situation in which we acquire a company and the acquired company receives ordinary shares as consideration and the acquired company subsequently sells its ordinary shares, or by investors who acquired such ordinary shares in a private placement, could have an adverse effect on the market price of our ordinary shares.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our ordinary shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

30

The potential future application of the SEC’s “penny stock” rules to our ordinary shares could limit trading activity in the market, and our shareholders may find it more difficult to sell their shares.

It is expected our ordinary shares, if registered, will be trading at less than $5.00 per share and will therefore be subject to the SEC’s penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our ordinary shares and may affect your ability to resell our ordinary shares.

In the event a market develops for our ordinary shares, the market price of our ordinary shares may be volatile.

In the event a market develops for our ordinary shares, the market price of our ordinary shares may be highly volatile, as is the stock market in general, and the market for OTC quoted stocks in particular. Some of the factors that may materially affect the market price of our ordinary shares are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our ordinary shares. These factors may materially adversely affect the market price of our ordinary shares, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our ordinary shares.

THE FOREGOING IS MERELY A SUMMARY OF CERTAIN SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMPANY THROUGH THE PURCHASE OF OUR ORDINARY SHARES. A PROSPECTIVE INVESTOR SHOULD CAREFULLY READ THIS DOCUMENT AND ANY EXHIBITS ATTACHED HERETO IN THEIR ENTIRETY AND, WHERE APPROPRIATE, SHOULD CONSULT WITH THEIR INDEPENDENT ADVISORS PRIOR TO MAKING A DECISION TO INVEST IN THE COMPANY. IN ADDITION, AS THE COMPANY’S BUSINESS DEVELOPS AND CHANGES OVER TIME, AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO ADDITIONAL AND DIFFERENT RISK FACTORS. NO ASSURANCE CAN BE MADE THAT PROFITS WILL BE ACHIEVED OR THAT SUBSTANTIAL LOSSES WILL NOT BE INCURRED BY THE COMPANY.

31

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations and/or future financial performance.  In some cases, you can identify forward-looking statements by their use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The forward-looking statements in this prospectus include, without limitation, statements relating to:

·	our goals and strategies;

·	the timing and conduct of the clinical trials for our cancer screening kits, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

·	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of our cancer screening kits;

·	our future business development, results of operations and financial condition;

·	our ability to protect our intellectual property rights;

·	our plans to develop and commercialize our pipeline products;

·	market acceptance of our product;

·	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;

·	our estimates regarding the market opportunity for our cancer screening kits;

·	the impact of government laws and regulations;

·	our ability to recruit and retain qualified regulatory and research and development personnel;

·	unforeseen changes in healthcare reimbursement for any of our approved products;

·	difficulties in maintaining commercial scale manufacturing capacity and capability; our ability to generate growth;

·	our failure to comply with regulatory guidelines;

·	uncertainty in industry demand and patient wellness behavior;

·	future sales of large blocks or our ordinary shares, which may adversely impact our share price; and

·	depth of the trading market in our ordinary shares.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including those described in “Risk Factors.”

You should not unduly rely on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

32

USE OF PROCEEDS

The selling security holders named in this prospectus are offering all of the ordinary shares offered through this prospectus. The ordinary shares to be sold by the selling security holders as provided in the “Principal and Selling Shareholders” section is 48,498,050 ordinary shares, par value NIS 0.01 per share, that have already been issued and are currently outstanding (including, in the case of one selling security holder, ordinary shares that will be automatically converted from previously issued preferred shares upon our ordinary shares being approved to trade on the OTCQB marketplace of OTC Link (the “Trading Date”)), up to 2,172,034 employee option shares that have not yet been exercised, of which 4.2% are vested as of March 16, 2016, and up to 5,389,406 ordinary shares underlying warrants previously issued to such selling security holders that have not yet been exercised. We will not receive any proceeds from the sale of the ordinary shares by the selling security holders covered by this prospectus.

DIVIDEND POLICY

We have never declared or paid dividends on our ordinary shares and currently do not intend to pay cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business.

Our ability to distribute dividends is limited by the provisions of the Israeli law and also may be limited by future contractual obligations which we may enter into. The Israeli Companies Law restricts our ability to declare dividends. Unless otherwise approved by a court, we can distribute dividends only from “profits” (as defined by the Israeli Companies Law), and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they become due. Subject to the foregoing, payment of future dividends, if any, will be at the discretion of our Board and will depend on various factors, such as our financial condition, operating results, current and anticipated cash needs and other business and economic factors that our Board may deem relevant.

33

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2015 on an actual basis:

You should read this table in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Cash and cash equivalents	343,552

Shareholders' Deficit:
Preferred Shares	8,562
Ordinary Shares	140,668
Additional paid in capital	1,215,920
Receipts on account of ordinary shares	-
Accumulated Deficit	(1,637,279)

Total Shareholders’ Deficit	(272,129)

Total capitalization	(272,129)

34

DILUTION

The ordinary shares to be sold by the selling security holders as provided in the “Principal and Selling Shareholders” section are ordinary shares that are currently issued or, in the case of ordinary shares underlying warrants and ordinary shares that will be automatically converted from previously issued preferred shares on the Trading Date, ordinary shares that are considered to have already been issued. Accordingly, there will be no dilution to our existing shareholders.

35

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets, and those of our directors and officers and the Israeli experts named herein, are located outside the United States, any judgment obtained in the United States against us or any of these persons may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Dana Livneh-Zemer, Law Office, that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process.  Certain matters of procedure will also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

·	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

·	the judgment may no longer be appealed;

·	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

·	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

·	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

·	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

·	the judgment was obtained by fraud;

·	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

·	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

·	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

·	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Foreign judgments enforced by Israeli courts will generally be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at that time.  Judgment creditors must bear the risk of unfavorable exchange rates.

36

SELECTED FINANCIAL DATA

The following tables set forth our selected financial data. You should read the following selected financial data in conjunction with, and it is qualified in its entirety by reference to, our historical financial information and other information provided in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus.

The summary statements of comprehensive loss data for the six months ended June 30, 2014 and 2015, and the statements of financial position data as of June 30, 2015 are derived from our unaudited financial statements appearing elsewhere in this prospectus. The summary statements of comprehensive loss data for the years ended December 31, 2013 and 2014, and the statements of financial position data as of December 31, 2014 are derived from our audited financial statements appearing elsewhere in this prospectus. The historical results set forth below are not necessarily indicative of the results to be expected in future periods. Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

Statements of Comprehensive Loss Data

	US dollars
	For the 6 months ended June 30,
	2015	2014
Research and development expenses, net	206,247	178,086
General and administrative expenses	330,291	17,013

Operating loss	536,538	195,099
Financing expenses, net	12,303	8,445

Comprehensive loss for the period	548,841	203,544

	US dollars
	For the Year ended December 31,
	2014	2013	2012

Research and development expenses, net	336,474	305,021	222,438
General and administrative expenses	64,372	34,512	22,056

Operating loss	400,846	339,533	244,494
Financing (income) expenses, net	(78,779)	42,285	11,626

Comprehensive loss for the year	322,067	381,818	256,120

37

Statements of Financial Position Data

	US dollars
	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	343,552	60,600
Other current assets	20,634	64,391
Total current assets	364,186	124,991
Property and Equipment, Net	113,734	3,695
Total assets	477,920	128,686
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	17,639	15,378
Liability for Minimum Royalties – current maturity	22,500	-
Other current liabilities	61,141	84,365
Total current liabilities	101,280	99,743
Long-Term Liabilities
Long-Term Loans from shareholders	636,269	616,636
Liability for Minimum Royalties	12,500	-
Total long-term liabilities	648,769	616,636
Total liabilities	750,049	716,379
Shareholders' Deficit
Preferred Shares of NIS 0.01 par value:
10,000,000 shares authorized and 3,000,000 issued at June 30, 2015 and December 31, 2014	8,562	8,562
Ordinary Shares of NIS 0.01 par value:
990,000,000 shares authorized at June 30, 2015 and December 31, 2014; and 53,446,233 issued shares at June 30, 2015 and 33,352,200 at December 31, 2014.	140,668	89,492
Additional paid in capital	1,215,920	345,335
Receipts on account of ordinary shares	-	57,356
Accumulated Deficit	(1,637,279)	(1,088,438)
Total shareholders' deficit	(272,129)	(587,693)
Total liabilities and shareholders’ deficit	477,920	128,686

38

	US dollars
	December 31,
	2014	2013
ASSETS

Current Assets
Cash and cash equivalents	60,600	18,541
Other current assets	64,391	62,775

Total current assets	124,991	81,316

Property and Equipment, Net	3,695	2,108

Total assets	128,686	83,424

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	15,378	8,413
Other current liabilities	84,365	12,307

Total current liabilities	99,743	20,720

Long-Term Liabilities
Long-Term Loans from shareholders	616,636	659,526

Total long-term liabilities	616,636	659,526

Total liabilities	716,379	680,246

Commitments and Contingent Liabilities (Note 8)

Shareholders' Deficit

Preferred Shares of NIS 0.01 par value:
10,000,000 shares authorized and 3,000,000 issued at December 31, 2014 and December 31, 2013	8,562	8,562

Ordinary Shares of NIS 0.01 par value:
990,000,000 shares authorized at December 31, 2014 and December 31, 2013; and 33,352,500 issued shares at December 31, 2014 and 27,000,000 at December 31, 2013.	89,492	72,444
Additional paid in capital	345,335	88,543
Receipt on account of ordinary shares	57,356	-
Accumulated Deficit	(1,088,438)	(766,371)
Total shareholders’ deficit	(587,693)	(596,822)

Total liabilities and shareholders’ deficit	128,686	83,424

39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and related notes included in this prospectus beginning on page F-1. The following discussion and analysis contain forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a cancer IVD firm engaging in the development of a series of patient-friendly blood tests for the detection of a variety of cancers. Our core technology, TBIA, is based on research conducted and technology invented by the research teams at Ben Gurion University (“BGU”) and Soroka Medical Center of Israel, whose intellectual property has been licensed to us in consideration of our contractual obligation to pay certain licensing fees. On December 9, 2013, our TBIA test obtained the CE mark approval.

We believe that our clinical results conducted to date demonstrate the capability to simply and rapidly detect malignant breast and colon tumors in comparison to a controlled healthy group. We anticipate that future broad clinical trial studies should reveal the full potential of our technology. We believe our proprietary innovation is conducive to constant improvement in the algorithm as we ascend the learning curve, thereby perfecting our test performances with each test. Accordingly, we will be required to continue to devote substantial resources and efforts to research and development activities in order to potentially achieve and maintain a competitive position in this field. We plan to increase our products portfolio and improve the existing products by improving the algorithms and optimizing the process.

One of our objectives in the next two years is to make our products known in the academic field by publishing articles in medical journals about our TBIA test. During this period we plan to begin selling our products in Europe and prepare the groundwork for FDA approval in the United States. We also will focus on enhancing our TBIA proprietary statistical algorithms in order to obtain a higher level of accuracy for the results of the blood tests. In addition, we believe that automating the process will reduce the relevant costs for the general public. We believe that proper robots and optimized spectrometers will enhance our method to the higher productivity levels needed for the TBIA screening tool to be able to perform a higher volume of tests. Our goal is to perform 1 million tests per year starting in 2018.

Prior to selling our products, we need to first complete the automation process. This process includes several steps including qualifying a robust new test protocol, making our test measurement more automated to reduce our dependency on the skills of lab technicians, installing the proper web cloud data warehouse, and integrating a full business to business network. We plan to protect the confidentiality of patient medical data and personally identifiable information via: (i) having a secure facility where the data and information we hold will be stored; and (ii) requiring our third-party providers of data storage to comply with HIPAA and applicable state privacy and security laws and regulations. These changes will enable our customers to run the tests with lower costs while obtaining faster results. To the knowledge of the Company’s management, these changes will not impact the previously obtained CE mark approval of the TBIA test. At this point there can be no assurance that our plan will be implemented in accordance with what we currently envision and future clinical results may lead to different conclusions about our products.

Currently, the Company is engaged in refining the protocols for the aforementioned blood tests in order to undergo clinical trials that are required in order to obtain regulatory approvals for our products including FDA approval. Once the protocols for our tests are refined, we intend to begin clinical trials. There are two types of clinical trials that we will be conducting (training and validation). The first is training our tests so that it is compatible with the population of a country where we perform such clinical trials. In this process, the Company, prior to the first clinical trial, has an already established baseline of what the results should be. The Company then sees what the results of the first clinical trial are and the Company makes the necessary adaptation to our proprietary technology using mathematical tools in order to reach substantially the same diagnosis results as are found in the baseline. This requires a trial of approximately 200 patients. Once the necessary adaptation to our proprietary technology is made, the second stage of clinical trials will be to validate that the tests are able to detect breast cancer and colorectal cancer. Prior to beginning any clinical trials, a local IRB needs to grant approval to the Company to begin the trial. The Company estimates that each training clinical trial will require about 200 participants and each validation clinical trial will require at about 200 participants.

The Company is an IVD firm developing proprietary technology which will analyze a blood test to detect the presence of various cancers. As the Company is not developing a drug, the Company believes it will not need to submit an investigational new drug application to the FDA prior to conducting clinical trials in the United States. The Company believes it will only need IRB approval prior to conducting clinical trials in the U.S.

The purpose of the “small pilot” clinical trials is to enable the Company to go to the FDA with the results and begin a dialogue with the FDA and seek the FDA’s recommendation (not their approval) as to trial size and the protocols for future U.S. clinical trials. The Company plans on submitting a formal application to the FDA for approval of the TBIA method after the Company has completed its clinical trials in the U.S.

Concurrently with the above, we plan to develop new products in the coming three years that will detect other cancers. We hope to complete successful clinical trials in the U.S. and receive FDA approval within approximately two to four years. In the meantime, we plan to commercialize our products in other locations. There is no assurance, however, that we will meet this timing schedule and that all of our efforts will be successful. There is no assurance that our intended development plan will receive regulatory approvals, including that of the FDA.

40

Results of Operations

Six Months Ended June 30, 2015 Compared to Six Months Ended June 30, 2014

Research and Development Expenses. Our expenses for the six months ended June 30, 2015 were $206,247, as compared with $178,086 for the six months ended June 30, 2014, an increase of $28,161, or 16%. The increase was primarily due to accruing $35,000 of minimum royalties due to the licensors of the Company’s technology.

General and Administrative Expenses. Our expenses for the six months ended June 30, 2015 were $330,291, as compared with $17,013 for the six months ended June 30, 2014, an increase of $313,278 or 1,841%. The increase was primarily due to recording $200,000 of stock based compensation to Maxim Partners LLC as further described in the “Share History” section below, as well as $111,016 of professional fees, mainly legal and PCAOB audit firm fees. The legal fees were associated with the increased corporate activity during the period and the PCAOB fees were due to the changing of the auditor of the Company, to a PCAOB approved firm.

Finance Expenses. Our expense for the six months ended June 30, 2015 was $12,303, as compared with an expense of $8,445 for the six months ended June 30, 2014, an increase of $3,858 or 46%. The increase was primarily due to a larger change in the 2015 period, of the USD / Israeli Shekel exchange rate.

Net Loss. Our net loss for the six months ended June 30, 2015 was $548,841, as compared to $203,544 for the six months ended June 30, 2014, a $345,297 increase in the amount of the loss or a 170% increase in the loss.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Research and Development Expenses. Our expenses for the year ended December 31, 2014 were $336,474, as compared with $305,021 for the year ended December 31, 2013, an increase of $31,453, or 10%. The increase was primarily due to the lack of receipts in 2014 of grants from the OCS, which offset the research and development expenses in 2013. The increase was partially offset by a decrease of clinical trial insurance and patent expenses.

General and Administrative Expenses. Our expenses for the year ended December 31, 2014 were $64,372, as compared with $34,512 for the year ended December 31, 2013, an increase of $29,860 or 87%. The increase was primarily due to higher rent and office costs as well as due to a smaller increase in the general administration expenses.

Finance Income and Expenses. Our income for the year ended December 31, 2014 was $78,779, as compared with an expense of $42,285 for the year ended December 31, 2013, a turnaround of $121,064. The change was almost exclusively due to a reversal of the exchange rate differentials of the balances on the balance sheet.

Net Loss. Our net loss for the year ended December 31, 2014 was $322,067, as compared to $381,818 for the year ended December 31, 2013, a $59,751 decrease in the amount of the loss or a 16% reduction in the loss.

Liquidity and Capital Resources

Sources of Liquidity

To date, we have funded our operations primarily with shareholder loans, grants from the OCS, issuing ordinary shares to investors and by issuing units (shares and warrants) to investors purchasing ordinary shares and warrants in our Company under our February 2015 private placement memorandum.

41

Historical Cash Flows

The following table summarizes our statement of cash flows for the six months ended June 30, 2015 and June 30, 2014.

	US dollars
	For the 6 months ended June 30,
	2015	2014
Cash flows from operating activities:
Loss for the period	(548,841)	(203,544)
Adjustments to reconcile loss for the period to net cash used in operating activities:
Depreciation	2,248	230
Liability for minimum royalties	35,000	-
Stock based compensation	200,000	-
Financing expenses of long term loans & other Shekel denominated balances	19,633	4,475
Changes in operating assets and liabilities:
Decrease in other current assets	43,757	35,542
Increase in accounts payable	2,261	13,857
Increase (decrease) in other current liabilities	(23,224)	67,836
Net cash used in operating activities	(269,166)	(81,603)
Cash flows from investing activities
Purchase of property and equipment	(112,287)	-
Net cash used in investing activities	(112,287)	-
Cash flows from financing activities
Proceeds from issuance of ordinary shares, net	664,405	-
Proceeds on receipts on account of ordinary shares	-	57,356
Proceeds from shareholders loans	-	13,272
Net cash provided by financing activities	664,405	70,628
Increase (decrease) in cash and cash equivalents	282,952	(10,975)
Cash and cash equivalents at beginning of the period	60,600	18,541
Cash and cash equivalents at end of the period	343,552	7,566

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2015 was $269,166 compared to net cash used in the six months ended June 30, 2014 of $81,603 which is an increase of $187,563 or a 230% increase. This was primarily due to the approximately $105,000 increase in professional fees paid during the six month period ended June 30, 2015, as well as the $23,224 reduction in other current liabilities during the same period, whereas in the six month period ended June 30, 2014, the Company allowed the other current liabilities to increase by $67,836.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2015 was $112,287 compared to net cash used in the six months ended June 30, 2014 of $0. This was due to the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2015 was $664,405 compared to net cash generated in the six months ended June 30, 2014 of $70,628 which is an increase of $593,777 or an 841% increase. This was primarily a result of a significant amount of cash received from the issuance of ordinary shares.

The following table summarizes our statement of cash flows for the years ended December 31, 2014 and 2013.

42

STATEMENTS OF CASH FLOWS

	US dollars
	Year ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Loss for the year	(322,067)	(381,818)	(256,120)
Adjustments to reconcile loss for the year to net cash used in operating activities:
Depreciation	434	275	275
Financing expenses of long term loans from share holders	(73,322)	26,497	(1,667)

Changes in operating assets and liabilities:
Decrease in other current assets	(1,616)	(34,774)	(14,168)
Increase (decrease) in accounts payable	6,965	(20,399)	(5,871)
Increase in other current liabilities	72,058	1,529	10,778

Net cash used in operating activities	(317,548)	(408,690)	(266,773)

Cash flows from investment activities

Purchase of property and equipment	(2,021)	-	-

Net cash used in investment activities	(2,021)	-	-

Cash flows from financing activities
Proceeds from issuance of ordinary shares, net	273,840	-	-
Proceeds on receipts on account of ordinary shares	57,356	-	-
Proceeds from shareholders loans	30,432	419,969	252,374

Net cash provided by financing activities	361,628	419,969	252,374

Increase (decrease) in cash and cash equivalents	42,059	11,279	(14,399)
Cash and cash equivalents at beginning of the year	18,541	7,262	21,661

Cash and cash equivalents at end of the year	60,600	18,541	7,262

Operating Activities

Net cash used in operating activities for the year ended December 31, 2014 was $317,548 compared to net cash used in the year ended December 31, 2013 of $408,690 which is a decrease of $91,142 or a 22.3% decrease. This was primarily due to a large increase in other current liabilities.

43

Investing Activities

Net cash used in investing activities for the year ended December 31, 2014 was $2,021 compared to net cash used in the year ended December 31, 2013 of $0 which is an increase of $2,021. This resulted from the absence of the purchase of fixed assets in prior years.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2014 was $361,628 compared to net cash generated in the year ended December 31, 2013 of $419,969 which is a decrease of $58,341 or a 13.9% decrease. This was a result of a significant decrease in obtaining shareholder loans, partially offset by an increase in cash received from the issuance of ordinary shares.

Contractual Obligations

The following table summarizes our contractual obligations as of June 30, 2015:

	Payments due by period
	(US$)
	Total	Less than 1 year	1-2 years	2-5 years	More than 5 years

Shareholders’ loans (1)	636,269			636,269

Total (2)	636,269			636,269

(1) During the years 2011-2014, the Company received loans from two shareholders. The loans are denominated in NIS, mature on December 31, 2019 and bear no interest. The loans are linked to the Israeli consumer price index as of January 1, 2015. The loans may be prepaid by the Company from time to time according to the Company's cash availability. As of June 30, 2015, no repayments of the shareholders loans have been made.

(2) This does not include the repayment of approximately $167,000 of grants we received from the OCS and interest thereon, which shall be repaid as royalties upon the commercialization of our products.

Funding Requirements

Upon the registration statement of which this prospectus forms a part being declared effective (the “Effectiveness Date”), we plan to seek access to the capital market in the U.S. to raise funding for the commercialization stage. Our objective is to raise at least $10 million to execute our business plan for the initial 24 months following the Effectiveness Date.

We expect our costs during the initial twelve (12) months following the Effectiveness Date to be approximately $5 million. If we are able to raise $5 million, we expect $4 million will be used for continuing our research and development operations, $0.5 million will be used for marketing efforts, and $0.5 million will be used to fund general operational expenses. As of June 30, 2015, the Company’s available funds of $343,552 are not sufficient to fund our activities for those twelve (12) months and we will need to raise cash to implement our strategy and stay in business. If we are unable to raise additional funds to develop and commercialize our products, we may be required to scale back our development plans by reducing expenditures for employees, consultants, business development, and other envisioned expenditures. This could reduce our ability to develop our planned cancer screening tests and implement our business plan. In that event, investors should anticipate that their entire investment may be lost and there may be no ability to profit from this investment. Upon the raising of sufficient additional funds, we will seek to obtain FDA approval If we are unable to raise $5 million but are still able to raise at least $2 million, we anticipate our operations will consist of conducting clinical trials in Israel to gain the scientific validation to promote the sale of our products in Israel as well as preparing the “small pilot” clinical trials in the U.S. described above. If we are unable to raise $2 million, we will focus our current funds on solely completing clinical trials in Israel and reaching commercialization of our products in Israel..

44

We cannot assure that our cancer screening kits will be commercialized, work, or receive regulatory approval and that we will earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

The Company has limited experience with IVD. As such these budget estimates may not be accurate. In addition, the actual work to be performed is not known at this time, other than a broad outline, as is normal with any scientific work. As further work is performed, additional work may become necessary or change in plans or workload may occur. Such changes may have an adverse impact on our estimated budget. Such changes may also have an adverse impact on our projected timeline of drug development

If we are unable to raise additional funds, we will need to do one or more of the following:

•	delay, scale-back or eliminate some or all of our research and product development programs;
•	provide licenses to third parties to develop and commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves;
•	seek strategic alliances or business combinations;
•	attempt to sell our company;
•	cease operations; or
•	declare bankruptcy

Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to secure additional debt or equity financing in a timely manner, or at all, which could require us to scale back our business plan and operations.

The above conditions raise substantial doubt about our ability to continue as a going concern. The financial statements included elsewhere herein were prepared under the assumption that we would continue our operations as a going concern. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Without additional funds from debt or equity financing, sales of our intellectual property or technologies, or from a business combination or a similar transaction, we will soon exhaust our resources and will be unable to continue operations.  If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in us.

Our management intends to attempt to secure additional required funding primarily through additional equity or debt financings. We may also seek to secure required funding through sales or out-licensing of intellectual property assets, seeking partnerships with other pharmaceutical companies or third parties to co-develop and fund research and development efforts, or similar transactions. However, there can be no assurance that we will be able to obtain required funding. If we are unsuccessful in securing funding from any of these sources, we will defer, reduce or eliminate certain planned expenditures in our research protocols.  If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that could result in our shareholders losing some or all of their investment in us.

Off-balance Sheet Arrangements

We do not have any material off-balance sheet arrangements.

Quantitative and Qualitative Disclosure of Market Risks

Exchange Rate Risk

Some of our assets and liabilities are affected by fluctuations in the exchange rate between the U.S. dollar and the NIS with the primary exposure being the shareholder liabilities denominated in NIS. Salaries and related expenses for Israeli employees are paid in NIS.

45

As of June 30, 2015, our total assets and liabilities linked to the NIS amounted to $28,731 and $715,049, respectively. A 10% appreciation of the NIS in relation to the dollar would cause an exchange rate loss of $68,632.

During the year ended December 31, 2014, the NIS depreciated by 12.0% against the U.S. dollar, resulting in an exchange rate gain. During the six months ended June 30, 2015, the NIS appreciated by 3.1% against the U.S. dollar, resulting in an exchange rate loss. To date, we have not hedged the risks associated with fluctuations in currency exchange rates.

Application of Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with US GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. Significant accounting policies employed by us, including the use of estimates, are presented in the notes to the financial statements included elsewhere in this prospectus. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s subjective or complex judgments, resulting in the need for management to make estimates about the effect of matters that are inherently uncertain and that may have a material impact on our financial condition or results of operations. Actual results may materially differ from these estimates under different assumptions or conditions.

Going concern uncertainty

The Company devoted substantially all of its efforts to research and development and raising capital, and has not yet generated any revenues. The development and commercialization of the Company's products are expected to require substantial further expenditures. The Company has not yet generated any revenues from operations, and therefore it is dependent upon external sources for financing its operations. Since inception, the Company has incurred substantial accumulated losses and negative operating cash flow and has a significant shareholders’ deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company plans to finance its operations through the sale of equity and, to the extent available, short term and long term loans. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations. From July 1, 2015 through March 16, 2016, the Company raised the gross amount of $577,881.20 of new capital.

BUSINESS

Overview

Our company was incorporated under the laws of the State of Israel on April 22, 2010. Our principal executive office is located at 1 Hamada Street, Rehovot, Israel and our telephone number in Israel is +972-8-633-3964. Our web address is www.todosmedical.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

Since inception, the Company has focused its efforts on the goal of creating a new methodology for cancer screening tests that make cancer detection more accurate, accessible, and affordable to the general public. Our core technology which serves as the foundation of our company was originally researched and developed by BGU along with Soroka Medical Center. Both institutions are located in Israel. We have the exclusive worldwide rights to use this intellectual property for commercial and research and development purposes. Currently, we are developing cancer screening tests using IVD for both colon cancer and breast cancer. Tests for other types of cancers are under development.

46

The Marketplace

Cancer is the second largest cause of morbidity and mortality worldwide. According to the World Health Organization, in 2012, 14 million people were newly diagnosed with cancer and there were 8.2 million cancer related deaths. This number is expected to rise by 70% in the next twenty years. The World Health Organization further states that early detection can greatly reduce the current mortality rates (see http://www.who.int/mediacentre/factsheets/fs297/en). The cost of cancer in the European Union alone was stated at over 51 billion Euro for 2009 (Report From The Commission To The European Parliament, The Council, The European Economic And Social Committee And The Committee Of The Regions published September 23, 2014). Meanwhile the cost of cancer in the Unites States of America for the year 2001 was over $88.7 billion (see American Cancer Society http://www.cancer.org/cancer/cancerbasics/economic-impact-of-cancer). The costs of cancer in lives and suffering as well as financially are staggering on a global basis.

While much work must be done on reducing the incidence rates of cancer and the treatment of cancer itself, we believe the early detection of cancer is a critical step to saving lives. The European Union has established a target of conducting cancer screening for 300 million people annually. In 2008, only 56 million cancer screenings were preformed (International Agency for Research on Cancer, Cancer Screening in EU 2008). Similarly, the United States has set a target to screen 200 million people per year (American Cancer Society, Cancer Screening in 2008).

Although cancer screenings are necessary if not vital, there are many reasons that they are not more widely used. We believe these reasons include:

•	High cost per screen

•	Uncomfortable for the patient (mammogram, colonoscopy, MRI)

•	Not accessible to large segments of the population

•	Risk is involved (Radiation and Invasive tests)

•	Requires specialists to interpret results

•	Low sensitivity or specificity

In summary, we believe that a large segment of world-wide population who need to be checked regularly for cancer forego the screening process due to the above reasons.

Our Technology

In the last decade many scientific articles have been published showing that the body’s immune system detects the existence of cancer but, for various reasons, fails to attack it.

For our screening methodology, only a small amount of peripheral blood from the patient is needed. The method is based on infrared spectroscopy measurements of the blood sample and computerized analysis.

The basic concept in our technology is to measure the biochemical changes in the peripheral blood mononuclear cells (“PBMC”) and plasma, due to cancer presence.

As the PBMC are part of the body’s immune system, we believe our methodology will detect overall biochemical changes of the immune system due to cancer presence. The technology involves special infrared (“IR”) measurement of a simple blood sample.

We are using the Fourier Transform Infrared Analysis (“FTIR”) spectrometer for reading the biochemical content of the PBMC and plasma. We believe the FTIR has some unique advantages in this aspect as it requires no reagents and the reading is swift. Most of the biochemical materials can be detected using the FTIR. The test uses conventional lab methods and the mathematical analysis is made automatically by proprietary algorithms.

47

We believe there is a scientific consensus that many different biomarkers have to be taken into consideration to detect cancer existence. Our approach addresses this need since we check the total biochemical construction on the PBMC and plasma.

Our method can be adapted to identify other cancers, and new products can be readily developed using our existing technology. It is our assessment that we can offer screenings that provide faster results and lower costs compared to the current competing technologies in today’s market.

Developing our technology requires a uniquely skilled team. Our team includes consultants who have expertise in physics, biochemistry, engineering, medicine, and data processing. We believe our management has the proper education and experience to run such an operation in today’s marketplace.

Past Clinical Studies

Four clinical studies whose results were published in what we believe to be well-known peer-reviewed journals have been conducted to date, all of which were not blind tests. The first of these studies was conducted by B.G. Negev Technologies and Applications Ltd. (“BGU”, a wholly owned subsidiary of Ben Gurion University – Israel) and the other three studies were conducted by us. The goal of these studies was to evaluate TBIA as what we believe to be a novel, simple, and low cost method for the early detection of cancer.

“Sensitivity” as used below is the number of detected cancers divided by the full population having cancer that participated in the study. A sensitivity of 100% means that our product detected cancer in all of the people with cancer that were diagnosed using our product. A sensitivity of 80% means that out of 100 people with cancer the test will detect 80 people as being diagnosed with the relevant cancer and the rest will be defined as healthy.

“Specificity” as used below is the number of detected healthy subjects divided by the full population of healthy subjects that participated in the study. A specificity of 80% means that out of 100 healthy people who participated in the study – we diagnosed 80 people as healthy. The 20 other healthy subjects were falsely diagnosed as having cancer.

•	The first study was conducted by BGU. This study included 15 acute leukemic children, 19 children who had a high fever with a diagnosis of infection or inflammation, and 27 healthy volunteers.

T test and cluster analysis was done with the following results for control versus leukemia and infection versus leukemia. For all, P value <= 0.05 .

Cluster analysis – all cancers were distinct in a different branch for healthy and infection. Based on the chosen wave numbers the cluster analysis was able to distinguish completely between leukemia and control groups.

The first objective of the study was to distinguish between children diagnosed as having acute leukemia and healthy subjects by FTIR spectroscopy analysis of PBMCs.

The second objective was to follow and analyze leukemic patients’ response to chemotherapy by FTIR spectroscopy of PBMCs in comparison to what we believe to be the standard practice of bone marrow examination by flow cytometry.

A third objective of the clinical trial was to distinguish between leukemic children and children with similar clinical symptoms such as high fever and white blood count (which also appears following infection or inflammation) using FTIR technology.

Results of study:

The first objective was achieved successfully – all subjects, healthy and acute leukemia, were diagnosed correctly – 100% sensitivity and specificity.

The second objective of follow-up treatment was achieved by identifying three different responses to treatment by FTIR method – good, intermediate and unfavorable response. FTIR identified responses to treatment earlier (33 days vs. 100 days) than flow-cytometry analysis of bone marrow. A good response (meaning, a good response to chemotherapy) was a fast return of the PBMC values towards normal control values (according to the FTIR method). An intermediate response was a slow return of the PBMC values towards normal control values. An unfavorable response was the PBMC values not returning towards normal control values. No T test was done in order to distinguish between the three tendencies.

The third objective was achieved as well. The children having similar symptoms to leukemia were successfully distinguished from acute leukemia children by FTIR analysis– 100% sensitivity and specificity.

These results were published in the Biochimica et Biophysica Acta (Zelig et al. Biochimica et Biophysica Acta 1810 (2011) 827–835).

•	Below are details regarding three other studies all of which the Company conducted. For all of the studies described below, multi-dimensional parameter analysis was used (principal components analysis (“PCA”) and Fisher’s linear discriminant analysis (“FLDA”)) rather than a T test represented by a P value. The results are described as sensitivity and specificity.

o

The first study included 41 cancer patients and 45 healthy volunteers. This study was intended to evaluate the utility of our method to detect several types of cancers using advance computerized algorithm. The performances of the algorithm presented what we believe were promising results for breast and colorectal cancer as well as other cancers. Following these results, the Company chose to put our efforts into the screening of breast and colorectal cancers.

The first objective of the study was to distinguish between cancer patients of multiple types and healthy subjects by FTIR spectroscopy analysis of PBMCs and plasma – we refer to this as the TM-T1 method – our product for diagnosing multiple types of cancers. All patients were diagnosed by standard practice such as histopathology of tissue samples taken from the tumor.

The second objective was to distinguish between different types of cancers utilizing FTIR spectroscopy analysis of PBMCs and plasma.

Results of study:

The first objective of the study was achieved successfully – 93% sensitivity for detecting different types of cancers and 80% specificity for identifying correctly the healthy population.

As to the second objective, although different spectral patterns were observed for each type of cancer indicating there is the potential of successful classification between the various cancers, the statistical parameters were not established due to low patient numbers for each individual type of cancer preventing reliable statistical analysis.  As to this objective, our observation was qualitative rather than quantitative. We will need to conduct largest trials in the future to better understand and distinguish between different cancers.

The results of the study were published in the IEEE (Ostrovsky et al. IEEE Transactions on Biomedical Engineering, Vol. 60, No. 2, February 2013, 343-353).

o

The second study was conducted between April 27, 2011 and April 26, 2013 at Rabin Medical Center in Israel. The number of the study was 0336-10-RMC and its purpose was evaluation of our screening method for breast cancer. This study included 29 breast cancer patients and 30 subjects who were healthy or had benign tumors. All subjects were tested for breast cancer by standard screening procedures (mammography / ultrasound) and had not yet undergone surgical treatment, chemotherapy or radiotherapy.

The first objective of the study was to distinguish between cancer patients and healthy subjects or patients having benign tumor using FTIR spectroscopy analysis of PBMCs and plasma – we refer to this as the TM-B1 method – our product for diagnosing breast cancer.

The second objective was to distinguish between three groups: cancer patients, patients having benign tumors, and healthy subjects without pathological findings related to breast tumors.

Results of study:

The first objective of the study was achieved successfully – approximately 90% sensitivity for detection of breast cancer and approximately 80% specificity for identifying correctly the healthy patients and patients with benign tumors.

As to the second objective, although different spectral patterns were observed for each group – healthy, benign, and malignant, the statistical parameters were not established due to low patient numbers in each group preventing reliable statistical analysis. As to this objective, our observation was qualitative rather than quantitative. We will need to conduct largest trials in the future to better understand and distinguish between different groups.

The results of the study were published in the BMC Cancer (Zelig et al. BMC Cancer (2015) 15:408).

o

The third study was conducted between April 27, 2011 and April 26, 2013 at Rabin Medical Center in Israel. The number of the study was 0336-10-RMC and its purpose was evaluation of our screening method for colorectal cancer. This study included 30 colorectal cancer and high-grade dysplasia (“HGD”) patients, 10 patients with benign polyps and 18 healthy subjects, all tested for colorectal cancer by colonoscopy. The premalignant HGD was joined with the malignant group.

The first objective of the study was to distinguish between cancer patients vs. healthy subjects using FTIR spectroscopy analysis of PBMCs and plasma – we refer to this as the TM-C1 method – our product for diagnosing colorectal cancer.

The second objective was to distinguish between three groups: colorectal cancer patients, patients having benign tumors, and healthy subjects without pathological findings related to colorectal tumors such as polyps.

Results of study:

The first objective of the study was achieved successfully – approximately 82% sensitivity for detection of colorectal cancer and approximately 71% specificity for detecting healthy populations without pathological findings. The benigns were classified in between the cancer and healthy groups.

As to the second objective, although different spectral patterns were observed for each group – healthy, benign, and malignant, the statistical parameters were not established due to low patient numbers in each group preventing reliable statistical analysis. As to this objective, our observation was qualitative rather than quantitative. We will need to conduct largest trials in the future to better understand and distinguish between different groups.

The results of the study were published in the Journal of Gastroenterology (Barlev et al. Journal of Gastroenterology (First Online: 26 June 2015): 1-8.).

48

A fifth clinical study began on June 6, 2013 at Kaplan Medical Center in Israel. This study is currently ongoing. The number of the study is 0152-12-KMC.

The study is expected to include 400 patients – 200 healthy, 100 benign, and 100 breast cancer patients. All subjects are tested for breast cancer by standard screening procedures (mammography / ultrasound) and have not yet undergone surgical treatment, chemotherapy or radiotherapy.

The first objective of the study is to distinguish between cancer patients and healthy subjects or patients having benign tumor using FTIR spectroscopy analysis of PBMCs and plasma – TM-B1 method.

The second objective is to distinguish between three groups: cancer patients, patients having benign tumor and healthy subjects without pathological findings related to breast tumors.

This study is currently ongoing.

An international study at multiple healthcare locations with multiple healthcare providers that is based on an updated robust protocol is expected to be initiated in the first quarter of 2016. There are negotiations to conduct this trial in multiple countries (including Singapore, India, U.S, Germany and Israel). To date, these locations have not been finalized and locations may be deleted or added. The scope of the trial is expected to be in the range of 500 - 1,000 individuals. This potential trial would be in addition to and not in replacement of the training and validation clinical trials to be conducted in Israel and the U.S.

Intellectual Property

In order to protect our proprietary technologies, we rely on combinations of application for patent and trade secret protection, as well as confidentiality agreements with employees, consultants, and third parties.

We have filed and own all rights in the following patent applications, all of which are currently pending

Category I: These applications relate to analysis of an IR spectrum of a PBMC sample. Claims are generally directed to indicating the presence of a solid tumor based on analysis of an IR spectrum of a PBMC sample:

(1)	US Patent Application 13/701,262. This has claims for a method (process) and is expected to expire on June 1, 2031.
(2)	European Patent Application No. 11789348.7. This has claims for a method (process) and a system and is expected to expire on June 1, 2031.
(3)	Israel Patent Application 223,237. This has claims for a method (process), a system, and for a computer program product and is expected to expire on June 1, 2031.

Category II: These applications relate to analysis of an IR spectrum of a blood plasma sample. Claims are generally directed to indicating the presence of a solid tumor based on analysis of an IR spectrum of a blood plasma sample:

(4)	US Patent Application 14/116,506. This has claims for a method (process), a system, and for a computer program product and is expected to expire on May 10, 2032.
(5)	European Patent Application No. 12782256.7. This has claims for a method (process) and a system and is expected to expire on May 10, 2032.
(6)	Israel Patent Application 229,109. This has claims for a method (process), a system, and for a computer program product and is expected to expire on May 10, 2032.

Category III: These applications relate to analysis of an IR spectrum of a blood plasma sample and PBMC samples:
(7)	US Patent Application 14/894,128. This has claims for a method (process), and is expected to expire on November 14, 2033.
(8)	European Patent Application No. 13885931.9. This has claims for a method (process), a system, and for a computer program product and is expected to expire on November 14, 2033.

There are no patents or patent applications which are licensed to the Company pursuant to the Company’s License agreement with BGU and Mor referenced below. There are no patents or patent applications which are licensed to the Company from any other entity.

To the knowledge of the Company’s management, there are no contested proceedings or third-party claims over any of our patent applications. Our success depends upon our ability to protect our technologies through intellectual property agreements including patents, trademarks, know-how, and confidentiality agreements. However, there can be no assurance that the above mentioned patent applications will be approved by the appropriate agencies.

All of the technology for which the patents are sought is owned by the Company. The patents are entirely owned by the Company.

Licensing Agreement

We entered into a research and license agreement in April 2010 with BGU and Mor Research Applications Ltd. (a wholly owned subsidiary of Clalit Medical Services – Israel) (together with BGU, the “Licensor”). The Licensor, pursuant to the agreement, granted us an exclusive, worldwide, license to commercialize certain intellectual property covered by the agreement (i.e. research, develop, manufacture, market, distribute, and sell any product containing the licensable IP under the agreement). This agreement is attached as Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Pursuant to the agreement, we are under an obligation to pay to the Licensor a minimum annual royalty of $10,000 in 2015, $25,000 in 2016 and, from 2017 through the termination of the agreement, $50,000 per year. Once there are sales of products or sublicensing receipts based on the licensed intellectual property, the Company is under an obligation to pay the Licensor a certain percentage of such sales or sublicensing receipts, as running royalties. Once there are sales, the Company is obligated to pay not less than the minimum annual royalties. These minimum amounts will be credited against the running royalties.

According to the license agreement the royalty rates are:

On net sales of:
o leukemia related products	3.0%
o other products	2.5%
o in certain limited circumstances, rates may be reduced to	2.0%
On fixed sublicense income (with no Company income on sales by the sub licensee, the rates below would be the only amounts due to the Licensor. The net sales rates listed above will not be owed if there is no Company income on sales by the sub licensee.):
o leukemia related products	20.0%
o other products	15.0%
On fixed sublicense income (with Company income on sales by the sub licensee. These rates are in addition to the net sales rates listed above.):
o leukemia related products	10.0%
o other products	7.5%

The minimum royalties will be paid to the Licensor regardless of whether the Company is able to generate sales from the products arising from the usage of the license.

The license agreement is for an unlimited term, unless terminated earlier by either of the parties. Each party is entitled to terminate the agreement as a result of a material breach or a failure to comply with a material term by the other party, as a result of liquidation or insolvency of the other party. In addition, the Company is entitled to terminate the agreement if at any time, during the period of 7 years following the effective date of the transaction, the Company, at its sole discretion, determines that commercialization of the leukemia licensed products is not commercially viable.

Plan of Operation

Our main goals in the first six months of 2016 are to: (i) update the measurement protocol; (ii); (ii) make our products known in the academic field by publishing articles in medical journals about our TBIA test; and (iii) appoint a scientific advisory board.

During this period we plan to begin the needed preparations for obtaining regulatory approvals in the places in which we will focus our initial efforts to market our products (including in the U.S.). This includes writing the needed protocols for the pilot and validation studies. In addition, we will continue developing the measurement protocol and algorithms needed for the analysis of the blood test results. The new measurement protocol will be designed to improve the test performances.

49

We expect our costs during the initial twelve (12) months following the Effectiveness Date to be approximately $5 million. If we are able to raise $5 million, we expect $4 million will be used for continuing our research and development operations, $0.5 million will be used for marketing efforts, and $0.5 million will be used to fund general operational expenses. As of June 30, 2015, the Company’s available funds of $343,552 are not sufficient to fund our activities for those twelve (12) months and we will need to raise cash to implement our strategy and stay in business.

If we are able to raise additional capital, our goals for 2016 include:

•	Establish U.S. and EU distribution channels/partners for our products;

•	Begin the TC (Todos colon cancer screening product) and TB (Todos breast cancer screening product) training to appropriate personnel;

•	Begin the U.S. and EU reimbursement process;

•	Qualify new TC software versions; and

•	Begin the development of additional products.

At this point we are not able to provide any assurance that we will meet the schedule above or that we will be successful in meeting our abovementioned goals.

Currently, the Company is engaged in refining the protocols for the aforementioned blood tests in order to undergo clinical trials that are required in order to obtain regulatory approvals for our products including FDA approval. Once the protocols for our tests are refined, we intend to begin clinical trials. There are two types of clinical trials that we will be conducting (training and validation). The first is training our tests so that it is compatible with the population of a country where we perform such clinical trials. In this process, the Company, prior to the first clinical trial, has an already established baseline of what the results should be. The Company then sees what the results of the first clinical trial are and the Company makes the necessary adaptation to our proprietary technology using mathematical tools in order to reach substantially the same diagnosis results as are found in the baseline. This requires a trial of approximately 200 patients. Once the necessary adaptation to our proprietary technology is made, the second stage of clinical trials will be to validate that the tests are able to detect breast cancer and colorectal cancer. Prior to beginning any clinical trials, a local IRB needs to grant approval to the Company to begin the trial. The Company estimates that each training clinical trial will require about 200 participants and each validation clinical trial will require at about 200 participants.

The Company is an IVD firm developing proprietary technology which will analyze a blood test to detect the presence of various cancers. As the Company is not developing a drug, the Company believes it will not need to submit an investigational new drug application to the FDA prior to conducting clinical trials in the United States. The Company believes it will only need IRB approval prior to conducting clinical trials in the U.S.

The purpose of the “small pilot” clinical trials is to enable the Company to go to the FDA with the results and begin a dialogue with the FDA and seek the FDA’s recommendation (not their approval) as to trial size and the protocols for future U.S. clinical trials. The Company plans on submitting a formal application to the FDA for approval of the TBIA method after the Company has completed its clinical trials in the U.S.

Concurrently with the above, we plan to develop new products in the coming three years that will detect other cancers. We hope to complete successful clinical trials in the U.S. and receive FDA approval within approximately two to four years. In the meantime, we plan to commercialize our products in other locations. There is no assurance, however, that we will meet this timing schedule and that all of our efforts will be successful. There is no assurance that our intended development plan will receive regulatory approvals, including that of the FDA.

50

Products – Cancer Screening Kits

Our Proprietary Technology

We developed the TBIA method, a proprietary method for screening of solid tumors using peripheral blood analysis by infrared spectroscopy. The method is multidisciplinary and incorporates hematology, biochemistry, physics and signal processing. TBIA screening method is based on the cancer’s influence on the immune system which triggers cellular and biochemical changes in the PBMC and plasma. These biochemical changes are detected by the FTIR whose results undergo rigorous testing of sophisticated signal processing in order to detect if the entire biochemical signature under detection have the typical biochemical indications for cancer existence.

The principle behind our proprietary technology, TBIA, is to observe the immune system response to tumor presence anywhere in the body rather than looking for the tumor cells themselves. We analyze multiple elements of the biochemical signature (including proteins, lipids, nucleic acids and carbohydrates) of the effected immune cells from the peripheral blood in conjunction with plasma using infrared spectroscopy, instead of focusing on a single specific protein as a biomarker.

Our research, using spectral analysis, thus far indicates that the “IR signatures” of several types of cancer are significantly distinct from the “infrared signatures” of healthy patients. These differences can be related to several biological effects which exist during malignancy.

Our cancer screening kit includes a special glass slide upon which the PBMC and the plasma are placed. Some tests might also include a salt solution that is needed for the blood separation process. There is a different test for each cancer type.

51

The Todos Medical Innovation Solution:

-	The immune system and plasma undergoes biochemical changes due to cancer existence.
-	Mid infrared spectroscopy can detect these biochemical changes (“spectral signature”).
-	The result is generated automatically by a sophisticated mathematical algorithm which enhances the efficiency for handling massive amounts of tests per year.

Distribution Channels

We currently have no distributors to our products but evaluate engaging distributors in Europe and Asia. Our goal is to collaborate with well-established partners that could provide us with access to different markets around the world.

Raw Materials and Suppliers

We have several vendors that provide us raw materials from various geographic locations. While we are currently relying on these suppliers, we plan to locate other suppliers upon strict inspection. We plan to have a minimum of two vendors for each component in our system and it is our intention to eventually produce the raw material internally. However, because we are in a highly specialized industry, there can be no assurance that we will be able to achieve that.

Listed below are our current material suppliers. There is no assurance that they will be able to continue supply our raw materials or that, if necessary, we will be able find replacement vendors on a timely basis on favorable terms.

List of the raw material suppliers for kits

SUPPLIERS	MATERIAL
Sigma Aldrich	Histopaque-1077
guylop	Desiccators
Crystaltechno ltd., Alkor Technologies	ZnSe uncoated
LA MEDIMARKET	Saline solution (0.9% NaCl)
ALEX RED	Slide Safe Box
SAGAM	TM FABRIC
BD	BD Vacutainer K2EDTA 3ml 13*75P LAVEND 1K/c

Suppliers for our cancer screening kits

Manufacturer Name	Supplier Name	Service Description / Component Description
BD	Bactlab diagnostic ltd.	BD Vacutainer K2EDTA 3ml 13*75P LAVEND 1K/c
Sigma Aldrich	Sigma Aldrich Israel ltd.	Histopaque-1077
Aguettant, Lyon, France.	Medi-Market	Sodium Chloride Solution, 0.9%, Embryo
Sigma Aldrich	Sigma Aldrich Israel ltd.	Ethanol Absolut, Spectranal

Customers

Our goal is to have a diversified pool of customers worldwide, including the United States. However, we plan to only focus on the Western EU nations and Israel in the near future since we have the CE mark and it will require more time and effort and substantial funding to achieve FDA approval.

52

Competition

Company	Symbol	Company Description

Exact Sciences	EXAS	Marketing Cologuard stool based screening test for the detection of colorectal cancer

Volition Rx	VNRX	Developing blood-based diagnostic tests for colorectal, lung, prostate, ovarian and other cancer types based on nucleosomics

Epigenomics	EPGNF	Engages in developing and commercializing in vitro diagnostic tests for the screening and diagnosis of cancer (EpiproColon – methylated Septin9 DNA in human plasma)

Cancer Genetics	CGIX	Focuses on developing and commercializing proprietary genomic tests to improve and personalize the diagnosis and response to treatment of cancer

53

Competitive Advantage:

Current prevailing cancer screening tests utilize the standard procedures which, we believe, are typically uncomfortable, such as colonoscopy for colorectal cancer and mammography for breast cancer. In addition, we believe, these tests generally have medium to low sensitivities/specificity, along with adverse risks. Furthermore, many of the existing screening methods depend on the technician’s or the physician’s capabilities, knowledge and interpretation. The existing screening methods also carry a high cost.

In light of these drawbacks, we believe our competitive advantage is three-fold: (i) the low cost of TBIA cancer screening tests; (ii) the simple score generated by the Todos Medical algorithm telling the medical professional and patient whether cancer is present; and (iii) detecting cancer at an early stage.

Web Domain

Our official website is currently under the domain of www.todosmedical.com.

Description of Property

We do not own any real property. We currently maintain our corporate offices at 1 Hamada Street, Rehovot, Israel under a lease agreement for the lease of 108 square meters for a monthly consideration of NIS 6,780 (approximately $1,750). The lease was for a term of one year. In November 2015, the lease was renewed by the Company for an additional term of two years for monthly payments of NIS 7,000 (approximately $1,800). Lease payments are linked to the Israeli CPI based on the CPI published on February 15, 2015. We believe that this space will be sufficient until we commence full operations.

Employees and Consultants

We have 3 full-time employees (Chief Executive Officer, Chief Technology Officer, and a lab technician).

In addition, we engage specialists and consultants in fields such as optics, physics, medicine, mathematical algorithms, biochemistry, regulatory and patents from time to time as required by our operations. Furthermore, Mr. Uri Sher, our Chief Financial Officer (“CFO”), is engaged by us as an external consultant.

Mr. Sher provides part-time CFO services to companies as an external consultant and charges the companies on an hourly basis. Beyond remuneration and being covered by directors and officers insurance, the Company has no further commitments to Mr. Sher and the Company has no commitment to retain his services for any specified period. In 2015, the average time that Mr. Sher has devoted to the Company is 25 hours per month. There is no employer – employee relationship between the Company and Mr. Sher.

Legal Proceedings

The Company’s management is currently not aware of any lawsuits, legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial shareholder of more than 5% of our ordinary shares, or any associate of any of the foregoing is an adverse party or has a material interest adverse to our interest.

Subsidiary

On January 27, 2016, the Company incorporated a wholly owned subsidiary in Singapore under the name: Todos (Singapore) Pte Ltd. This entity has not yet commenced operations. This entity was formed for the purpose of conducting clinical trials in the future in Singapore and to obtain possible Singapore government grants to partially finance the conducting of such operations.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information for our executive officers and directors as of March 16, 2016. Unless otherwise stated, the address for our directors and executive officers is c/o Todos Medical Limited, 1 Hamada Street, Rehovot, Israel.

54

Name	Age	Position(s)
Rami Zigdon	53	Chief Executive Officer
Udi Zelig	37	Chief Technology Officer
Uri Sher	48	Chief Financial Officer
Alon Ostrovitzky	32	Director
Moshe Schlisser	28	Director
Moshe Abramovitz	35	Director
Asher Deutsch	60	Director

Executive Officers and Directors

Rami Zigdon, Chief Executive Officer

Mr. Zigdon has served as our Chief Executive Officer (“CEO”) since our inception in 2010. From May 12, 2011 through June 3, 2015, Mr. Zigdon also served as a director. Mr. Zigdon is an experienced business manager of technology-based companies. From 2003 to 2009, Mr. Zigdon served as sales manager for Israel of Renesas Technology, a leading Japanese semiconductors corporation. Prior to his position at Renesas, Mr. Zigdon served as the manager of Hitachi Semiconductors Israel and as embedded systems group manager at RDT. Mr. Zigdon has held various technical and management positions at Scitex (in Belgium), NI Medical and Spectronix. Mr. Zigdon graduated with honors from the Hebrew University in Jerusalem and holds a Bachelor Degree of Science in Biology from the Hebrew University, a B.S. in Electrical Engineering from the Ben Gurion University of the Negev, Beer-Sheva, and a MBA from the Heriot-Watt University, Edinburgh.

Udi Zelig, Chief Technology Officer

Dr. Zelig was our Chief Technology Officer as a non-employee from inception through December 31, 2011 while employed by Crow Technologies (a company in which Shmuel Melman, one of our principal shareholders, and, from February 2, 2012 through June 3, 2015, one of the Company’s directors, is one of the controlling shareholders). On January 1, 2012 we entered into an employment agreement with Dr. Zelig for him to serve as our full-time Chief Technology Officer. Dr. Zelig is a biomedical engineer with research experience of more than a decade in the conducting and managing of in-vitro and clinical experiments. His main research field is applications of infrared spectroscopy for blood cancer detection and investigation of chemotherapeutic drugs influence on blood cells. Dr. Zelig is author of numerous scientific publications in leading journals for medicine and biophysics. He holds a Bachelor Degree of Science in Nuclear Engineering, a Master of Science and Ph.D. in bio-medical engineering, all from the Ben-Gurion University of the Negev, Beer-Sheva.

Uri Sher, Chief Financial Officer

Mr. Sher started assisting our Company with our financial affairs in November 2014. In August 2015, he was appointed as chief financial officer. Mr. Sher practices as a certified public accountant in Israel, focusing his practice on providing CFO services to development stage companies, general tax advice and planning, and specialized financial services mainly in the property and investment sectors. From 2000 to 2013 Mr. Sher also advised a hedge fund which focused on investing in private placements of development stage companies listed on United States stock exchanges. Before qualifying as a CPA in Israel, Mr. Sher met the requirements to become a Chartered Accountant in South Africa. He gained almost five years of experience in the Johannesburg office of Grant Thornton.

55

Alon Ostrovitzky, Director

Mr. Ostrovitzky was appointed as a director of our Company on December 5, 2013. Since 2008 he has acted as the President of Ostrovitzky Holdings Company, a company which has developed a variety of real estate projects in the Czech Republic, Germany, and Israel. As President, Mr. Ostrovitzky supervised sub-contractors and service providers. Mr. Ostrovitzky also developed and led renewable energy projects in Greece, planned and oversaw construction of Photo-voltaic parks in Greece, and provided management for a medical center (Dialysis and specialists) in the Czech Republic. He received a BA in business administration at the Interdisciplinary Center Herzliya, Israel, where he specialized in finance, and studied Economics at the Tel Aviv University, Israel.

Moshe Schlisser, Director

Mr. Schlisser was appointed as a director of our Company on February 27, 2016. Mr. Schlisser holds managerial positions in various investment firms and has experience in mergers and acquisitions transactions in the healthcare, cleantech, and FinTech industries as well as in real estate and infrastructure transactions worldwide. In 2010, Mr. Schlisser co-founded and currently still serves as a director in a soup kitchen in Jerusalem that serves over 50 homeless and underprivileged individuals a hot prepared dinner every night and that deliver weekend food packages to over 250 underprivileged families..

Moshe Abramovitz, Director

Mr. Abramovitz was appointed as a director of our Company on February 27, 2016. Mr. Abramovitz has held managerial positions in various organizations (Israeli companies and charities) including acting as deputy CEO of A.S. Mehadrin Ltd. Mr. Abramovitz holds a B.A. in business administration, specializing in information system form Ono Academic College, Israel and currently is studying towards obtaining an MBA degree from Ono Academic College, Israel. Mr. Abramowitz received training and a certificate to serve a mediator from Bar Ilan University, Israel.

Asher Deutsch, Director

Adv. Deutsch was appointed as a director of our Company on March 3, 2016. Adv. Deutsch is a partner at the law firm of Asher Deutsch & Co. and has over 20 years of experience as a director on the boards of numerous private and public companies in Israel (for example, RSL and Opectra Real Estate and Investments). Adv. Deutsch founded "Datshare business information Ltd." in 1992, a company that develops and markets financial and marketing information systems to investors in capital markets for companies that are traded on the Tel Aviv stock exchange and Nasdaq. Adv. Deutsch also acts as an arbitrator in corporate and securities law related arbitrations. Adv. Deutsch was admitted to the Israeli bar association in 2008. Adv. Deutsch has a B.S.c. degree from Ben Gurion University, Israel and a law degree from Ono Academic College, Israel, Adv. Deutsch also studied business administration at Tel-Aviv University, Israel.

Board Practices

Board of Directors

Under the Israeli Companies Law, the management of our business, including strategy and policies, is vested in our Board. Our Board may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our Board. Our chief executive officer is appointed by, and serves at the discretion of, our Board, subject to the employment agreement that we have entered into with him.  All other executive officers are appointed by our chief executive officer, and are subject to the terms of any applicable employment agreements that we may enter into with them.

External Directors

We plan on applying to have our ordinary shares quoted on the OTCQB marketplace of OTC Link. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTCQB marketplace of OTC Link, nor can there be any assurance that such an application for quotation will be approved.

Assuming the Company’s ordinary shares are publicly traded, the Company will be considered an Israeli public company under the Israeli Companies Law on the first day of trading. We will be require to nominate, within 90 days of the first day of trading, at least two members who qualify as external directors (within the meaning of the Israeli Companies Law).

The provisions of the Israeli Companies Law set forth special approval requirements for the election of external directors.  External directors must be elected by a majority vote of the shares present and voting on the matter at a shareholders meeting, provided that either:

·	such majority includes at least a majority of the shares held by all shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions, which we refer to as a disinterested majority; or

56

·	the total number of shares held by shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not derived from a relationship with a controlling shareholder) voted against the election of the external director does not exceed 2% of the aggregate voting rights in the company.

The term “controlling shareholder” is defined in the Israeli Companies Law as a shareholder with the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is deemed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in the company or has the right to appoint 50% or more of the directors of a company or its general manager.

The term “personal interest” is defined in the Israeli Companies Law as a person’s or entity’s personal interest in an act or a transaction of a company, (i) including the personal interest of (a) any spouse, sibling, parent, grandparent or descendant of the persons, any descendant, sibling or parent of a spouse of the person and the spouse of any of the foregoing; and (b) an entity in which the person or entity or any of the foregoing relatives of the person serves as a director or the chief executive officer, owns at least 5% of its issued share capital or voting rights or has the right to appoint one or more directors or the chief executive officer, but (ii) excluding a personal interest arising solely from the ownership of shares. In the case of a person voting by proxy, “personal interest” includes the personal interest of the proxy holder or the shareholder granting the proxy (even if the proxy holder has no personal interest in the matter), whether or not the proxy holder has discretion how to vote.

The initial term of an external director is three years.  Thereafter, an external director may be reelected by shareholders to serve in that capacity for up to two additional three-year terms, provided that either:

·	his or her service for each such additional term is recommended by one or more shareholders holding at least 1% of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds 2% of the aggregate voting rights in the company, and provided further that the external director is not an affiliated or competing shareholder, as defined in the Israeli Companies Law, or a relative of such a shareholder at the time of the appointment, and is not affiliated with such a shareholder at the time of appointment or within the two years preceding the date of appointment; or

·	his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same majority required for the initial election of an external director (as described above).

If the board of directors has determined that an external director ceases to meet the statutory qualifications for appointment or if he or she violates his or her duty of loyalty to the company, the board of directors is required to call a special general meeting of shareholders for the removal of the external director.  In such circumstances, the removal of the external director by the shareholders requires the same special shareholder majority that is required for the election of an external director, as described above.  An external director may also be removed by order of an Israeli court, at the request of a director or shareholder, if the court finds that the external director has ceased to meet the statutory qualifications for his or her appointment or has violated his or her duty of loyalty to the company.  If an external directorship becomes vacant and there are fewer than two external directors on the board of directors at the time, then the board of directors is required under the Israeli Companies Law to call a shareholders’ meeting as soon as practicable to appoint a replacement external director.

Each committee of the board of directors that exercises the powers of the board of directors must include at least one external director, except that the audit committee and the compensation committee must include all external directors then serving on the board of directors.  Under the Israeli Companies Law, external directors of a company are prohibited from receiving, directly or indirectly, any compensation for their services as external directors other than pursuant to the Israeli Companies Law and the regulations promulgated thereunder.  Compensation of an external director is determined prior to his or her appointment and may not be changed during any three-year term subject to certain exceptions.

57

The Israeli Companies Law provides that a person is not qualified to serve as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation with the company, with any person or entity controlling the company or a relative of such person at the time of appointment, or with any entity controlled by or under common control with the company at the time of appointment or during the two years preceding the appointment; or (b) in the case of a company with no controlling shareholder or a shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation with a person then serving as chairman of the board or chief executive officer, a holder of 5% or more of the issued share capital or voting power in the company or the most senior financial officer.

The term “relative” is defined as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

The term “affiliation” includes (subject to certain exceptions): an employment relationship; a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships); control; and service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined under the Israeli Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director and any other manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s positions or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as a director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation other than as permitted by the Israeli Companies Law and the regulations promulgated thereunder.

Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children and other relatives may not be provided a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement as an officer or director of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by such person.  This restriction extends for a period of two years with regard to the former external director and his or her spouse or child and for one year with respect to other relatives of the former external director.

If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender. A director of one company may not be appointed as an external director of another company if a director of the other company is acting as an external director of the first company at such time.

According to the Israeli Companies Law and regulations promulgated under the Israeli Companies Law, a person may be appointed as an external director only if he or she has professional qualifications or if he or she has accounting and financial expertise (each, as defined below).  At least one of the external directors must be determined by our board of directors to have accounting and financial expertise.

58

A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses an expertise in, and an understanding of, financial and accounting matters and financial statements, such that he or she is able to understand the financial statements of the company and initiate a discussion about the presentation of financial data.  A director is deemed to have professional qualifications if he or she has any of (i) an academic degree in economics, business management, accounting, law or public administration, (ii) an academic degree or has completed another form of higher education in the primary field of business of the company or in a field which is relevant to his/her position in the company, or (iii) at least five years of experience serving in one of the following capacities, or at least five years of cumulative experience serving in two or more of the following capacities: (a) a senior business management position in a company with a significant volume of business; (b) a senior position in the company’s primary field of business; or (c) a senior position in public administration or service. The board of directors is charged with determining whether a director possesses financial and accounting expertise or professional qualifications.

Audit Committee

Israeli Companies Law Requirements

Following our becoming an Israeli public company, under the Israeli Companies Law, we will be required to appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors, one of whom must serve as chairman of the committee. The audit committee may not include the chairman of the board, a controlling shareholder of the company or a relative of a controlling shareholder, a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder or a director who derives most of his or her income from a controlling shareholder.

In addition, under the Israeli Companies Law, the audit committee of a publicly traded company must consist of a majority of unaffiliated directors, within the meaning of the Israeli Companies Law. In general, an “unaffiliated director” under the Israeli Companies Law is defined as either an external director or a director who meets the following criteria:

•	the audit committee has determined that he or she meets the qualifications for being appointed as an external director, except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel); and (ii) the requirement for accounting and financial expertise or professional qualifications; and

•	he or she has not served as a director of the company for a period exceeding nine consecutive years. For this purpose, a break of less than two years in the service shall not be deemed to interrupt the continuation of the service.

Audit Committee Role

Our Board will adopt an audit committee charter to be effective on the Trading Date that will set forth the responsibilities of the audit committee consistent with the regulations of the SEC, as well as the requirements for audit committees under the Israeli Companies Law, including the following:

•	oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors or shareholders for their approval, as applicable, in accordance with the requirements of the Israeli Companies Law;

•	recommending the engagement or termination of the person filling the office of our internal auditor; and;

59

•	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors or shareholders for their approval, as applicable, in accordance with the requirements of the Israeli Companies Law.

Our audit committee will provide assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our audit committee also will oversee the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Under the Israeli Companies Law, our audit committee will be responsible for:

•	determining whether there are deficiencies in the business management practices of our company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the board of directors to improve such practices;

•	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest) and whether such transaction is extraordinary or material under Israeli Companies Law (see “— Approval of Related Party Transactions under Israeli Law”);

•	determining whether a competitive process must be implemented for the approval of certain transactions with controlling shareholders or its relative or in which a controlling shareholder has a personal interest (whether or not the transaction is an extraordinary transaction), under the supervision of the audit committee or other party determined by the audit committee and in accordance with standards determined by the audit committee, or whether a different process determined by the audit committee should be implemented for the approval of such transactions;

•	determining the process for the approval of certain transactions with controlling shareholders or in which a controlling shareholder has a personal interest that the audit committee has determined are not extraordinary transactions but are not immaterial transactions;

•	where the Board approves the working plan of the internal auditor, to examine such working plan before its submission to the board of directors and proposing amendments thereto;

•	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

•	examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the compensation of our auditor; and

•	establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees.

Our audit committee may not approve any actions requiring its approval (see “— Approval of Related Party Transactions under Israeli Law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of unaffiliated directors including at least one external director.

60

Financial Statement Examination Committee

Under the Israeli Companies Law, the board of directors of a public company must appoint a financial statement examination committee, which consists of members with accounting and financial expertise or the ability to read and understand financial statements. Following our becoming an Israeli public company, we plan to assign to our audit committee the responsibilities and duties of a financial statement examination committee, as permitted under the relevant regulations promulgated under the Israeli Companies Law. From time to time, as necessary and required in order to approve our financial statements, the audit committee will hold separate meetings prior to the scheduled meetings of the Board in respect of the financial statements. The function of a financial statement examination committee is to discuss and provide recommendations to the board of directors (including reporting any deficiencies found) with respect to the following issues: (a) estimations and assessments made in connection with the preparation of financial statements; (b) internal controls related to the financial statements; (c) completeness and appropriateness of the disclosure in the financial statements; (d) the accounting policies adopted and the accounting treatment implemented in material matters of the Company; and (e) value evaluation, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements.

Compensation Committee and Compensation Policy

Following our becoming an Israeli public company, we intend to appoint a compensation committee as required by the Israeli Companies Law. The compensation committee must be comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee. Each compensation committee member that is not an external director must be a director whose compensation does not exceed an amount that may be paid to an external director under regulations promulgated under the Israeli Companies Law. The compensation committee is subject to the same Israeli Companies Law restrictions as the audit committee as to who may not be a member of the committee. See “— Audit Committee — Israeli Companies Law Requirements.”

Compensation Committee Role

Our Board will adopt a compensation committee charter to be effective on the Trading Date. Responsibilities of the compensation committee consistent with the requirements for compensation committees under the Israeli Companies Law which includes the following:

•	recommending to the board of directors for its approval (i) a compensation policy; (ii) whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years); and (iii) periodic updates to the compensation policy. See “— Compensation Policy.” In addition, the compensation committee is required to periodically examine the implementation of the compensation policy;

•	the approval of the terms of employment and service of office holders (including determining whether the compensation terms of a candidate for chief executive officer of the company need not be brought to approval of the shareholders); and

•	reviewing and approving grants of options and other incentive awards to persons other than office holders to the extent such authority is delegated by our board of directors, subject to the limitations on such delegation as provided in the Israeli Companies Law

Compensation Policy

Under the Israeli Companies Law, the duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, as such term is defined in the Israeli Companies Law, to which we refer to as a compensation policy, and any extensions and updates thereto. The compensation policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee, and will need to be brought for approval by the company’s shareholders, which approval requires a Special Approval for Compensation (as defined below under “— Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions”).

61

We will be required to adopt a compensation policy within 90 days following the Trading Date.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives for office holders, and must consider (among other things) the company’s risk management, size and the nature of its operations. The compensation policy must also consider the following additional factors:

•	the knowledge, skills, expertise and accomplishments of the relevant office holder;

•	the office holder’s roles and responsibilities and prior compensation agreements with him or her;

•	the relationship between the terms offered and the average compensation of the other employees of the company (including any employees employed through manpower companies);

•	the impact of disparities in salary upon work relationships in the company;

•	the possibility of reducing variable compensation at the discretion of the board of directors, and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and

•	as to severance compensation, the period of employment or service of the office holder, the terms of his or her compensation during such period, the company’s performance during such period, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

•	the link between variable compensation and long-term performance and measurable criteria;

•	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;

•	the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;

•	the minimum holding or vesting period for variable, equity-based compensation; and

•	maximum limits for severance compensation.

Internal Auditor

Under the Israeli Companies Law, the board of directors of an Israeli public company must appoint an internal auditor recommended by the audit committee. An internal auditor may not be:

•	a person (or a relative of a person) who holds more than 5% of the company’s outstanding shares or voting rights;

62

•	a person (or a relative of a person) who has the power to appoint a director or the general manager of the company;

•	an office holder, within the meaning of the Israeli Companies Law (including a director and the general manager) of the company (or a relative thereof); or

•	a member of the company’s independent accounting firm, or anyone on his or her behalf.

The role of the internal auditor is to examine, among other things, our compliance with applicable law and orderly business procedures. The audit committee is required to oversee the activities and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. We intend to appoint an internal auditor within 90 days following the Trading Date.

Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Israeli Companies Law codifies the fiduciary duties that office holders owe to a company. Each person listed in the table under “— Executive Officers and Directors” is an office holder under the Israeli Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances.  The duty of care includes a duty to use reasonable means to obtain:

·	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and

·	all other important information pertaining to any such action.

The duty of loyalty requires an office holder to act in good faith and in the best interests of the company, and includes, among other things, the duty to:

·	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

·	refrain from any activity that is competitive with the company;

·	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

·	disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of his or her position as an office holder.

We may approve an act specified above which would otherwise constitute a breach of the office holder’s duty of loyalty, provided that the office holder acted in good faith, the act or its approval does not harm the company and the office holder discloses his or her personal interest a sufficient amount of time before the date for discussion of approval of such act.

63

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

Disclosure of Personal Interests of an Office Holder

The Israeli Companies Law requires that an office holder promptly disclose to the company any “personal interest” that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the company.  An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered.  A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of such person’s relative or of a corporate entity in which such person or a relative of such person holds 5% or more of the outstanding shares or voting rights, is a director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest arising from one’s ownership of shares in the company.  A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to his or her vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter.  An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction.  Under the Israeli Companies Law, an extraordinary transaction is defined as any of the following:  a transaction other than in the ordinary course of business; a transaction that is not on market terms; or a transaction that may have a material impact on a company’s profitability, assets or liabilities.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless, with respect to an office holder, the chairman of the audit committee or board of directors (as applicable) determines that the office holder should be present in order to present the transaction that is subject to approval.  If a majority of the members of the audit committee or the board of directors (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee or the board of directors (as applicable) on such transaction and the voting on approval thereof.  If a majority of the members of the board of directors has a personal interest in the approval of a transaction, shareholder approval is also required for such transaction.

Approval of Transactions with Officer Holders

If it is determined that an office holder has a personal interest in a transaction that is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the company’s articles of association provide for a different method of approval.  Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an act by the office holder that would otherwise be deemed a breach of his or her duty of loyalty, provided that the transaction is in the company’s best interest and the office holder acted in good faith. An extraordinary transaction in which an office holder has a personal interest requires approval first by the company’s audit committee and subsequently by the board of directors.

Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions

Pursuant to Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, and the terms of engagement with a controlling shareholder or a relative thereof, directly or indirectly (including through a corporation controlled by a controlling shareholder), for the provision of services to the company and his or her terms of employment or service as an office holder or employment as other than an office holder, require the approval of each of (i) the audit committee or the compensation committee with respect to the terms of service or employment by the company as an office holder, an employee or service provider; (ii) the board of directors; and (iii) the shareholders, in that order. The shareholder approval requires one of the following, which we refer to as a Special Majority:

64

•	at least a majority of the shares held by all shareholders who do not have a personal interest in the transaction and who are present and voting on the matter approves the transaction, excluding abstentions; or

•	the shares voted against the transaction by shareholders who have no personal interest in the transaction and who are present and voting at the meeting do not exceed 2% of the voting rights in the company.

Each shareholder voting on the approval of an extraordinary transaction with a controlling shareholder must inform the company prior to voting whether or not he or she has a personal interest in the approval of the transaction, otherwise, the shareholder is not eligible to vote on the proposal and his or her vote will not be counted for purposes of the proposal.

To the extent that any such transaction with a controlling shareholder is for a period of more than three years, approval is required once every three years, unless, with respect to any such extraordinary transactions, the audit committee determines that the duration of the transaction is reasonable given the related circumstances.

The compensation committee and board approval for arrangements regarding the terms of service or employment of a controlling shareholder must be in accordance with the company’s compensation policy. In special circumstances the compensation committee and board of directors may approve a compensation arrangement that is inconsistent with the company’s compensation policy, provided that they have considered the same considerations and matters required for the approval of a compensation policy in accordance with the Israeli Companies Law and that shareholder approval was obtained by the Special Majority.

Pursuant to regulations promulgated under the Israeli Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors, relating to terms of service or employment that would otherwise require approval of a company’s shareholders may be exempt from shareholder approval upon certain determinations of the audit committee and board of directors. Under these regulations, a shareholder holding at least 1% of the issued share capital or voting power of the company may require, within 14 days of the publication or announcement of such determinations, that despite such determinations by the audit committee and the board of directors, such transaction will require shareholder approval under the same majority requirements that would otherwise apply to such transactions.

In addition, disclosure of a personal interest in a private placement of a public company (including disclosure of any material fact or document) is required by (i) a shareholder holding 5% or more of the company’s issued and outstanding capital or its voting rights whose holdings will increase as result of the private placement and a shareholder who will hold 5% or more of the company’s issued and outstanding capital or its voting rights as a result of the private placement, if 20% or more of the company’s outstanding share capital prior to the private placement is issued in the private placement and the payment for which is not only in cash or listed securities or the transaction is not on market terms; and (ii) a person or entity that will become a controlling shareholder as a result of the private placement.

Shareholder Duties

Pursuant to the Israeli Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at a meeting of shareholder with respect to the following matters:

•	an amendment to the company’s articles of association;

•	an increase of the company’s authorized share capital;

•	a merger; and

65

•	the approval of related party transactions and acts of office holders that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.

Certain shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that he or she has the power to determine the outcome of a shareholder vote and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or other power towards the company. The Israeli Companies Law does not define the substance of the duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness.

Exculpation, Insurance and Indemnification of Directors and Officers

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our Articles include such a provision, to the fullest extent permitted by law.  The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

·	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

·	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

·	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

·	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

66

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

·	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

·	a breach of the duty of care to the company or to a third party, to the extent such a breach does not arise out of the negligent conduct of the office holder;

·	a financial liability imposed on the office holder in favor of a third party; and

·	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

·	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

·	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

·	an act or omission committed with intent to derive illegal personal benefit; or

·	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer or a director or under certain circumstances, also by the shareholders.

Our Articles, permits us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law. We have entered into indemnification and exculpation agreements with each of our directors. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

Code of Business Conduct and Ethics

The Company has not currently adopted a code of ethics, however, we plan to adopt such a code within 90 days following the Trading Date.

Compensation of Executive Officers and Directors

The aggregate compensation paid and share-based compensation and other payments expensed by us to our directors and executive officers with respect to the year ended December 31, 2014 was $47,561 to our CEO, Mr. Zigdon.

In the year ended December 31, 2015, the Company paid the following to its executive officers (all in the form of salary and benefits): $57,799 to Mr. Zigdon, $86,521 to Dr. Zelig, and $21,720 to Mr. Sher (a consultant). The aggregate compensation paid was $166,040. Our directors are not entitled to any compensation for their service as directors. Therefore, in the year ended December 31, 2015, we did not pay any compensation to our directors.

We do not have any written agreements with any director providing for benefits upon the termination of such director’s relationship with us.

67

Pursuant to the Israeli Companies Law, arrangements regarding the compensation of a director of an Israeli public company requires the approval of the compensation committee, board of directors and (except for a number of exceptions) shareholders by ordinary majority, in that order. The approval of the compensation committee and board of directors must be in accordance with the compensation policy. In special circumstances the compensation committee and board of directors may approve a compensation arrangement that is inconsistent with the company’s compensation policy, provided that they have considered the same considerations and matters required for the approval of a compensation policy in accordance with the Israeli Companies Law and that shareholder approval was obtained by the Special Approval for Compensation.

With respect to compensation of an officer (including chief executive officer) or director who is also a controlling shareholder, see “— Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions.”

Employment Agreements with Executive Officers

We have entered into written employment agreements with each of our executive officers, other than with our directors. These agreements contain provisions regarding non-competition, confidentiality of information and assignment of inventions. The enforceability of covenants not to compete in Israel and the United States is subject to limitations. For example, Israeli courts have recently required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or its intellectual property.

Effective as of May 1, 2015, we entered into an employment agreement with Mr. Rami Zigdon, our chief executive officer. The agreement was approved by our Board on August 16, 2015. Currently, the employment agreement is in full force and effect and does not require the approval of our shareholders. Once we become a public company under the Israeli Companies Law (on the first day our ordinary shares start trading), we will be subject to certain provisions of the Israeli Companies Law with respect to approving the terms of engagement of our officers and directors. Prior to the effective date of the agreement, Mr. Zigdon provided us with management services as an independent contractor since our inception. As of the effective date of the agreement, Mr. Zigdon is employed as our chief executive officer on a full time basis. The agreement may be terminated by either party by a ninety days prior written notice or by us under exceptional circumstances as detailed in the agreement. Pursuant to the agreement, Mr. Zigdon is entitled to a gross monthly salary of NIS 15,000 (approximately $3,900) linked to the Israeli CPI known at the effective date of the agreement as well as reimbursement of vehicle expenses up to an annual amount of NIS 16,000 (approximately $4,200). The gross monthly salary shall be increased to NIS 25,000 (approximately $6,600) as from the date on which the Company shall have cash at its bank account at least NIS 3,500,000 (approximately $920,000 (the “Triggering Date”) that is sourced from capital injections/non-repayable amounts only, as confirmed by the Company’s CFO in writing. In the event that during the term of the Agreement, on a certain date, the Company shall have at least NIS 4 million (approximately $1.05 million) cash at its bank account that is sourced from capital injection/non-repayable amounts only, as confirmed by the Company’s CFO, Mr. Zigdon shall be entitled to a payment in the sum of NIS 12,333 (approximately $3,200) multiplied by the number of calendar months that had passed from the effective date of the agreement and until the month ending prior to the Triggering Date. In addition, Mr. Zigdon is entitled to participate in our incentive program that will be adopted by the appropriate organs of the Company. Furthermore, Mr. Zigdon will be entitled to options to purchase our shares, subject to an option plan to be adopted by the appropriate organs of the Company. Under these plans, Mr., Zigdon has been granted 1,241,163 employee options, of which 51,714 employee options have vested as of March 16, 2016. Mr. Zigdon is entitled to customary fringe benefits under Israeli laws. If the agreement is terminated by us, other than for "cause" as defined in the agreement, Mr. Zigdon shall be entitled to an adjustment bonus equal to 3 times the last gross monthly salary or in the event that we will have more than $3 million cash at hand, the adjustment bonus shall be equal to 6 times the last gross monthly salary. The agreement contains provisions regarding non-competition, confidentiality of information and assignment of inventions.

On January 1, 2012 we entered into an employment agreement with Dr. Zelig, our Chief Technology Officer. Pursuant to the agreement, Dr. Zelig is employed by us on a full time basis. The agreement may be terminated by either party by a 30 days prior written notice or by us under exceptional circumstances as detailed in the agreement. Under the agreement, Dr. Zelig is entitled to a gross monthly compensation of NIS 15,000 (approximately $4,000) as well as global monthly gross payment for overtime of NIS 2,500 (approximately $700). Dr. Zelig is entitled to a company car and cellular phone in connection with his employment with us. Dr. Zelig is entitled to customary fringe benefits under Israeli laws as well as contributions (by us and by Dr. Zelig) to an education fund, at the rates specified in the agreement. Under the Company’s employee option plan, Dr, Zelig has been granted 620,581 employee options, of which 25,856 employee options have vested as of March 16, 2016.

Todos Medical Ltd. 2015 Share Option Plan

The Todos Medical Ltd. 2015 Share Option Plan was adopted by the Board on December 3, 2015 (the “Option Plan”). The Option Plan generally permits the granting of share options to our employees, directors or consultants. As of March 16, 2016, 2,172,034 options to purchase ordinary shares were outstanding under the Option Plan and 3,827,966 ordinary shares were available for future option grants under the Option Plan. Unless terminated earlier by the Board, the Option Plan will terminate ten years from its date of adoption.

Our Board administers the Option Plan, including (i) designating participants in the Option Plan; (ii) determining the terms and provisions of respective option agreements, including the number of shares to be covered by each option, exercisability, transferability, and other terms and conditions of the option; (iii) accelerating the right of an optionholder to exercise any previously granted option; (iv) determining the fair market value of the shares; and (v) interpreting the provisions and supervising the administration of the Option Plan. Our Board may amend or discontinue the Option Plan at any time, except that generally no amendment may impair the rights of an optionholder without his or her written consent.

Share options granted to Israeli employees under the Option Plan may be granted pursuant to the provisions of Section 102 of the Israeli Income Tax Ordinance. Any options granted pursuant to such provision will be issued to a trustee and be held by the trustee for at least two years from the date of grant of the options, as required under the Israeli tax ordinance.

Upon termination of employment or service for any reason, other than for cause or death or disability, the optionholder may exercise his or her vested options within 90 days of the date of termination. If we terminate an optionholder’s employment or service for cause, all of the employee’s options, whether vested or unvested, expire on the termination date. Upon termination of employment or service due to death or disability, the optionholder or his or her estate may exercise his or her vested options within twelve months from the date of death or disability. An option may not, however, be exercised after the option’s expiration date.

Options are non-transferable except in the event of an optionholder’s death.

If we are party to a merger or consolidation, outstanding options and shares acquired under the Option Plan will be subject to the agreement of merger or consolidation, which will provide for one or more of the following: (i) the continuation of such options by us, (ii) the assumption of such options by the surviving corporation or its parent, (iii) the substitution by the surviving corporation or its parent of new options, (iv) the cancellation of the such options in exchange for payment equaling the market value of the shares subject to the option less the exercise price, or (v) full exercisability of the option and full vesting of the shares subject to the option.

In the event of any variation in our share capital, including a share dividend, share split, combination or exchange of shares, recapitalization, or any other like event, the number, class and kind of shares subject to the Option Plan and outstanding options, and the exercise prices of the options, will be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate exercise price of the options.

On January 11, 2016, the Board approved the issuance of share options to three employees at an exercise price of NIS 0.01 per share. The Board approved the granting of 1,241,163 options (51,714 have vested as of March 16, 2016) to Mr. Zigdon, 620,581 options (25,856 have vested as of March 16, 2016) to Dr. Zelig, and 310,290 options (12,928 have vested as of March 16, 2016) to Mrs. Rachel Segev, another employee of the Company. Half of the options vest over a period of twenty four months, and half of the options vest upon the achievement of certain milestones. As of March 16, 2016, 4.2% of these options have vested.

68

Indemnification Agreements with Directors and Executive Officers

Please see disclosure under “— Exculpation, Insurance and Indemnification of Directors and Officers.”

RELATED PARTY TRANSACTIONS

Other than the executive and director compensation and indemnification and exculpation arrangements discussed in “Management,” and the transactions described below, we have not entered into any transactions since January 1, 2012 to which we have been or are a party to and in which any of our directors, executive officers or holders of more than 10% of our share capital, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Transactions with Related Persons

Although the transactions described below took place prior to the 1:10 forward split that took place in February 2015 and prior to the second forward share split by way of an issuance of bonus shares of 1:29 that took place in February 2015, the number of shares listed below reflects both forward share splits.

Crow Technologies (a company in which Shmuel Melman, one of our principal shareholders, and, from February 2, 2012 through June 3, 2015, one of the Company’s directors, is one of the controlling shareholders) currently engages in plastics and electronics components manufacturing and the Company’s products do not have any electronic parts. While the Company’s products do have plastic parts, these parts cost approximately $0.10 per unit. We believe the exclusive right held by Crow Technologies is immaterial to the ultimate price for which we will sell our products or even the overall cost of production of our products.

On February 2, 2012, 26,100,000 ordinary shares were issued to Mr. Melman as conversion of a loan previously made by him to the Company. On such date, our shareholders adopted a resolution to create a new class of shares – preferred shares and converted Mr. Zigdon's holdings in the Company from ordinary shares to preferred shares.

Our current Articles give holders of preferred shares anti-dilution rights. Mr. Zigdon owns all of the Company’s issued preferred shares. For every 100 ordinary shares issued by the Company, 5.25 preferred shares are issued to the holders of preferred shares. Following the adoption of our amended and restated articles of association on the Trading Date (whose form has not yet been approved by the Company’s shareholders), none of our shareholders will have rights different from the rights of other shareholders.

On October 7, 2014, David Wasserman became a member of the Board in connection with D.P.H. Investments Ltd. (“DPH”) investing NIS 1,300,000 (approximately $350,000) in the Company in a share purchase agreement (the “Share Purchase Agreement”). DPH received 8,280,000 ordinary shares as a result of this investment. DPH will be issued another 720,000 ordinary shares of the Company if the Effectiveness Date is after June 7, 2016. These shares have already been issued by the Company to a trustee pending the conclusion of the registration process. If the Effectiveness Date is prior to June 7, 2016, the trustee will transfer 295,776 shares to Adeline Holding Limited (“Adeline”) (an entity over whose shares Yitzhak Ostrovitzky has sole voting and sole investment control),295,776 shares to Mr. Melman, 72,000 shares to Mr. Zigdon, 34,848 shares to Yehezkel Machlev, and 21,600 shares to Dr. Zelig. The registration statement of which this prospectus forms a part assumes the Effectiveness Date will be prior to June 7, 2016. As of July 16, 2015 Mr. Wasserman is no longer a member of the Board. DPH is an entity that has 13 shareholders none of whom own more than 17% of DPH. Mr. Wasserman is one of the shareholders. At least 5 shareholders need to agree before any action with regard to these shares can be taken by DPH.

Pursuant to this investment, DPH has the right to appoint two members of the Board. Eliezer Marmarosh and Judith Weingut were appointed to the Board as DPH’s representatives through February 27, 2016. Moshe Schlisser and Moshe Abramovitz replaced them as DPH’s representatives to the Board on that same date. Following the adoption of our amended and restated articles of association on the Trading Date, none of our shareholders will have rights different from the rights of other shareholders and DPH will no longer have the right to appoint two members of the Board.

The Company issued 18,120,000 ordinary shares to a trustee for a group of investors (including Mr. Wasserman and Mr. Ben Zion Hasid, a member of the Board from April 28, 2015 through July 15, 2015) pursuant to the Share Purchase Agreement dated October 7, 2014, as amended in August 2015, for an aggregate consideration of $150,000. As of December 31, 2014, the investors were not entitled to any of these shares. As of June 30, 2015, approximately $110,000 had been paid to the Company. Subsequently the remaining amount has been paid to the Company and the trustee has released the shares to the group of investors. The other investors were Ephraim Schlisser, Aaron Shpritzer, Yehezkel Machlev, Abram Bancrot, Yehuda Broiner, Aryeh LeBlanc, and Daniel Hirsch.

Moshe Schlisser (a director as of February 27, 2016) and Ephraim Schlisser (Moshe’s father) hold managerial positions with an entity named Iberica Investments LLC (“Iberica”). Iberica and the Company are parties to a 2015 consulting agreement pursuant to which Iberica agreed to provide assistance with the Company’s fundraising. From January 1, 2015 through March 16, 2016, the Company has paid Iberica and its assigns approximately $107,000 pursuant to this consulting agreement.

Mr. S. Melman and Mr. Yitzhak Ostrovitzky granted the Company loans in order to fund its ongoing operations. As of December 31, 2014, the loans collectively amounted to NIS 2,398,097 (approximately $620,000). The loans mature on December 31, 2019 and bear no interest. The loans are linked to the Israeli consumer price index as of January 1, 2015. The loans may be prepaid by us from time to time according to our cash availability. These loans have not been memorialized in a written document. Rather, the lenders were present during meetings of the Board at which the repayment terms were approved and agreed to these repayment terms. Mr. Ostrovitzky is the father of a member of the Board, Alon Ostrovitzky. Mr. Melman served as one of our directors until June 3, 2015.

69

On September 29, 2015 the Company made a 60 day loan of $45,731 (180,000 NIS) to Mr. Yitzhak Ostrovitzky. Mr. Ostrovitzky agreed not to offset this loan against the long-term loans that he has provided to the Company. As collateral for this loan, Mr. Ostrovitzky transferred 6,162,600 ordinary shares in the Company held by Adeline to a trustee, who upon default was to return these shares to the Company or sell them to a third party, the proceeds of which would repay to the Company this short-term loan. The loan was later extended to mature on December 24, 2015. On the maturity date, Mr. Ostrovitzky repaid NIS 123,000 (approximately $31,250) and the trustee returned 4,211,110 ordinary shares to Adeline. Pursuant to a separate agreement between Daniel Margalit and Mr. Ostrovitzky, on the maturity date, Mr. Margalit repaid, on behalf of Mr. Ostrovitzky, NIS 57,000 (approximately $14,481) to the Company and the trustee transferred 1,951,490 ordinary shares to Mr. Margalit.

In December 2015, January 2016 and in March 2016, due to the Company’s 2015 and 2016 sales of its ordinary shares pursuant to its private placement memorandum (as described in the “Share History” section below), Mr. Zigdon was issued 216,111 preferred shares in accordance with his anti-dilution rights as a holder of preferred shares.

On January 11, 2016, the Board approved the issuance of share options to three employees, including our CEO and CTO, at an exercise price of NIS 0.01 per share. The Board approved the granting of 1,241,163 options (51,714 have vested as of March 16, 2016) to Mr. Zigdon, our CEO and 620,581 options (25,856 have vested as of March 16, 2016) to Dr. Zelig, our CTO. Half of the options vest over a period of twenty four months, and half of the options vest upon the achievement of certain milestones. As of March 16, 2016, 4.2% of these options have vested.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our ordinary shares as of (i) immediately prior to this offering and (ii) as adjusted to give effect to this offering, by:

·	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of our outstanding shares (principal shareholders);

·	each person selling shares pursuant to the registration statement of which this prospectus forms a part; each of our directors and executive officers; and

·	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and include shares subject to options and warrants that are exercisable within 60 days following March 16, 2016.  The percentage of beneficial ownership of our ordinary shares before and after the offering is based on 69,844,823 ordinary shares issued and outstanding as of March 16, 2016. This amount includes the ordinary shares issuable upon the exercise of the currently outstanding warrants, all of which are currently exercisable. This amount also includes the ordinary shares that will be automatically converted from previously issued preferred shares on the Trading Date. For purposes of computing the percentage of outstanding ordinary shares held by the three persons who currently hold employee option shares (Mr. Zigdon, Dr. Zelig, and Mrs. Segev) any vested employee option shares are deemed to be owned by that employee, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

As of March 16, 2016, to the knowledge of the Company’s management, there were 36 record holders of our ordinary shares.  To the knowledge of the Company’s management, as of March 16, 2016, four of the record holders of our ordinary shares were in the United States, which held, in the aggregate approximately 7.2% of our outstanding ordinary shares as of such date.  With the exception of the shares underlying warrants, all ordinary shares offered through this prospectus have been issued to the selling shareholders and the consideration has been received by the Company. Following the adoption of our amended and restated articles of association, none of our shareholders will have voting rights different from the voting rights of other shareholders. To the knowledge of the Company’s management, we are not owned or controlled, directly or indirectly, by another corporation or by any government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Except as indicated in the footnotes below, we believe that the persons named in the table below have sole voting and investment power with respect to the ordinary shares indicated in the table as being beneficially owned by them. Unless otherwise noted below, each shareholder’s address is c/o Todos Medical Limited, 1 Hamada Street, Rehovot, Israel.

70

	Ordinary Shares Beneficially Owned Prior to Offering			Shares Being Sold		Ordinary Shares Beneficially Owned After the Offering (1)
	Number		Percent	in the Offering		Number	Percent
Principal Shareholders
Adeline Holding Limited (2) (3)	10,669,486	(4)(5)	15.3%	4,690,000		5,979,486	8.6%
Melman, Shmuel (3) (6)	12,620,976	(7)	18.1%	5,550,000		7,070,976	10.1%
D.P.H. Investments Ltd. (8)	8,280,000		11.9%	8,280,000		0	0%
Schlisser, Ephraim	5,021,327		7.2%	5,021,327		0	0%
Shpritzer, Aaron	3,861,857		5.5%	3,861,857		0	0%
Hasid, Ben Zion (3) (9)	3,861,857		5.5%	3,861,857		0	0%
Wasserman, David (3) (10)	3,558,858		5.1%	3,558,858		0	0%
Non-Principal Selling Shareholders
Krohn, Avner	2,000,000	(11)	2.9%	2,000,000		0	0%
Lim Kwee Lan	2,000,000	(11)	2.9%	2,000,000		0	0%
Margalit, Daniel	1,951,490	(4)	2.8%	1,951,490		0	0%
Machlev, Yehezkel	1,484,448	(12)	2.1%	1,484,448		0	0%
Bancrot, Abram	1,287,286		1.8%	1,287,286		0	0%
Bel Har Investments Ltd. (13)	1,000,000	(11)	1.4%	1,000,000		0	0%
Kirschenbaum, Seth	1,000,000	(11)	1.4%	1,000,000		0	0%
Goh Mou Kit	1,000,000	(11)	1.4%	1,000,000		0	0%
Loevinger, Eugene and Margaret	1,000,000	(11)	1.4%	1,000,000		0	0%
Zieleniec Ethel	1,000,000	(11)	1.4%	1,000,000		0	0%
Maxim Partners, LLC (14)	1,000,000		1.4%	1,000,000		0	0%
Klikstein, Ruth	606,000		*	606,000		0	0%
Dee Em and Y Em Enterprises Inc. (15)	500,000	(11)	*	500,000		0	0%
Five In One PTE Ltd. (16)	500,000	(11)	*	500,000		0	0%
Goldfarb, Gary	500,000	(11)	*	500,000		0	0%
Segev, Rachel	315,352	(17)	*	315,352	(17)	0	0%
Broiner, Yehuda	303,000		*	303,000		0	0%
LeBlanc, Aryeh	155,815		*	155,815		0	0%
Hirsch, Daniel	70,000		*	70,000		0	0%
Lowenthal, Rachel	50,200	(11)	*	50,200		0	0%
Shachor, Netanel	50,000	(11)	*	50,000		0	0%
Shnur, Ester	50,000	(11)	*	50,000		0	0%
Wolfson, Hadassa	50,000	(11)	*	50,000		0	0%
Wolfson, Michal	50,000	(11)	*	50,000		0	0%
Sher, Avi (18)	10,000	(11)	*	10,000		0	0%
Zigdon, Amit (19)	2,000	(11)	*	2,000		0	0%
Directors and Executive Officers
Zigdon, Rami (20)	4,529,274	(21)	6.4%	2,450,000	(22)	2,079,274	2.9%
Zelig, Udi	1,553,731	(23)	2.2%	850,000	(24)	703,731	1.0%
Sher, Uri	0		0%	0		0	0%
Schlisser, Moshe	0		0%	0		0	0%
Deutsch, Asher	0		0%	0		0	0%
Ostrovitzky, Alon	0		0%	0		0	0%
Abramovitz, Moshe	0		0%	0		0	0%
(All directors and executive officers as a group – 7 persons)	6,083,005		8.6%	3,300,000		2,783,005	3.9%

71

*	Less than 1% of our outstanding ordinary shares.

(1)	Assumes that, upon the offering’s effectiveness, all warrant shares will be exercised and sold.

(2)	Mr. Yitzhak Ostrovitzky, the father of a member of the Board, Alon Ostrovitzky, has sole voting and sole investment control of these shares.

(3)	Affiliate of the Company.

(4)	On September 29, 2015 the Company made a 60 day loan of $45,731 (180,000 NIS) to Mr. Yitzhak Ostrovitzky. Mr. Ostrovitzky had agreed not to offset this loan against the long-term loans that he has provided to the Company. As collateral for this loan, Mr. Ostrovitzky transferred 6,162,600 ordinary shares in the Company held by Adeline to a trustee, who upon default was to return these shares to the Company or sell them to a third party, the proceeds of which would repay to the Company this short-term loan. The loan was later extended to mature on December 24, 2015. On the maturity date, Mr. Ostrovitzky repaid NIS 123,000 (approximately $31,250) and the trustee returned 4,211,110 ordinary shares to Adeline. Pursuant to a separate agreement between Daniel Margalit and Mr. Ostrovitzky, on the maturity date, Mr. Margalit repaid, on behalf of Mr. Ostrovitzky, NIS 57,000 (approximately $14,481) to the Company and the trustee transferred 1,951,490 ordinary shares to Mr. Margalit.

(5)	In October 2014, the company signed the Share Purchase Agreement with an investor for $350,000 in exchange for 8,280,000 ordinary shares. The investor will be issued another 720,000 ordinary shares of the Company if the Effectiveness Date is after June 7, 2016. These shares have already been issued by the Company to a trustee pending the conclusion of the registration process. If the Effectiveness Date is prior to June 7, 2016, the trustee will transfer 295,776 shares to Adeline. The registration statement of which this prospectus forms a part assumes the Effectiveness Date will be prior to June 7, 2016 and is including these 295,776 shares as part of the shares being registered.

(6)	Shmuel Melman was a member of the Board from February 2, 2012 to June 3, 2015.

(7)	If the Effectiveness Date is prior to June 7, 2016, the trustee will transfer 295,776 shares to Mr. Melman. The registration statement of which this prospectus forms a part assumes the Effectiveness Date will be prior to June 7, 2016.

(8)	The management does not consider DPH, despite holding more than 10% of the Company’s ordinary shares, to be an affiliate of the Company because DPH is an entity that has 13 shareholders none of whom own more than 17% of DPH. Mr. Wasserman is one of the shareholders. At least 5 shareholders need to agree before any action with regard to these shares can be taken by DPH. Pursuant to this investment, DPH has the right to appoint two members of the Board. Eliezer Marmarosh and Judith Weingut were appointed to the Board as DPH’s representatives through February 27, 2016. Moshe Schlisser and Moshe Abramovitz replaced them as DPH’s representatives to the Board on that same date. Following the adoption of our amended and restated articles of association on the Trading Date, none of our shareholders will have rights different from the rights of other shareholders and DPH will no longer have the right to appoint two members of the Board.

(9)	Mr. Hasid was a member of the Board from April 28, 2015 through July 15, 2015.

(10)	Mr. Wasserman was a member of the Board from October 7, 2014 through July 16, 2015.

(11)	Of the amount listed, the shareholder has half in ordinary shares and half in shares underlying a warrant which is currently exercisable.

(12)	If the Effectiveness Date is prior to June 7, 2016, the trustee will transfer 34,848 shares to Mr. Machlev. The registration statement of which this prospectus forms a part assumes the Effectiveness Date will be prior to June 7, 2016 and is including these 34,848 shares as part of the shares being registered.

(13)	Harry Cooper has sole voting and sole investment control of these shares.

(14)	Michael Rabinowitz has sole voting and sole investment control of these shares.

(15)	Joseph Fried has sole voting and sole investment control of these shares.

(16)	Wong Wei Siong Derrick has sole voting and sole investment control of these shares.

(17)	Consists of 310,290 employee option shares, 2,531 ordinary shares, and 2,531 warrant shares. As of March 16, 2016, 4.2% of the employee option shares have vested. All shares owned by Mrs. Segev are being registered.

(18)	Avi Sher is the brother of our CFO, Uri Sher.

(19)	Amit Zigdon is the brother of our CEO, Rami Zigdon.

(20)	In December 2015, January 2016 and in March 2016, due to the Company’s 2015 and 2016 sales of its ordinary shares pursuant to its private placement memorandum (as described in the “Share History” section below), Mr. Zigdon was issued 216,111 preferred shares in accordance with his anti-dilution rights as a holder of preferred shares. As of March 16, 2016, Mr. Zigdon hold 3,216,111 preferred shares which represents all of the issued preferred shares. These previously issued preferred shares will automatically convert into ordinary shares on the Trading Date.

(21)	Includes 1,241,163 employee option shares granted in January 2016 to Mr. Zigdon. If the Effectiveness Date is prior to June 7, 2016, the trustee will transfer 72,000 shares to Mr. Zigdon. The registration statement of which this prospectus forms a part assumes the Effectiveness Date will be prior to June 7, 2016 and is including these 72,000 shares as part of the shares being registered.

(22)	All 1,241,163 employee option shares are being registered as well as 1,208,837 ordinary shares. As of March 16, 2016, 4.2% of the employee option shares have vested.

(23)	Includes 5,775 shares underlying a warrant which is currently exercisable. Also includes 620,581 employee option shares granted in January 2016 to Dr. Zelig. If the Effectiveness Date is prior to June 7, 2016, the trustee will transfer 21,600 shares to Dr. Zelig. The registration statement of which this prospectus forms a part assumes the Effectiveness Date will be prior to June 7, 2016 and is including these 21,600 shares as part of the shares being registered.

(24)	All 620,581 employee option shares are being registered as well as 5,775 warrant shares, and 223,644 ordinary shares. As of March 16, 2016, 4.2% of the employee option shares have vested.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Articles is a summary. This summary is subject to the Israeli Companies Law and to the complete text of our amended articles of association (which we will adopt substantially in the form attached as Exhibit 3.3 to the registration statement, of which this prospectus is a part, on the Trading Date).

General

As of March 16, 2016, our authorized share capital consists: (1) 990,000,000 ordinary shares, par value NIS 0.01 per share, of which 66,628,712 shares are issued and outstanding. This amount includes the ordinary shares issuable upon the exercise of the currently outstanding warrants, all of which are currently exercisable; and (2) 10,000,000 preferred shares, par value NIS 0.01 per share, of which 3,216,111 shares are issued and outstanding. On the Trading Date, these preferred shares will automatically be converted into ordinary shares. Our current Articles give holders of preferred shares anti-dilution rights. Mr. Zigdon owns all of the Company’s issued preferred shares. For every 100 ordinary shares issued by the Company, 5.25 preferred shares are issued to the holders of preferred shares. Following the adoption of our amended and restated articles of association on the Trading Date, none of our shareholders will have rights different from the rights of other shareholders.

72

All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable.  Pursuant to our amended and restated articles of association, our ordinary shares are not redeemable and will not have any preemptive rights.

Warrants

As of March 16, 2016, warrants to purchase 5,389,406 ordinary shares at an exercise price of $0.50 per share were outstanding. Each of these warrants was purchased between March 2015 and March 2016 and has a termination date three years after purchase. All of the ordinary shares underlying these warrants have registration rights and are currently scheduled to be registered in the registration statement of which this prospectus forms a part. If any of the ordinary shares underlying these warrants are not registered, persons holding a combined 51% of the warrant shares can demand registration of their warrant shares. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Share History

On January 29, 2012 the Company issued to an investor 27,000,000 ordinary shares, in exchange for the conversion of a $160,987 (NIS 600,000) loan.

Effective as at March 31, 2014, an investor was to be issued 123,900 shares in exchange for $57,356 (200,000 NIS) received by the Company in February, 2014. As these shares had not yet formally been issued by December 31, 2014, they were included in the shareholders’ deficit as "Receipts on account of shares" and were taken into account for the calculation of loss per ordinary share.

The shares were issued on June 24, 2015. Accordingly the amount presented as "Receipts on account of shares" was allocated to "Shares" and "Additional paid in capital" as applicable.

In October 2014, an investor invested NIS 1,300,000 (approximately $350,000) in the Company pursuant to the Share Purchase Agreement. The investor received 8,280,000 ordinary shares as a result of this investment. The investor will be issued another 720,000 ordinary shares of the Company if the Effectiveness Date is after June 7, 2016. These shares have already been issued by the Company to a trustee pending the conclusion of the registration process. If the Effectiveness Date is prior to June 7, 2016, the trustee will transfer 295,776 shares to Adeline, 295,776 shares to Mr. Melman, 72,000 shares to Mr. Zigdon, 34,848 shares to Yehezkel Machlev, and 21,600 shares to Dr. Zelig. The registration statement of which this prospectus forms a part assumes the Effectiveness Date will be prior to June 7, 2016. Pursuant to this investment, the investor has the right to appoint two members of the Board. Eliezer Marmarosh and Judith Weingut were appointed to the Board as the investor’s representatives through February 27, 2016. Moshe Schlisser and Moshe Abramovitz replaced them as the investor’s representatives to the Board on that same date. Following the adoption of our amended and restated articles of association on the Trading Date, none of our shareholders will have rights different from the rights of other shareholders and the investor will no longer have the right to appoint two members of the Board.

Mr. Wasserman was a member of the Board from October 7, 2014 through July 16, 2015.

The Company issued 18,120,000 ordinary shares to a trustee for a group of investors (including Mr. Wasserman and Mr. Ben Zion Hasid, a member of the Board from April 28, 2015 through July 15, 2015) pursuant to the Share Purchase Agreement dated October 7, 2014, as amended in August 2015, for an aggregate consideration of $150,000. As of June 30, 2015, approximately $110,000 had been paid to the Company. Subsequently the remaining amount has been paid to the Company and the trustee has released the shares to the group of investors.

On December 30, 2014 the Company signed a share purchase agreement with an investor for $50,000 in exchange for 606,000 ordinary shares.

From March 2015 through May 2015, the Company raised the gross amount of $500,000 through its private placement memorandum, issuing 2,500,000 units to six investors. In August 2015, the Company raised the gross amount of $100,000 through its private placement memorandum, issuing 500,000 units to one investor. In December 2015 and January 2016, the Company raised the gross amount of $377,881.20 through its private placement memorandum, issuing 1,889,406 units to twelve investors. In March 2016, the Company raised the gross amount of $100,000 through its private placement memorandum, issuing 500,000 units to a single investor. Each unit consists of one ordinary share in addition to a warrant for one ordinary share exercisable for three years at a $0.50 price. All of the ordinary shares underlying these warrants have registration rights and are currently scheduled to be registered in the registration statement of which this prospectus forms a part. If any of the ordinary shares underlying these warrants are not registered, persons holding a combined 51% of the warrant shares can demand registration of their warrant shares.

In June 2015 the Company approved the issuance of 1,000,000 ordinary shares to Maxim Partners, LLC pursuant to an agreement entered with Maxim in April 2015 engaging Maxim to provide financial advisory and investment banking services to the Company. Maxim is entitled to unlimited piggyback registration rights.

In December 2015, January 2016 and in March 2016, due to the Company’s 2015 and 2016 sales of its ordinary shares pursuant to its private placement memorandum, Mr. Zigdon was issued a total of 216,111 preferred shares in accordance with his anti-dilution rights as a holder of preferred shares.

On January 11, 2016, the Board approved the issuance of share options to three employees at an exercise price of NIS 0.01 per share. The Board approved the granting of 1,241,163 options (51,714 have vested as of March 16, 2016) to Mr. Zigdon, 620,581 options (25,856 have vested as of March 16, 2016) to Dr. Zelig, and 310,290 options (12,928 have vested as of March 16, 2016) to Mrs. Rachel Segev, another employee of the Company. Half of the options vest over a period of twenty four months, and half of the options vest upon the achievement of certain milestones. As of March 16, 2016, 4.2% of these options have vested.

73

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-443712-8. Our purpose as set forth in our amended articles of association is to engage in any lawful activity. Our Articles state that the liability of our shareholders is limited, subject to the provisions of the Israeli Companies Law.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors described under “Management — Board Practices — External Directors.”

Under our amended articles of association to be effective upon the Trading Date, our Board must consist of at least three directors but no more than seven directors, in addition to two external directors as required by the Israeli Companies Law. Pursuant to our amended articles of association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, each of our directors will be appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders. Each director (other than external directors) will hold office until the next annual general meeting following the annual general meeting at which they were elected and until his or her successor is elected and qualified, or until the occurrence of certain events, in accordance with the Israeli Companies Law and our amended and restated articles of association, including his or her earlier resignation, death or removal by a vote of the majority of the voting power of our shareholders at a general meeting of until his or her office expires by operation of law. In addition, our amended articles of association allow our Board to appoint directors (other than external directors) to fill vacancies on the Board to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Israeli Companies Law. See “Management — Board Practices — External Directors.”

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Israeli Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

74

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the nominal value of their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended articles of association as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the serving members of our board of directors; or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be approved by our shareholders at a general meeting:

•	amendments to our articles of association;

•	appointment, terms of service and termination of service of our auditors;

•	appointment of external directors;

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	mergers; and

•	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is essential for our proper management.

Subject to the provisions of the Israeli Companies Law and regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

The Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, an approval of a merger or the approval of the compensation policy, notice must be provided at least 35 days prior to the meeting.

75

Under the Israeli Companies Law, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our amended articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for general meetings of our shareholders is at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (or if a higher percentage is required by law, such higher percentage), within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum is adjourned either to the same day in the following week at the same time and place or to such day, time and place as specified in the notice of the meeting or to such day, time and place as the chairman of the general meeting shall determine. At the reconvened meeting, at least two shareholders present in person or by proxy shall constitute a lawful quorum, unless the meeting of shareholders was convened at the demand of shareholders, in which case, the quorum shall be the presence of one or more shareholders holding at least 5% of our issued share capital and at least one percent of the voting power of our shares, or one or more shareholders with at least 5% of the voting power of our shares.

Vote Requirements

Our amended articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended articles of association. Under the Israeli Companies Law, certain actions require a special majority, including: (i) appointment of external directors, requiring the approval described above under “Management — Board Practices — External Directors”; (ii) approval of an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest and the terms of employment or other engagement of the controlling shareholder or a relative of the controlling shareholder (even if not extraordinary), requiring the approval described above under “Management —Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions”; (iii) approval of a compensation policy, requiring the approval described under “Management — Board Practices — Compensation Committee and Compensation Policy”; and (iv) approval of executive officer compensation inconsistent with our office holder compensation policy or the compensation of our chief executive officer (subject to limited exceptions), requiring the approval described above under “Management— Approval of Related Party Transactions under Israeli Law— Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions.”

In addition, under the Israeli Companies Law the authorization of the chairman of the board to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or his or her relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each, is subject to receipt of the approval of a majority of the shares voting on the matter, provided that either (i) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the resolution that are voted at the meeting on the matter (excluding any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against the resolution does not 2% of the voting rights in the company.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

76

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of the general meetings of our shareholders; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document in the company’s possession related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be modified or cancelled by adoption of a resolution by the holders of a majority of all shares as one class, without any required separate resolution of any class of shares, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended articles of association.

Registration Rights

For a discussion of registration rights we have granted to our existing shareholders prior to this offering, please see “Description of Share Capital — Warrants.”

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the target company’s issued and outstanding share capital, is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a Israeli public company, and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares of the company, is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company, or of the applicable class, or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

77

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, if there is no other shareholder that holds 25% or more of the voting rights in the company, subject to exceptions. Similarly, the Israeli Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. No tender offer is required if the acquisition of shares: (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a holder of 25% or more of the voting rights in the company following which the purchaser will hold 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company following which the purchaser will hold more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror; and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, and any person or entity under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company may not approve the merger if it determines that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of any of the means of control of the other merging entity, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares voting on the matter at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, or by any other person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Management — Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions”).

78

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

 In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allow us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the Trading Date, no preferred shares will be authorized under our amended articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law and our articles of association as described above in “— Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, phone number: 212-828-8436, and fax number: 646-536-3179.

Admission to Quotation on the OTCQB marketplace of OTC Link

We plan on applying to have our ordinary shares quoted on the OTCQB marketplace of OTC Link. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTCQB marketplace of OTC Link, nor can there be any assurance that such an application for quotation will be approved.

79

If our securities are not quoted on the OTCQB marketplace of OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations, as to the market value of our securities. The OTCQB marketplace of OTC Link differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTCQB marketplace of OTC Link, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTCQB marketplace of OTC Link our securities will trade on the OTCQB. We may not now or ever qualify for quotation on the OTCQB.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

·	1% of the number of ordinary shares then outstanding, which will equal approximately 698,448 shares immediately after this offering; or

·	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

For a discussion of registration rights we have granted to our existing shareholders prior to this offering, please see “Description of Share Capital — Warrants.”

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

80

Israeli Tax Considerations

The following is a brief summary of the material Israeli tax laws applicable to us, and certain Israeli Government programs that benefit us. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax, currently at the rate of 25% of a company’s taxable income (26.5% in 2015 and 2014). However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Benefited Enterprise or a Preferred Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate.

Taxation of our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax so long as the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of 25% or more in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

81

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the treaty); (ii) holds the shares as a capital asset; and (iii) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply if, among other things: (i) the capital gain arising from such sale, exchange or other disposition is treated as industrial or commercial profits attributed to a permanent establishment in Israel, subject to certain conditions; (ii) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the corporation during any part of the 12-month period preceding the disposition, subject to certain conditions; (iii) the capital gain arising from such sale, exchange or disposition is treated as royalties; or (iv) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In such case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.

Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents are generally subject to Israeli withholding tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt of a valid certificate from the Israeli Tax Authority allowing for a reduced tax rate). With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or at any time during the preceding 12 months, the applicable withholding tax rate is 30%, unless such “substantial shareholder” holds such shares through a nominee company, in which case the rate is 25%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

Under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%.  With respect to dividends paid to a U.S. corporation that held 10% or more of our outstanding voting capital throughout the tax year in which the dividend is distributed and the preceding tax year and provided that not more than 25% of the gross income of the paying corporation for such prior taxable year (if any) consists of certain interest or dividends, the maximum rate of tax withheld at source is 12.5%.

U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for U.S. federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 2% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 811,560 for 2014, which amount is linked to the annual change in the Israeli consumer price index.

82

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. Federal Income Taxation

General

The following are the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares covered by this prospectus.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

·	an individual citizen or resident of the United States;

·	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

·	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

·	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our ordinary shares that is described above is referred to herein as a “U.S. Holder.”  If a beneficial owner of our ordinary shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.”  The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders”.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase our ordinary shares pursuant to this offering and own and hold the ordinary shares as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

·	financial institutions or financial services entities;

·	broker-dealers;

·	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

·	tax-exempt entities;

·	governments or agencies or instrumentalities thereof;

·	insurance companies;

·	regulated investment companies;

83

·	real estate investment trusts;

·	certain expatriates or former long term residents of the United States;

·	persons that actually or constructively own 5% or more of our voting shares;

·	persons that acquired the ordinary shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

·	persons that hold the ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

·	persons whose functional currency is not the U.S. dollar;

·	passive foreign investment companies; or

·	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our ordinary shares.  Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) to a holder in respect of our ordinary shares and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of our ordinary shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Cash Distributions

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid in respect of our ordinary shares. A cash distribution on our ordinary shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The portion of such cash distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such ordinary shares.

84

With respect to non-corporate U.S. Holders, any such cash dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “— Taxation on the Disposition of Ordinary Shares” below) provided that (a) our ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the United States-Israel Tax Treaty, (b) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (c) certain holding period requirements are met. Therefore, if our ordinary shares are not readily tradable on an established securities market, and we are not eligible for the benefits of the United States-Israel Tax Treaty, then cash dividends paid by us to non-corporate U.S. Holders will not be subject to U.S. federal income tax at the lower regular long term capital gains tax rate. Under published IRS authority, shares are considered for purposes of clause (a) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Dividends paid to a U.S. Holder with respect to our ordinary shares generally will be foreign source income, which may be relevant in calculating such U.S. Holder’s foreign tax credit limitations. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from such U.S. Holder’s taxable income or credited against such U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisors to determine whether and to what extent they will be entitled to this credit.

Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations.  Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

If an Israeli capital gains tax applies to any gains from the disposition of our ordinary shares by a U.S. Holder, as discussed in “Israeli Tax Considerations and Government Programs – Taxation of our Shareholders” above, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to certain conditions and limitations).  In addition, if such Israeli tax applies to any such gain, a U.S. Holder may be entitled to certain benefits under the United States-Israel Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the United States-Israel Tax Treaty.  U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such Israeli tax and their eligibility for the benefits of the United States-Israel Tax Treaty.

85

Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, our ordinary shares, subject to certain limitations and exceptions.  U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our ordinary shares.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (b) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

Our actual PFIC status for our current taxable year or any subsequent taxable year is uncertain and will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the ordinary shares, and the U.S. Holder did not make either a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) the ordinary shares, a QEF election along with a purging election, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

·	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares; and

·	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

·	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

·	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC will be taxed as ordinary income;

·	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest ordinary tax rate in effect for that year and applicable to the U.S. Holder; and

·	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to the ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. However, a U.S. Holder may make a QEF election only if we agree to provide certain tax information to such holder annually.  At this time, we do not intend to provide U.S. Holders with such information as may be required to make a QEF election effective.

86

Alternatively, if a U.S. Holder, at the close of its taxable year, owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such ordinary shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above with respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income.  In the case of a U.S. Holder that has held our ordinary shares during any taxable year in respect of which we were classified as a PFIC and continues to hold such ordinary shares (or any portion thereof) and has not previously determined to make a mark-to-market election, and that is now considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ordinary shares.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of our ordinary shares generally should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) ordinary shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to our ordinary shares generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

87

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of the ordinary shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Cash dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to cash distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of the ordinary shares by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.  In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its ordinary shares and adjustments to that tax basis and whether any gain or loss with respect to such ordinary shares is long term or short term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our ordinary shares.

Moreover, backup withholding of U.S. federal income tax at a rate of 28% generally will apply to cash dividends paid on the ordinary shares to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of the ordinary shares by a U.S. Holder (other than an exempt recipient), in each case who:

·	fails to provide an accurate taxpayer identification number;

·	is notified by the IRS that backup withholding is required; or

·	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, PC, Lawrenceville, New Jersey. Certain legal matters with respect to matters of Israeli law including the validity of the ordinary shares offered by this prospectus will be passed upon for us by Dana Livneh-Zemer, Law Office, Tel Aviv, Israel.

88

EXPERTS

The financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and about the ordinary shares, you should refer to our registration statement and its exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Upon the completion of this offering, we will become subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers and will file reports, including annual reports on Form 20-F, and other information with the SEC. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, namely, the rules prescribing the furnishing and content of proxy statements to shareholders and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

EXPENSES RELATING TO THIS OFFERING

The following table sets forth all expenses to be paid by us in connection with the offering described in this Registration Statement.  All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$1,129.04
Legal fees and expenses	$75,104
Accounting fees and expenses	$7,000
Transfer agent and registrar’s fees and expenses	$1,939
Printing expenses	$8,721
Miscellaneous fees and expenses	$20,000
Total	$113,893.04

89

TODOS MEDICAL LIMITED

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2014

TODOS MEDICAL LIMITED

Financial Statements

As of December 31, 2014

90

TODOS MEDICAL LIMITED

Financial Statements

As of December 31, 2014

Fahn Kanne & Co.
Head Office
Levinstein Tower
23 Menachem Begin Road
Tel-Aviv 66184, ISRAEL
P.O.B. 36172, 61361

T +972 3 7106666
F +972 3 7106660
www.gtfk.co.il

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Todos Medical Limited

We have audited the accompanying balance sheets of Todos Medical Limited (the “Company”) as of December 31, 2014 and 2013, and the related statements of comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Todos Medical Limited as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, the Company has not yet generated any revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations.  As of December 31, 2014, the Company has incurred an accumulated deficit of $1,088,438 and negative cash flows from operating activities.  These factors among others, as discussed in Note 1 to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel-Aviv, Israel

August 24, 2015

Certified Public Accountants

Fahn Kanne & Co. is the Israeli member firm of Grant Thornton International Ltd

F-2

TODOS MEDICAL LIMITED

BALANCE SHEETS

	US dollars
	December 31,
	2014	2013

ASSETS
Current Assets
Cash and cash equivalents	60,600	18,541
Other current assets	64,391	62,775
Total current assets	124,991	81,316

Property and Equipment, Net	3,695	2,108

Total assets	128,686	83,424
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	15,378	8,413
Other current liabilities	84,365	12,307
Total current liabilities	99,743	20,720

Long-Term Liabilities
Long-Term loans from shareholders	616,636	659,526

Total liabilities	716,379	680,246

Commitments and Contingent Liabilities (Note 7)

Shareholders' Deficit
Preferred Shares of NIS 0.01 par value:
10,000,000 shares authorized and 3,000,000 issued at December 31, 2014 and at December 31, 2013	8,562	8,562
Ordinary Shares of NIS 0.01 par value:
990,000,000 shares authorized at December 31, 2014 and December 31, 2013; and 33,352,500 issued shares at December 31, 2014 and 27,000,000 at December 31, 2013	89,492	72,444
Additional paid in capital	345,335	88,543
Receipts on account of ordinary shares	57,356	-
Accumulated Deficit	(1,088,438)	(766,371)
Total shareholders' deficit	(587,693)	(596,822)

Total liabilities and shareholders’ deficit	128,686	83,424

The accompanying notes are an integral part of the financial statements.

F-3

TODOS MEDICAL LIMITED

STATEMENTS OF COMPREHENSIVE LOSS

	US dollars
	For the Year ended December 31,
	2014	2013	2012

Research and development expenses, net	336,474	305,021	222,438
General and administrative expenses	64,372	34,512	22,056
Operating loss	400,846	339,533	244,494

Financing (income) expenses, net	(78,779)	42,285	11,626

Comprehensive loss for the year	322,067	381,818	256,120

Loss per share (Basic and Diluted)	0.010	0.013	0.009

Basic and diluted weighted average number of ordinary shares outstanding	28,450,908	27,000,000	24,901,639

The accompanying notes are an integral part of the financial statements.

F-4

TODOS MEDICAL LIMITED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	US Dollars
	Preferred Shares		Ordinary Shares
	Number of Shares	Amount	Number of Shares	Amount	Receipts on account of shares	Additional Paid in Capital	Accumulated Deficit	Total Shareholders' deficit

Balance as of January 1, 2012	-	-	3,000,000	8,562	-	-	(128,433)	(119,871)

Conversion of loan to ordinary shares	-	-	27,000,000	72,444	-	88,543	-	160,987
Conversion of ordinary shares to preferred shares	3,000,000	8,562	(3,000,000)	(8,562)	-	-	-	-
Loss for the Year	-	-	-	-	-	-	(256,120)	(256,120)

Balance as of December 31, 2012	3,000,000	8,562	27,000,000	72,444	-	88,543	(384,553)	(215,004)
Loss for the year	-	-	-	-	-	-	(381,818)	(381,818)

Balance as of December 31, 2013	3,000,000	8,562	27,000,000	72,444	-	88,543	(766,371)	(596,822)

Issuance of ordinary shares	-	-	6,352,500	17,048	-	256,792	-	273,840
Proceeds on account of ordinary shares	-	-	-	-	57,356	-	-	57,356
Loss for the year	-	-	-	-	-	-	(322,067)	(322,067)

Balance as of December 31, 2014	3,000,000	8,562	33,352,500	89,492	57,356	345,335	(1,088,438)	(587,693)

The accompanying notes are an integral part of the financial statements.

F-5

TODOS MEDICAL LIMITED

STATEMENTS OF CASH FLOWS

	US dollars
	Year ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Loss for the year	(322,067)	(381,818)	(256,120)
Adjustments to reconcile loss for the year to net cash used in operating activities:
Depreciation	434	275	275

Currency differences of long term loans and other shekel denominated balances	(73,322)	26,497	(1,667)

Changes in operating assets and liabilities:
Increase in other current assets	(1,616)	(34,774)	(14,168)
Increase (decrease) in accounts payable	6,965	(20,399)	(5,871)
Increase in other current liabilities	72,058	1,529	10,778
Net cash used in operating activities	(317,548)	(408,690)	(266,773)

Cash flows from investing activities
Purchase of property and equipment	(2,021)	-	-
Net cash used in investing activities	(2,021)	-	-

Cash flows from financing activities :
Proceeds from issuance of ordinary shares, net	273,840	-	-
Receipts on account of ordinary shares	57,356	-	-
Proceeds from shareholders loans	30,432	419,969	252,374
Net cash provided by financing activities	361,628	419,969	252,374
Increase (decrease) in cash and cash equivalents	42,059	11,279	(14,399)
Cash and cash equivalents at beginning of the year	18,541	7,262	21,661
Cash and cash equivalents at end of the year	60,600	18,541	7,262

Supplementary information on financing activities not involving cash flows:

During 2012, an amount of $8,562 representing 3,000,000 ordinary shares was converted into 3,000,000 preferred shares and a loan from a shareholder in the amount of $160,987 was converted into 27,000,000 ordinary shares.

The accompanying notes are an integral part of the consolidated financial statements.

F-6

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS

NOTE 1 –	GENERAL

A.	Operations

Todos Medical Limited. (the "Company") was incorporated under the laws of Israel and commenced its operations on April 22nd, 2010. The Company engages in the development of a series of patient-friendly blood tests for the purpose of early detection of a variety of cancers. The method incorporates biochemistry, physics and signal processing and is based on the cancer’s influence on the immune system which triggers biochemical changes in peripheral blood mononuclear cells. These changes are measured by spectroscopy and examined through a processing algorithm.

The Company’s products currently consist of individual kits developed for blood test detection of breast cancer (TB), and colorectal cancer (TC). Since inception, the Company’s operations have been limited to developing the products and raising capital to fund this development. The Company has not generated any revenues to date.

B.	Share split and bonus

In March 2015, the board of directors approved a split of shares so that each 1 share of par value NIS 0.1 was split to 10 shares of par value NIS 0.01. In addition in March 2015, the board of directors approved the grant of 29 bonus shares for each 1 share of the Company held by every shareholder. Unless otherwise noted, all shares and per share amount for all periods presented have been retroactively restated to reflect the split and bonus shares issuance.

C.	Going concern uncertainty

The Company devoted substantially all of its efforts to research and development and raising capital, and has not yet generated any revenues. The development and commercialization of the Company's products are expected to require substantial further expenditures. The Company has not yet generated any revenues from operations, and therefore it is dependent upon external sources for financing its operations. Since inception, the Company has incurred accumulated losses of $1,088,438, shareholders’ deficit of $587,693 and cumulative negative operating cash flow of $1,100,595. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company plans to finance its operations through the sale of equity and, to the extent available, short term and long term loans. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations. Subsequent to December 31, 2014, the Company raised $500,000 of new capital - see Note 15 for further details.

D.	Risk factors

The Company has a limited operating history and faces a number of risks, including uncertainties regarding finalization of the development process, demand and market acceptance of the Company's products, the effects of technological changes, competition and the development of products by competitors. Additionally, other risk factors also exist, such as the ability to manage growth and the effect of planned expansion of operations on the Company's future results. In addition, the Company expects to continue incurring significant operating costs and losses in connection with the development of its products and marketing efforts. The Company has not yet generated any revenues from its operations to fund its activities and therefore the Company is dependent on the receipt of additional funding from its shareholders and investors in order to continue as a going concern (See Note 1 C).

F-7

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

A.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the going concern assumptions.

B.	Functional currency

The currency of the primary economic environment in which the operations of the Company are conducted is the US dollar ("$" or "dollars"). Thus, the functional currency of the Company is the dollar (which is also the reporting currency of the Company).

Balances denominated in, or linked to, foreign currencies are stated on the basis of the exchange rates prevailing at the balance sheet date. For foreign currency transactions included in the Statement of Comprehensive Loss, the exchange rates applicable to the relevant transaction dates are used. Transaction gains or losses arising from changes in the exchange rates used in the translation of such balances, are accounted for under Financing income or expenses.

	December 31,
	2014	2013	2012
Official exchange rate of NIS 1 to US dollar	0.257	0.288	0.268

C.	Cash and cash equivalents

The Company considers all short-term investments, which are highly liquid investments and have original maturities of three months or less at the date of purchase, to be cash equivalents

D.	Property and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Comprehensive Loss.

2.	Rates of depreciation:

%

Furniture and equipment	7-15

F-8

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

E.	Impairment of long-lived assets

The Company's long-lived assets are reviewed for impairment in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. To date the Company did not incur any material impairment losses.

F.	Deferred income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, "Income Taxes". Accordingly, deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its fiscal 2014, 2013 and 2012 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheet.

G.	Liability for employee rights upon retirement

Israeli employees are entitled to severance pay of one month's salary for each year of employment, or a portion thereof. The Company satisfies its full obligation with respect to its Israeli employees by contributing one month of the employees’ salary for each year of service into a fund managed by a third party. Neither the obligation, nor the amounts deposited on behalf of the employees for such obligation are recorded on the Balance Sheet, as the Company is legally released from the obligation to the employees once the amounts have been deposited.

Severance expenses for the year ended December 31, 2014, 2013 and 2012 amounted to $10,252 $10,511 and $9,976, respectively.

H.	Research and development expenses

Research and development expenses, are charged to operations as incurred. Grants received by the Company from the Government of Israel through the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor (the "OCS") for the development of approved projects are recognized as a reduction of expenses against the related costs incurred.

F-9

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

I.	Royalty-bearing grants

Royalty-bearing grants from the OCS for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and reduce research and development costs. The cumulative research and development grants received by the Company from inception through December 2014 amounted to $162,017

As of December 31, 2014, 2013 and 2012, the Company did not accrue for or pay any royalties to the OCS as no revenue was generated.

J.	Basic and diluted loss per share

Basic loss per share is computed by dividing the loss for the period applicable to ordinary shareholders, by the weighted average number of ordinary shares outstanding during the period. Securities that may participate in dividends with the ordinary shares (such as the convertible preferred shares) are included in the computation of basic loss per share using the two class method. The convertible preferred shares are considered also in periods of net loss, since such shares have a contractual obligation to share in the losses of the Company.

In computing diluted loss per share, basic loss per share is adjusted to reflect the potential dilution that could occur upon the exercise of potential shares. Accordingly, in periods of net loss, no potential shares are considered.

K.	Fair Value Measurements

The Company measures and discloses fair value in accordance with the Financial Accounting Standards Board ("FASB"), Accounting Standards Codification 820, Fair Value Measurements and Disclosures ("ASC Topic 820"). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

•	Level 2 – pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

•	Level 3 – pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Fair value is determined using comparable market transactions and other valuation methodologies, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents is based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other short term monetary assets and liabilities are estimated to be equal to their fair value due to the short-term nature of these instruments.

F-10

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

L.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are deposited with major banks in Israel. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments. The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

M.	Contingencies

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

N.	Recently issued accounting pronouncements

ASC Topic 915 "Development Stage Entities"

In June 2014 the Financial Accounting Standards Board (FASB) published Accounting Standards Update No. 2014-10 (the “Amendments") in which it was decided to remove the guidance under Accounting Codification Topic 915 (ASC 915), "Development Stage Entities".

The Development Stage Entities Topic specifies the guidelines for identifying an entity in the development stage, addresses the applicability of generally accepted accounting principles (GAAP) to development stage entities, and provides guidance on financial reporting requirements for development stage entities, including additional information required to be presented in the basic financial statements of development stage entities.

A development stage entity is defined as an entity that is both: 1) devoting substantially all of its efforts to establishing a new business and 2) that has not commenced planned principal operations or that has begun principal operations, but has not had significant revenue from those operations. In accordance with current GAAP, an entity meeting the definition is required to disclose in its financial statements, information about its status as a development stage entity and to present inception-to-date information for the statements of income, cash flows and shareholders' equity. The Amendments remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the Amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholders' equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

The Amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those Amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company decided to early adopt the Amendment in the year 2014.

F-11

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 –	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

N.	Recently issued accounting pronouncements (cont.)

ASC Topic 205 " Presentation of Financial Statements"

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern ("ASU 2014-15"). ASU 2014-15 provides guidance on management's responsibility in evaluating whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). ASU 2014-15 also provide guidance related to the required disclosures as a result of management’s evaluation.

The amendments in ASU 2014-15 are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

NOTE 3 –	OTHER CURRENT ASSETS

	US dollars
	December 31,
	2014	2013

Receivables – from OCS (*)	21,983	47,046
Advance payment to suppliers	34,511	-
Others	7,897	15,729

	64,391	62,775
(*) See Note 2. I.

NOTE 4 –	PROPERTY AND EQUIPMENT, NET

	US dollars
	December 31,
	2014	2013

Furniture and equipment	4,770	2,749

Less – accumulated depreciation	(1,075)	(641)

Total Property and equipment, net	3,695	2,108

Related depreciation expense was $434 in 2014, $275 in 2013 and $275 in 2012.

F-12

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 5 –	OTHER CURRENT LIABILITIES

	US dollars
	December 31,
	2014	2013

Accrued payroll and related taxes	14,116	11,194
Provision for vacation	10,096	-
Government institution	14	-
Accrued expenses and other	40,649	1,113
Related parties (*)	19,490	-
	84,365	12,307

(*)	the related party debt is for accrued expenses payable to a company controlled by one of the shareholders.

NOTE 6 –	LONG-TERM LOANS FROM SHAREHOLDERS

During the years 2011-2014, the Company received loans from shareholders (two separate lenders). The loans mature on December 31, 2019 and bear no interest. The loans are denominated in New Israel Shekels (NIS) and are linked to the Israeli consumer price index as of January 1, 2015. The loans may be prepaid by the Company from time to time according to the Company's cash availability.

As of December 31, 2014, no repayments of the shareholders loans have been made.

NOTE 7 –	COMMITMENTS AND CONTINGENT LIABILITIES

A.	During 2012 and 2013, the Company was entitled to receive grants from the OCS (Office of the Chief Scientist) in the total amount of $89,731 and $72,286 respectively, for its plan to develop a series of patient-friendly blood tests that enable the early detection of a variety of cancers (the “Development Plan”). The Company is required to pay royalties to the OCS at a rate of 3% in the first three years and 3.5% starting from the fourth year, of the proceeds from the sale of the Company's products arising from the Development Plan up to an amount equal to $162,017, plus interest from the date of the grant. The total amount including interest is approximately $165,000. Such contingent obligation has no expiration date.

B.	At inception of the Company, the Company entered into a license agreement with B.G. Negev Technologies and Applications Ltd (a wholly owned subsidiary of Ben Gurion University – Israel) & Mor Research Applications Ltd. (a wholly owned subsidiary of Clalit Medical Services – Israel) [the “Licensors”] in which the Company obtained an exclusive world-wide license to develop, research, commercialize, produce, market and sub-license, products based on the Licensors’ technology. The Company’s technology is built on this license which is therefore material to the Company, According to the license agreement the royalty rates are:

On net sales of:
o leukemia related products	3.0%
o other products	2.5%
o in certain limited circumstances, rates may be reduced to	2.0%

On fixed sublicense income (with no sublicense income on sales by sub licensee):
o leukemia related products	20.0%
o other products	15.0%

F-13

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 7 –	COMMITMENT AND CONTINGENT LIABILITIES (cont.)

B.	(Cont.)

On fixed sublicense income (with sublicense income on sales by sub licensee):
o leukemia related products	10.0%
o other products	7.5%

Without any connection to the Company’s income, the Company is required to pay minimum royalties to the Licensors according to the following schedule (subject to the termination clause described below):

1.        Year 2015 - $ 10,000

2.        Year 2016 - $25,000

3.        Year 2017 and on - $ 50,000 per year.

In any specific year, the total royalties payable to the Licensors shall be the higher of:

o   the regular royalties based on income and

o   the minimum royalties.

The minimum royalties will be paid to the Licensors regardless of the fact that the Company succeeded to generate sales from the products arising from the usage of the patent.

The license agreement is for an unlimited term, unless terminated earlier by either of the parties. Each party is entitled to terminate the agreement as a result of a material breach or a failure to comply with a material term by the other party, as a result of liquidation or insolvency of the other party. In addition, the Company is entitled to terminate the agreement if at any time, during the period of 7 years following the effective date of the transaction, the Company, at its sole discretion, determines that commercialization of the leukemia licensed products is not commercially viable. As of December 31, 2014 the Company had not yet reached a determination regarding the probability of the commercialization of the licensed products.

As this 7 year period had not yet passed and the Company may terminate the agreement at any time, the Company did not recognize a liability with respect to the commitment to pay minimum royalties to the Licensors.

C.	Crow Technologies 1977 Ltd., a company engaged in the manufacturing of plastics and electronic components, has an exclusive right to manufacture products for the Company (and any component of the products) for a price that is higher by 50% to that of the market prices of manufacturing such products or components in Israel. As of the date hereof, Crow Technologies has not exercised its exclusive right. The products of the Company do not have any electronic parts. While the Company’s products do have plastic parts, these parts cost approximately $0.10 per unit. The Company believes that the exclusive right held by Crow Technologies is immaterial to the ultimate price for which the Company will sell its products or even the overall estimated cost of production of its products.

F-14

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 8 –	SHAREHOLDERS' EQUITY

Convertible Preferred Shares:

According to the Articles of Association, which were revised on August 9, 2015, each preferred share shall entitle its holder to the following rights, until such preferred share is converted into an ordinary share: (a) the right to receive notices and participate in general meetings, vote there at, receive dividends and the assets of the Company upon liquidation; (b) anti-dilution right that is not transferrable; (c) the right to appoint one (1) director, provided that the holder holds 5% or more of the issued share capital of the Company.

Each preferred share shall be automatically converted to one ordinary share and shall be entitled to all rights afforded to the ordinary shares on the occurrence of the earlier of the following: (a) initial public offering of the securities of the Company or registration of the securities of the Company for trade in Israel or abroad (b) the sale of all or substantially all the assets of the Company; (c) merger, in case of a merger in which the Company is the surviving entity; (d) sale of preferred shares by the holder to any third party.

Ordinary Shares

A.	Upon inception the Company issued 3,000,000 Ordinary Shares of NIS 0.01 par value.

On January 29, 2012 the Company issued to an investor 27,000,000 Ordinary Shares of NIS 0.01 par value, for the conversion of a $160,987 (NIS 600,000) loan.

As of that date it was agreed between the investors who gained control over the Company and the then existing shareholders of the Company ("the former controlling shareholders") that the respective shares of the former controlling shareholders would be converted into preferred shares. For the preferred share rights and privileges refer to the beginning of Note 8 above.

B.	Effective as at March 31, 2014, an investor was to be issued 123,900 shares in exchange for $57,356 (200,000 NIS) received by the Company in February, 2014. Although these shares had not yet formally been issued by the balance sheet date, they have been included in the shareholders’ deficit and loss per ordinary share.

C.	On October 7, 2014, the Company signed a share purchase agreement with certain investors for $350,593 in exchange for 9,000,000 ordinary shares of NIS 0.01 par value.

As the investment was to be executed in installments the 9,000,000 shares were issued to a trustee that would hold the shares in trust until fully paid by the investors. The trustee released the shares to the investors following the completion of each significant transfer. As of December 31, 2014 the investor was entitled to 5,746,200 ordinary shares corresponding to an investment of $223,840. Subsequently all these shares were released to the investors and the remaining purchase amount was paid.

D.	On December 30, 2014 the Company signed a share purchase agreement with an investor for $50,000 in exchange for 606,000 ordinary shares of NIS 0.01 per value.

F-15

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 9 –	RESEARCH AND DEVELOPMENT EXPENSES, NET

	US dollars
	Year ended December 31,
	2014	2013	2012
Salaries and related expenses	215,315	205,228	164,754
Professional fees	75,566	99,952	73,313
Materials	18,828	19,535	6,901
Depreciation	434	275	275
Travel expenses	2,039	2,099	5,037
Insurance	-	14,929	7,701
Patents	24,292	35,289	54,188
	336,474	377,307	312,169
Less: Grants from the OCS	-	(72,286)	(89,731)
	336,474	305,021	222,438

NOTE 10 –	GENERAL AND ADMINISTRATIVE EXPENSES

	US dollars
	Year ended December 31,
	2014	2013	2012

Rent and Maintenance	26,715	6,430	5,830
Office	3,697	4,101	1,131
Communication	1,126	835	562
Professional fees	22,522	20,377	10,548
Other	10,312	2,769	3,985
	64,372	34,512	22,056

NOTE 11 –	FINANCING (INCOME) EXPENSES, NET

	US dollars
	Year ended December 31,
	2014	2013	2012

Exchange rate difference and other finance costs	(78,779)	42,285	11,626

F-16

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 12 –	INCOME TAX

A.	Israeli corporate tax rates

On December 6, 2011, the Law for the Change in the Tax Burden (Legislative Amendments) – 2011 was published.  As part of this law, among other things, commencing from 2012 the corporate tax rate was increased to 25%.  In addition, commencing in 2012, the tax rate on capital gains in real terms was increased to 25%.

On July 30, 2013, the Israeli parliament approved the Law for the Change in National Priorities (Legislative Amendments to Achieve Budgetary Goals for 2013 and 2014) – 2013 (hereinafter – the “Law for the Change in National Priorities”), which, among other things increased the standard Israeli corporate income tax rate from 25% to 26.5% effective as of January 1, 2014.

B.	Tax assessments

The Company has not received final tax assessments since its inception.

C.	Carry forward tax losses

As of December 31, 2014, the Company has carry forward losses for Israeli income tax purposes of approximately $1.1 million which can be offset against future taxable income for an indefinite period of time.

D.	Deferred Taxes

Deferred taxes result primarily from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Significant components of the Company's future tax assets are as follows:

	US dollars
	Year ended December 31,
	2014	2013	2012

Composition of deferred tax assets:
Provision for vacation	2,675	-	-
Non capital loss carry forwards	292,000	203,000	102,000
Valuation adjustments	(294,675)	(203,000)	(102,000)
	-	-	-

F-17

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 13 –	LOSS PER SHARE

The loss and the weighted average number of shares used in computing basic and diluted loss per ordinary share for the years ended December 31, 2014, 2013 and 2012, are as follows:

	US dollars
	Year ended December 31,
	2014	2013	2012

Loss for the year	322,067	381,818	256,120
Less: Loss attributed to preferred shares	30,721	38,182	25,369
Loss for the year attributable to ordinary shareholders	291,346	343,636	230,751

	Number of shares
	Year ended December 31,
	2014	2013	2012

Weighted average number of shares used in the computation of basic and diluted earnings per ordinary share	28,450,908	27,000,000	24,901,639

During the reported periods there were no potential instruments (except for the convertible preferred shares).

NOTE 14 –	RELATED PARTIES

Effective as of May 1, 2015, we entered into an employment agreement with Mr. Rami Zigdon, our chief executive officer, who owns all the Company’s preferred shares. From the Company’s inception to the effective date of the agreement, Mr. Zigdon provided us with management services as an independent contractor. As of the effective date of the agreement, Mr. Zigdon is employed as our chief executive officer on a full time basis. The agreement may be terminated by either party by ninety days written notice or by the Company under exceptional circumstances as detailed in the agreement. Pursuant to the agreement, Mr. Zigdon is entitled to a gross monthly salary of NIS 15,000 (approximately $3,900) linked to the Israeli CPI known at the effective date of the agreement as well as reimbursement of vehicle expenses up to an annual amount of NIS 16,000 (approximately $4,200). The gross monthly salary shall be increased to NIS 25,000 (approximately $ 6,600) from the date on which the Company shall have cash in its bank account of least NIS 3,500,000 (approximately $ 920,000) (the "Triggering Date") that is sourced from capital injections/non-repayable amounts only, as confirmed by the Company’s CFO. In the event that during the term of the agreement, on a certain date the Company shall have at least NIS 4,000,000 (approximately $1,050,000) cash in its bank account that is sourced from capital injection/non-repayable amounts only, as confirmed by the Company’s CFO, Mr. Zigdon shall be entitled to a payment in the sum of NIS 12,333 (approximately $ 3,200) multiplied by the number of calendar months that had passed from the effective date of the agreement and until the month ending prior to the Triggering Date. In addition, Mr. Zigdon is entitled to participate in our incentive program that will be adopted by the Company. Furthermore, Mr. Zigdon will be entitled to options to purchase Company shares all subject to an option plan to be adopted by the appropriate organs of the Company. The number of options, vesting and such other terms of grant of the options have not been specified as of the date hereof. Mr. Zigdon is entitled to customary fringe benefits under Israeli laws. If the agreement is terminated by the Company, other than for "cause" as defined in the agreement, Mr. Zigdon shall be entitled to an adjustment bonus equal to 3 times the last gross monthly salary or in the event that the Company will have more than $ 3 Million cash in hand, the adjustment bonus shall be equal to 6 times his last gross monthly salary. The agreement contains provisions regarding non-competition, confidentiality of information and assignment of inventions.

F-18

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 15 –	SUBSEQUENT EVENTS

A.	In January 2015, the Company signed a lease agreement for the lease of 108 sq.m. of office space in Rehovot, Israel for a monthly consideration of NIS 6,780 (approximately $ 1,750). The lease is for a term of one year renewable by the Company for an additional term of two years. During the option period, the monthly lease payments will increase to NIS 7,000 (approximately $ 1,800). Lease payments are linked to the Israeli CPI based on the CPI published on February 15, 2015.

B.	In March 2015, the general meeting of the shareholders resolved to increase the registered share capital and performed a share split so after the increase and share split, the registered share capital of the Company was increased from NIS 100,000 to NIS 10,000,000 divided into 990,000,000 ordinary shares par value NIS 0.01 each and 10,000,000 preferred shares par value NIS 0.01 each of the Company. On this date the amended and restated articles of association were adopted. In March 2015, the board of directors approved the grant of 29 bonus shares for each 1 share of the Company held by every shareholder. Unless otherwise noted, all shares and per share amount for all periods presented have been retroactively restated to reflect the split and the issuance of bonus shares.

C.	In March 2015, the Company approved a private placement memorandum for a funding round of up to $ 2,000,000 and issuance of units for a price of $0.20 for each unit consisting of: (A) 1 ordinary share par value NIS 0.01 and (B) 1 three year warrant to purchase 1 ordinary share par value NIS 0.01 of the Company at a price of $ 0.50. Until the date of this report, the Company has raised the sum of $500,000 and issued 2,500,000 ordinary shares par value NIS 0.01 each and warrants to purchase an equal number of ordinary shares par value NIS 0.01 each.

D.	In June 2015 the Company approved the issuance of 1,000,000 fully vested ordinary shares to Maxim Partners LLC (“Maxim”) pursuant to an agreement entered with Maxim in April 2015 engaging Maxim to provide financial advisory and investment banking services to the Company. Estimated fair value of the issued shares is approximately $200,000 based on recent share price- see C above. Maxim is entitled to unlimited piggyback registration rights. Under the agreement, in addition to the issuance of shares as mentioned above, the Company undertook to pay to Maxim for such services a non-refundable fee of $30,000 for the term of the agreement (three monthly fee of $10,000) accruing and payable only upon consummation of a financing transaction between the Company and a third party introduced by Maxim in addition to a fee for a transaction consummated with such third party as detailed in the agreement and reimbursement of expenses in connection with such services provided. In addition, Maxim shall have a right of first offer for acting as lead book runner in the event that the Company shall seek to raise additional capital by way of an offering – private or public. The agreement is terminable by either party by a 30 days prior written notice.

E.	The Company issued 18,120,000 ordinary shares to a trustee for a group of investors pursuant to a Share Purchase Agreement dated October 2014, as amended in August 2015, for an aggregate consideration of $150,000. As of December 31, 2014, the investors were not entitled to any of these shares. As of August 2015, the majority of the $150,000 consideration had been paid to the Company and once the full amount has been paid, the trustee will release the shares to the group of investors.

F-19

TODOS MEDICAL LIMITED

Unaudited Financial Statements

As of June 30, 2015

F-20

TODOS MEDICAL LIMITED

BALANCE SHEETS

	US dollars
	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	343,552	60,600
Other current assets	20,634	64,391
Total current assets	364,186	124,991

Property and Equipment, Net	113,734	3,695

Total assets	477,920	128,686

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	17,639	15,378
Liability for Minimum Royalties – current maturity	22,500	-
Other current liabilities	61,141	84,365
Total current liabilities	101,280	99,743

Long-Term Liabilities
Long-Term Loans from shareholders	636,269	616,636
Liability for Minimum Royalties	12,500	-
Total long-term liabilities	648,769	616,636

Total liabilities	750,049	716,379

Shareholders' Deficit

Preferred Shares of NIS 0.01 par value:
10,000,000 shares authorized and 3,000,000 issued at June 30, 2015 and December 31, 2014	8,562	8,562

Ordinary Shares of NIS 0.01 par value:
990,000,000 shares authorized at June 30, 2015 and December 31, 2014; and 53,446,233 issued shares at June 30, 2015 and 33,352,200 at December 31, 2014.	140,668	89,492

Additional paid in capital	1,215,920	345,335
Receipts on account of ordinary shares	-	57,356
Accumulated Deficit	(1,637,279)	(1,088,438)
Total shareholders' deficit	(272,129)	(587,693)

Total liabilities and shareholders’ deficit	477,920	128,686

The accompanying notes are an integral part of the financial statements.

F-21

TODOS MEDICAL LIMITED

STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	US dollars
	For the 6 months ended June 30,
	2015	2014

Research and development expenses, net	206,247	178,086
General and administrative expenses	330,291	17,013

Operating loss	536,538	195,099

Financing expenses, net	12,303	8,445

Comprehensive loss for the period	548,841	203,544

Loss per share (Basic and Diluted)	0.012	0.007

Basic and diluted weighted average number of ordinary shares outstanding	43,683,930	27,062,977

The accompanying notes are an integral part of the financial statements.

F-22

TODOS MEDICAL LIMITED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the six months ended June 30, 2015

(Unaudited)

	Amounts in US dollars
	Preferred shares		Ordinary shares
					Receipts	Additional		Total
	Number		Number		on account	paid in	Accumulated	shareholders'
	of shares	Amount	of shares	Amount	of shares	capital	deficit	deficit

Balance as of December 31, 2014	3,000,000	8,562	33,352,200	89,492	57,356	345,335	(1,088,438)	(587,693)

Issuance of ordinary shares, net			19,094,033	48,637	(57,356)	673,124	-	664,405
Stock based compensation			1,000,000	2,539		197,461		200,000
Loss for the period							(548,841)	(548,841)

Balance as of June 30, 2015	3,000,000	8,562	53,446,233	140,668	-	1,215,920	(1,637,279)	(272,129)

The accompanying notes are an integral part of the financial statements.

F-23

TODOS MEDICAL LIMITED

STATEMENTS OF CASH FLOWS

(Unaudited)

	US dollars
	For the 6 months ended June 30,
	2015	2014
Cash flows from operating activities:
Loss for the period	(548,841)	(203,544)
Adjustments to reconcile loss for the period to net cash used in operating activities:
Depreciation	2,248	230
Liability for minimum royalties	35,000	-
Stock based compensation	200,000	-
Financing expenses of long term loans & other Shekel denominated balances	19,633	4,475

Changes in operating assets and liabilities:
Decrease in other current assets	43,757	35,542
Increase in accounts payable	2,261	13,857
Increase (decrease) in other current liabilities	(23,224)	67,836
Net cash used in operating activities	(269,166)	(81,603)

Cash flows from investing activities
Purchase of property and equipment	(112,287)	-
Net cash used in investing activities	(112,287)	-

Cash flows from financing activities
Proceeds from issuance of ordinary shares, net	664,405	-
Proceeds on receipts on account of ordinary shares	-	57,356
Proceeds from shareholders loans	-	13,272
Net cash provided by financing activities	664,405	70,628

Increase (decrease) in cash and cash equivalents	282,952	(10,975)

Cash and cash equivalents at beginning of the period	60,600	18,541
Cash and cash equivalents at end of the period	343,552	7,566

The accompanying notes are an integral part of the financial statements.

F-24

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS

June 30, 2015

(Unaudited)

NOTE	1	-	GENERAL

A.	Operations

Todos Medical Limited (the "Company") was incorporated under the laws of Israel and commenced its operations on April 22, 2010. The Company engages in the development of a series of patient-friendly blood tests for the purpose of early detection of a variety of cancers. The method incorporates biochemistry, physics and signal processing and is based on the cancer’s influence on the immune system which triggers biochemical changes in peripheral blood mononuclear cells. These changes are measured by spectroscopy and examined through a processing algorithm.

The Company’s products currently consist of individual kits developed for blood test detection of breast cancer (TB), and colorectal cancer (TC). Since inception, the Company’s operations have been limited to developing the products and raising capital to fund this research and development. The Company has not generated any revenues to date.

B.	Share split and bonus shares

In March 2015, the board of directors approved a split of shares so that each (ordinary and preferred) 1 share of par value NIS 0.1 was split to 10 shares of par value NIS 0.01. In addition during March 2015, the board of directors approved the grant of 29 bonus shares for each 1 share of the Company held by every shareholder. Unless otherwise noted, all shares and per share amount for all periods presented have been retroactively restated to reflect the split and bonus shares issuance.

C.	Going concern uncertainty

The Company devoted substantially all of its efforts to research and development and raising capital, and has not yet generated any revenues. The development and commercialization of the Company's products are expected to require substantial further expenditures. The Company has not yet generated any revenues from operations, and therefore it is dependent upon external sources for financing its operations. Since inception, the Company has incurred accumulated losses of $1,602,279, shareholders’ deficit of $237,129 and cumulative negative operating cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company plans to finance its operations through the sale of equity and, to the extent available, short term and long term loans. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations. During the first six months of 2015, the Company raised a net amount of $636,269 from the issuance of ordinary shares. Subsequent to June 30, 2015, the Company raised $90,000 of net new capital - see Note 5 for further details.

D.	Risk factors

The Company has a limited operating history and faces a number of risks, including uncertainties regarding finalization of the development process, demand and market acceptance of the Company's products, the effects of technological changes, competition and the development of products by competitors. Additionally, other risk factors also exist, such as the ability to manage growth and the effect of planned expansion of operations on the Company's future results. In addition, the Company expects to continue incurring significant operating costs and losses in connection with the development of its products and marketing efforts. The Company has not yet generated any revenues from its operations to fund its activities and therefore the Company is dependent on the receipt of additional funding from its shareholders and investors in order to continue as a going concern (See Note 1 C).

F-25

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE	2	-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Basis of Presentation:

Accounting Principles

The accompanying condensed financial statements and related notes should be read in conjunction with our financial statements and related notes contained in our Annual Report for the fiscal year ended December 31, 2014 (“fiscal 2014”). The unaudited condensed financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) related to interim financial statements. As permitted under those rules, certain information and footnote disclosures normally required or included in financial statements prepared in accordance with US GAAP have been condensed or omitted. The financial information contained herein is unaudited; however, management believes all adjustments have been made that are considered necessary to present fairly the results of the Company’s financial position and operating results for the interim periods. All such adjustments are of a normal recurring nature.

The accompanying condensed balance sheet as of December 31, 2014 has been derived from our audited financial statements contained in our Annual Report for fiscal 2014.

The results for the six months ended June 30, 2015 are not necessarily indicative of the results to be expected for the year ending December 31, 2015 or for any other interim period or for any future period.

Recently Issued Accounting Standards

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern ("ASU 2014-15"). ASU 2014-15 provides guidance on management's responsibility in evaluating whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). ASU 2014-15 also provides guidance related to the required disclosures as a result of management’s evaluation. The amendments in ASU 2014-15 are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In September 2015, the FASB issued ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments, that eliminates the requirement to restate prior period financial statements for measurement period adjustments. The new guidance which is prospectively effective for fiscal years beginning after December 15, 2015, requires that the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. The Company believes that this will not have a material impact on its consolidated financial statements.

For public business entities, the amendments ASU 2015-16 are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date of ASU 2015-16 with earlier application permitted for financial statements that have not been issued.

NOTE	3	-	PROPERTY AND EQUIPMENT, NET

	US dollars
	June 30,	December 31,
	2015	2014

Laboratory equipment	107,098	-
Furniture and equipment	8,258	4,770
Computers	1,701	-
Less - accumulated depreciation	(3,323)	(1,075)
Total property and equipment, net	113,734	3,695

Depreciation expense was $2,248 and $230 for the six month periods ended June 30, 2015, and June 30, 2014 respectively.

F-26

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE	4	-	COMMITMENT AND CONTINGENT LIABILITIES

A.	At inception of the Company, the Company entered into a license agreement with B.G. Negev Technologies and Applications Ltd (a wholly owned subsidiary of Ben Gurion University – Israel) & Mor Research Applications Ltd. (a wholly owned subsidiary of Clalit Medical Services – Israel) [the “Licensors”] in which the Company obtained an exclusive world-wide license to develop, research, commercialize, produce, market and sub-license, products based on the Licensors’ technology. The Company’s technology is built on this license which is therefore material to the Company. According to the license agreement the royalty rates are based on income from sales.

Without any connection to the Company’s income, the Company is required to pay minimum royalties to the Licensors according to the following schedule (subject to the termination clause described below):

1. Year 2015 - $10,000

2. Year 2016 - $25,000

3. Year 2017 and on - $50,000 per year.

In any specific year, the total royalties payable to the Licensors shall be the higher of:

o the regular royalties based on income and

o the minimum royalties.

The minimum royalties will be paid to the Licensors regardless of the fact that the Company succeeded to generate sales from the products arising from the usage of the patent.

The license agreement is for an unlimited term, unless terminated earlier by either of the parties. Each party is entitled to terminate the agreement as a result of a material breach or a failure to comply with a material term by the other party, as a result of liquidation or insolvency of the other party. In addition, the Company is entitled to terminate the agreement if at any time, during the period of 7 years following the effective date of the transaction, the Company, at its sole discretion, determines that commercialization of the leukemia licensed products is not commercially viable. As of June 30, 2015 the Company had not yet reached a determination regarding the probability of the commercialization of the licensed products and as a result recognized a liability only for the amount of minimum royalties to be paid in 2015 and 2016 for an amount of $35,000, which was recorded under research and development expenses during the six months ended June 30, 2015.

B.	In January 2015, the Company signed a one year lease agreement for the lease of 108 sq.m. of office space in Rehovot, Israel for a monthly consideration of NIS 6,780 (approximately $ 1,750). In November 2015, the lease has been renewed by the Company for an additional term of two years for monthly payments of NIS 7,000 (approximately $ 1,800). Lease payments are linked to the Israeli CPI based on the CPI published on February 15, 2015.

C.	As further described in Note 5. E., in April 2015 the Company concluded an agreement with Maxim Partners LLC (“Maxim”) engaging Maxim to provide financial advisory and investment banking services to the Company. The Company undertook to pay to Maxim for such services $10,000 a month accruing from April 2015 but only payable upon the consummation of a financing transaction between the Company and a third party introduced by Maxim. Maxim has not yet raised finance for the Company, so no liability has been recorded.

NOTE	5	-	SHAREHOLDERS' EQUITY

Ordinary Shares:

A.	In March 2015, the general meeting of the shareholders resolved to increase the registered share capital and performed a share split so after the increase and share split, the registered share capital of the Company was increased from NIS 100,000 to NIS 10,000,000 divided into 990,000,000 ordinary shares par value NIS 0.01 each and 10,000,000 preferred shares par value NIS 0.01 each of the Company. On this date the amended and restated articles of association were adopted. In March 2015, the board of directors approved the grant of 29 bonus shares for each 1 share of the Company held by every shareholder. Unless otherwise noted, all shares and per share amount for all periods presented have been retroactively restated to reflect the split and the issuance of bonus shares.

B.	Effective as at March 31, 2014, an investor was to be issued 123,900 shares in exchange for $57,356 (200,000 NIS) received by the Company in February, 2014. As these shares had not yet formally been issued by December 31, 2014, they were included in the shareholders’ deficit as "Receipts on account of shares" and were taken into account for the calculation of loss per ordinary share. The shares were issued on June 24, 2015. Accordingly the amount presented as "Receipts on account of shares" was allocated to "Shares" and "Additional paid in capital" as applicable.

F-27

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

C.	On October 7, 2014, the Company signed a share purchase agreement with certain investors for $350,593 (1,300,000 NIS) in exchange for 9,000,000 ordinary shares of NIS 0.01 par value.

As the investment was to be executed in installments the 9,000,000 shares were issued to a trustee that would hold the shares in trust until fully paid by the investors. The trustee released the shares to the investors following the completion of each significant transfer. As of December 31, 2014 the investors were entitled to 5,746,200 ordinary shares. During the six months ended June 30, 2015 the investors paid the remaining purchase amount of $118,975.

D.	In March 2015, the Company approved a private placement memorandum for a funding round of up to $ 2,000,000 and issuance of units for a price of $0.20 for each unit consisting of: (A) 1 ordinary share par value NIS 0.01 and (B) 1 three year warrant to purchase 1 ordinary share par value NIS 0.01 of the Company at an exercise price of $0.50. Until June 30, 2015, the Company raised the net sum of $436,023 and issued 2,500,000 ordinary shares par value NIS 0.01 each and warrants to purchase an equal number of ordinary shares par value NIS 0.01 each. For the net amounts raised subsequent to June 30, 2015, see Note 8 below.

E.	In April 2015 the Company entered an agreement with Maxim Partners LLC (“Maxim”) to issue them 1,000,000 ordinary shares engaging Maxim to provide financial advisory and investment banking services to the Company. Estimated fair value of the issued shares is approximately $200,000 based on recent share price - see Note D. above. Maxim is entitled to unlimited piggyback registration rights. Under the agreement, in addition to the issuance of shares as mentioned above, the Company undertook to pay to Maxim for such services $10,000 a month accruing from April 2015 but only payable upon the consummation of a financing transaction between the Company and a third party introduced by Maxim in addition to a fee for a transaction consummated with such third party as detailed in the agreement and reimbursement of expenses in connection with such services provided. In addition, Maxim shall have a right of first offer for acting as lead book runner in the event that the Company shall seek to raise additional capital by way of an offering – private or public. The agreement is terminable by either party by a 30 days prior written notice.

F.	The Company issued 18,120,000 ordinary shares to a trustee for a group of investors pursuant to a Share Purchase Agreement dated October 2014, as amended in August 2015, for an aggregate consideration to be received, of $150,000. As of June 30, 2015, approximately $110,000 had been paid to the Company. Subsequently the remaining amount has been paid to the Company and the trustee has released the shares to the group of investors.

NOTE	6	-	GENERAL AND ADMINISTRATIVE EXPENSES

	US dollars
	For the 6 months ended June 30,
	2015	2014

Stock based compensation	200,000	-
Professional fees	111,016	7,011
Other	19,275	10,002
	330,291	17,013

NOTE	7	-	LOSS PER SHARE

The loss and the weighted average number of shares used in computing basic and diluted loss per ordinary share for the periods ended June 30, 2015 and 2014, are as follows:

	US dollars
	For the 6 months ended June 30,
	2015	2014

Loss for the period	548,841	203,544
Less: Loss attributed to preferred shares	35,270	20,312
Loss for the period attributable to ordinary shareholders	513,571	183,232

	Number of shares
	For the 6 months ended June 30,
	2015	2014

Weighted average number of shares used in the computation of basic and diluted earnings per ordinary share	43,683,930	27,062,977

Outstanding shares that will be issued upon conversion or exercise, as applicable, of all convertible Preferred Stock, stock options and warrants, have been excluded from the calculation of the diluted net loss per share for all the reported periods for which net loss was reported because the effect of the common shares issuable as a result of the exercise or conversion of these instruments was anti-dilutive.

F-28

TODOS MEDICAL LIMITED

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE	8	-	SUBSEQUENT EVENTS

A.

As described in Note 5.D. above, in March 2015, the Company approved a private placement memorandum for a funding round of up to $ 2,000,000 and issuance of units for a price of $0.20 for each unit consisting of: (A) 1 ordinary share par value NIS 0.01 and (B) 1 three year warrant to purchase 1 ordinary share par value NIS 0.01 of the Company at an exercise price of $0.50. Subsequent to June 30, 2015, the Company raised the net sum of $430,093 and issued 2,389,406 ordinary shares par value NIS 0.01 each and warrants to purchase an equal number of ordinary shares par value NIS 0.01 each.

B.

On September 29, 2015 the Company made a 60 day loan of $ 45,731 (180,000 NIS) to a related party of a large shareholder of the Company. The related party had agreed not to offset this loan against the long-term loans that it has provided to the Company. As collateral for this loan, the related party transferred 6,162,600 ordinary shares in the Company held by the large shareholder to a trustee, who upon default was to return these shares to the Company or sell them to a third party, the proceeds of which would repay to the Company this short-term loan. The loan was later extended to mature on December 24, 2015. On the maturity date, the related party repaid NIS 123,000 (approximately $31,250) and the trustee returned 4,211,110 ordinary shares to the large shareholder. Pursuant to a separate agreement between a third party and the related party, on the maturity date, the third party repaid, on behalf of the related party, NIS 57,000 (approximately $14,481) to the Company and the trustee transferred 1,951,490 ordinary shares to the third party.

F-29

Todos Medical Limited

56,059,490 Ordinary Shares

Prospectus

The Date of This Prospectus is [  ] [  ], 2016

Through and including [  ] [  ], 2016 (the 25th day after the commencement of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

91

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association.  Our amended articles of association to be effective upon the Trading Date include such a provision to the fullest extent permitted by law.  The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

92

·	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

·	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

·	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

·	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

·	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

·	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

·	a financial liability imposed on the office holder in favor of a third party; and

·	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

·	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

·	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

·	an act or omission committed with intent to derive illegal personal benefit; or

93

·	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer or a director or under certain circumstances, also by the shareholders.  See “Management — Approval of Related Party Transactions under Israeli Law.”

Our amended articles of association, which will be effective upon the Trading Date, permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and Israeli Securities Law. We intend to enter into indemnification and exculpation agreements with each of our directors and executive officers prior to the closing of this offering.  We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

Item 7.    Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by us since January 1, 2012.

No underwriters were employed in connection with any of the transactions set forth in this Item 7.

On January 29, 2012 the Company issued to an investor 27,000,000 ordinary shares, in exchange for the conversion of a $160,987 (NIS 600,000) loan.

Effective as at March 31, 2014, an investor was to be issued 123,900 shares in exchange for $57,356 (200,000 NIS) received by the Company in February, 2014. Although these shares had not yet formally been issued by the balance sheet date, they have been included in the share counts above.

In October 2014, the company signed the Share Purchase Agreement with an investor for $350,000 in exchange for 8,280,000 ordinary shares. The investor will be issued another 720,000 ordinary shares of the Company if the Effectiveness Date is after June 7, 2016. These shares have already been issued by the Company to a trustee pending the conclusion of the registration process. If the Effectiveness Date is prior to June 7, 2016, the trustee will transfer 295,776 shares to Adeline, 295,776 shares to Mr. Melman, 72,000 shares to Mr. Zigdon, 34,848 shares to Yehezkel Machlev, and 21,600 shares to Dr. Zelig. The registration statement of which this prospectus forms a part assumes the Effectiveness Date will be prior to June 7, 2016. The investor has registration rights and such shares are being registered in this registration statement.

Mr. Wasserman was a member of the Board from October 7, 2014 through July 16, 2015.

The Company issued 18,120,000 ordinary shares to a trustee for a group of investors (including Mr. Wasserman and Mr. Ben Zion Hasid, a member of the Board from April 28, 2015 through July 15, 2015) pursuant to the Share Purchase Agreement dated October 7, 2014, as amended in August 2015, for an aggregate consideration of $150,000. As of December 31, 2014, the investors were not entitled to any of these shares. As of June 30, 2015, approximately $110,000 had been paid to the Company. Subsequently the remaining amount has been paid to the Company and the trustee has released the shares to the group of investors.

On December 30, 2014 the Company signed a share purchase agreement with an investor for $50,000 in exchange for 606,000 ordinary shares.

From March 2015 through May 2015, the Company raised the gross amount of $500,000 through its private placement memorandum, issuing 2,500,000 units to six investors – three of whom were in the United States. The overall offering (which closed in February 2016 to new investors and to all U.S. investors but is still open with regard to non-U.S. investors with whom the Company had commenced discussing an investment prior to February 2016), is $2,000,000. In August 2015, the Company raised the gross amount of $100,000 through its private placement memorandum, issuing 500,000 units to one investor (one of the earlier United States investors). In December 2015 and January 2016, the Company raised the gross amount of $377,881.20 through its private placement memorandum, issuing 1,889,406 units to twelve investors. In March 2016, the Company raised the gross amount of $100,000 through its private placement memorandum, issuing 500,000 units to a single non-U.S. investor. Each unit consists of one ordinary share in addition to a warrant for one ordinary share exercisable for three years at a $0.50 price. All of the ordinary shares underlying these warrants have registration rights and are currently scheduled to be registered in this registration statement. If any of the ordinary shares underlying these warrants are not registered, persons holding a combined 51% of the warrant shares can demand registration of their warrant shares.

In June 2015 the Company approved the issuance of 1,000,000 ordinary shares to Maxim Partners, LLC pursuant to an agreement entered with Maxim in April 2015 engaging Maxim to provide financial advisory and investment banking services to the Company. Maxim is entitled to unlimited piggyback registration rights.

In December 2015, January 2016 and in March 2016, due to the Company’s 2015 and 2016 sales of its ordinary shares pursuant to its private placement memorandum, Mr. Zigdon was issued 216,111 preferred shares in accordance with his anti-dilution rights as a holder of preferred shares.

On January 11, 2016, the Board approved the issuance of share options to three employees at an exercise price of NIS 0.01 per share. The Board approved the granting of 1,241,163 options (51,714 have vested as of March 16, 2016) to Mr. Zigdon, 620,581 options (25,856 have vested as of March 16, 2016) to Dr. Zelig, and 310,290 options (12,928 have vested as of March 16, 2016) to Mrs. Rachel Segev, another employee of the Company. Half of the options vest over a period of twenty four months, and half of the options vest upon the achievement of certain milestones. As of March 16, 2016, 4.2% of these options have vested.

The sales of all of the above securities were deemed to be exempt from registration under the Securities Act because they were made outside of the United States to certain non-U.S. individuals or entities pursuant to Regulation S or, in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act and the regulations promulgated thereunder. The sales to U.S. persons were not “public offerings” as defined in Section 4(a)(2) due to the insubstantial number of U.S. persons involved in the deal.

94

Item 8.    Exhibits and Financial Statement Schedules

(a)           Exhibits

The exhibits listed in the accompanying Exhibit Index are incorporated herein by reference.

(b)           Financial Statement Schedules

All schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

Item 9.    Undertakings

The registrant hereby undertakes:

(1)           for purposes of any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4)           that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(6)           to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

95

(7)           for the purposes of determining liability to any purchaser:

(i)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)           for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

96

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Rehovot, Israel, on March 18, 2016.

TODOS MEDICAL LIMITED

By:	/s/ Rami Zigdon
Name:	Rami Zigdon
Title:	Chief Executive Officer

97

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rami Zigdon or Uri Sher, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: March 18, 2016	By:	/s/ Rami Zigdon
	Name:	Rami Zigdon
	Title:	Chief Executive Officer (Principal Executive Officer)

Dated: March 18, 2016	By:	/s/ Uri Sher
	Name:	Uri Sher
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: March 18, 2016	By:	/s/ Moshe Schlisser
	Name:	Moshe Schlisser
	Title:	Director

Dated: March 18, 2016	By:	/s/ Alon Ostrovitzky
	Name:	Alon Ostrovitzky
	Title:	Director

Dated: March 18, 2016	By:	/s/ Moshe Abramovitz
	Name:	Moshe Abramovitz
	Title:	Director

98

Exhibit Index

Exhibit No.	Description
3.1+	English Translation of Certificate of Incorporation of Todos Medical Limited, dated April 22, 2010.
3.2+	English Translation of Amended and Restated Articles of Association of Todos Medical Ltd.
3.3+	English Translation of Form of Amended and Restated Articles of Association of Todos Medical Ltd. to be adopted by our general meeting prior to our ordinary shares being approved to trade on the OTCQB marketplace of OTC Link.
4.1+	Form of Warrant.
5.1*	Opinion of Dana Livneh-Zemer, Law Office, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).
10.1+	Research and License Agreement with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd., dated April 26, 2010, as amended June 25, 2012.
10.2+	Employment Agreement, dated January 1, 2012, between Todos Medical Limited and Udi Zelig.
10.3+	Employment Agreement, dated August 18, 2015, between Todos Medical Limited and Rami Zigdon.
10.4+	Summary English Translation of Lease Agreement for Corporate Offices in Rehovot, Israel.
10.5+	Share Purchase Agreement with D.P.H. Investments Ltd. and Group of Investors, dated October 7, 2014, as amended August 2015.
10.6+	Loan Agreement with Yitzhak Ostrovitzky, dated September 29, 2015, as amended November 12, 2015.
10.7+	Todos Medical Ltd. 2015 Israeli Share Option Plan.
10.8+	Consulting Agreement with Iberica Investments LLC.
21.1* 23.1*	List of Subsidiaries. Consent of Fahn Kanne & Co. Grant Thornton Israel.
23.2*	Consent of Dana Livneh-Zemer, Law Office (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this registration statement).
99.1+ 99.2*	Registrant’s Waiver Request and Representations under Item 8.A.4. Registrant’s Representations under Item 8.A.4.

+ Filed on February 26, 2016.

* Filed herewith.

99